                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                Monsanto Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                            Monsanto Letterhead Logo

                            July 14, 1997

Dear Shareowner,

      As you know, we're proposing to spin off Monsanto's chemical businesses into a new publicly traded company and to unite our agricultural, food and pharmaceuticals businesses into a life sciences company. Before completing the spinoff, we are seeking your approval, as a shareowner, of several matters. Please join us, then, in a special meeting of shareowners on August 18, 1997 in K Building at the Company's World Headquarters, 800 N. Lindbergh Boulevard, St. Louis, Missouri. The meeting will start at 10:00 a.m., Central Time. If shareowners approve the spinoff and the charter amendments, you will receive one share of common stock of the chemicals company for every five shares of Monsanto common stock that you own on the record date for the spinoff.

      Although the proposed spinoff has been widely reported in the media and explained in our 1996 annual report, it bears repeating that the board of directors believes this spinoff will be beneficial to both the chemical and life sciences enterprises. These are distinct businesses with significant differences in their markets, products, research needs, investment needs and plans for growth. We believe that the potential and value of both can best be achieved by operating them independently. With the spinoff, you will be able to focus on the specific growth and value characteristics that best suit your investment philosophy.

      At this special meeting, we will ask you to vote on the spinoff, certain amendments to Monsanto's charter, election of certain Monsanto directors and an amendment to the Monsanto Management Incentive Plan of 1996.

      The spinoff is subject to shareowner approval of the spinoff and of the Monsanto charter amendments. The spinoff is also subject to certain governmental approvals, including the receipt of a ruling from the Internal Revenue Service that the spinoff will generally be tax free to Monsanto's shareowners for U.S. federal income tax purposes.

      Details of these proposals and other important information, including a description of the business and management of the chemical operations, are included in this proxy statement.

      We hope you will give serious consideration to these matters. The board has approved the above proposals and recommends that you vote for these proposals.

      Whether or not you plan to attend the special meeting and regardless of the number of shares that you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. You may, of course, attend the special meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          Shapiro Signature

                                          Robert B. Shapiro
                                          Chairman and Chief Executive Officer

                                     Monsanto Letterhead Logo

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 18, 1997

To Our Stockholders:

A Special Meeting of Stockholders of Monsanto Company (the "Company") will be held on Monday, August 18, 1997, in K Building at the Company's World Headquarters, 800 N. Lindbergh Boulevard, St. Louis, Missouri, at 10:00 a.m., Central Time (the "Special Meeting"), for the following purposes:

     (1) to consider and vote on a proposal to approve the spinoff of the Company's chemicals business;

     (2) to consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation as described in the attached Proxy Statement;

     (3) to elect the Company's directors named in the accompanying Proxy Statement to classified terms, subject to approval of the proposal to amend the Company's Restated Certificate of Incorporation; and

     (4) to consider and vote upon a proposal to amend the Monsanto Management Incentive Plan of 1996 to increase the maximum number of shares of the Company's common stock available for grants by 19,000,000 shares to 65,250,000 shares.

The record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment is June 27, 1997. No business other than the proposals described in this notice will be considered at the Special Meeting or any adjournment.

The Board of Directors unanimously recommends that stockholders vote to approve the four proposals listed above, which are described in detail in the accompanying Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED STAMPED ENVELOPE. If you plan to attend the special meeting, you must present your admission ticket at the door. Your admission ticket and directions to the special meeting are in this proxy statement on the following page. This proxy statement is being mailed to our stockholders beginning on or about July 14, 1997.

                                          Signature
                                          R. William Ide, III
                                          Secretary

St. Louis, Missouri
July 14, 1997

                                MONSANTO COMPANY

                        Special Meeting of Stockholders

                                ADMISSION TICKET

                            10:00 a.m. Central Time

                                August 18, 1997

              K Building at Monsanto Company's World Headquarters

                           800 N. Lindbergh Boulevard
                              St. Louis, Missouri

Directions from downtown St. Louis:

Take Highway 40 west to Lindbergh Boulevard north. Go about 2 1/2 miles to the Olive Boulevard west exit. Follow Olive to the first traffic light. Turn left and immediately left again into Monsanto's headquarters site. Please follow signs to parking area and entrance to K Building.

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard south. Go about 6 miles to Olive Boulevard west exit. Follow to the first traffic light. Go directly across the intersection and then immediately turn left into Monsanto's headquarters site. Please follow signs to parking area and entrance to K Building.

                         (See map on back of the page.)

                             [MONSANTO COMPANY MAP]

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
QUESTIONS AND ANSWERS ABOUT THE SPINOFF OF CHEMICALS...................................    4

SUMMARY OF CERTAIN INFORMATION.........................................................    5
  Summary Selected Historical and Pro Forma Financial Data.............................    8
  Monsanto Company and Subsidiaries Selected Historical Financial Data.................    9
  Chemicals SpinCo Selected Historical Financial Data..................................   11
  Monsanto Company and Subsidiaries Selected Unaudited Pro Forma Consolidated Financial
     Data and Comparative Per Share Data...............................................   13
  Chemicals SpinCo Selected Unaudited Pro Forma Combined Financial Data and Comparative
     Per Share Data....................................................................   14
THE SPECIAL MEETING....................................................................   15
  Purpose of the Special Meeting.......................................................   15
  Voting Rights and Proxy Information..................................................   16
  No Appraisal Rights..................................................................   16

RISK FACTORS...........................................................................   17
  Lack of Operating History as Separate Entities.......................................   17
  Increased Leverage of Chemicals......................................................   17
  Environmental Liabilities............................................................   18
  Risk That the Company or Chemicals Will Be Unable to Satisfy Indemnification
     Obligations.......................................................................   19
  The Company's Increased Reliance on Agricultural Products Segment....................   19
  No Current Public Market for Chemicals Common Stock..................................   20
  Changes in Trading Prices of Company Common Stock....................................   20
  Certain Tax Risks of the Spinoff.....................................................   20
  Dividend Policies....................................................................   21
  Possible Antitakeover Effects of the Company Charter Proposal and Similar Provisions
     of the Chemicals Charter..........................................................   21

THE SPINOFF PROPOSAL...................................................................   22
  Background and Reasons for the Spinoff...............................................   22
  Required Vote........................................................................   23
  Recommendation of the Company Board..................................................   23
  Manner of Effecting the Spinoff......................................................   23
  Material Federal Income Tax Consequences of the Spinoff..............................   24
  Possible Future Tax Legislation......................................................   26
  Listing and Trading of Company Common Stock and Chemicals Common Stock...............   26
  Financing............................................................................   27
  Regulatory Approvals.................................................................   27
  Accounting Treatment.................................................................   27
  Conditions; Termination..............................................................   27
BUSINESS OF THE COMPANY AFTER THE SPINOFF..............................................   29
RELATIONSHIP BETWEEN THE COMPANY AND CHEMICALS AFTER THE SPINOFF.......................   30
  Distribution Agreement...............................................................   30
  Employee Benefits Allocation Agreement...............................................   30
  Tax Sharing and Indemnification Agreement............................................   31
  Intellectual Property Agreements.....................................................   32
  Transition Services Agreement........................................................   32
  P4 Joint Venture.....................................................................   32
  Operating Agreements.................................................................   33
  Raw Material Supply Agreements.......................................................   33

THE COMPANY CHARTER PROPOSAL...........................................................   34
  Classification of the Company Board and Related Provisions...........................   34
  Elimination of Action by Consent of Stockholders.....................................   35
  Requirement of 80% Vote for Stockholders to Amend By-Laws............................   35

                                                                                        PAGE
                                                                                        ----
  Reasons for the Company Charter Proposal.............................................   35
  Increase in Authorized Shares of Company Common Stock................................   36
  Required Vote........................................................................   37
  Recommendation of the Company Board..................................................   37
ELECTION OF DIRECTORS TO CLASSIFIED TERMS..............................................   38
  Directors to be Elected to Terms Expiring in 1999....................................   38
  Directors to be Elected to Terms Expiring in 2000....................................   39
  Directors Continuing Current Terms Expiring in 1998..................................   39
  Required Vote........................................................................   39
  Recommendation of the Company Board..................................................   39
  Company Board Meetings and Committees................................................   40
  Compensation of Directors............................................................   41
INCENTIVE PLAN PROPOSAL................................................................   43
  Reasons for the Incentive Plan Proposal..............................................   43
  Material Features of the Incentive Plan..............................................   43
  Required Vote........................................................................   45
  Recommendation of the Company Board..................................................   45
MONSANTO COMPANY AND SUBSIDIARIES SELECTED HISTORICAL FINANCIAL DATA...................   46
CHEMICALS SPINCO SELECTED HISTORICAL FINANCIAL DATA....................................   48
MONSANTO COMPANY AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS FOR THE PERIODS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996................   49
MONSANTO COMPANY AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
  OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994.............................   55
CHEMICALS SPINCO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...........   59
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF CHEMICALS.........................................................................   65
  Liquidity and Capital Resources......................................................   65
  Results of Operations................................................................   66
  Environmental Matters................................................................   68
BUSINESS AND PROPERTIES OF CHEMICALS AFTER THE SPINOFF.................................   70
  Description of Principal Products and Competitive Situation..........................   70
  Principal Equity Affiliates..........................................................   75
  Sale of Products.....................................................................   75
  Raw Materials and Energy Resources...................................................   75
  Patents and Trademarks...............................................................   75
  Competition..........................................................................   76
  Research and Development.............................................................   76
  Environmental Matters................................................................   76
  Employee Relations...................................................................   76
  International Operations.............................................................   76
  Properties...........................................................................   77
  Legal Proceedings....................................................................   78
  Risk Management......................................................................   79
MANAGEMENT OF CHEMICALS AFTER THE SPINOFF..............................................   80
  Executive Officers of Chemicals......................................................   80
  Directors of Chemicals...............................................................   81
  Committees of the Chemicals Board....................................................   83
  Compensation of Directors............................................................   83

                                                                                        PAGE
                                                                                        ----
  Executive Compensation...............................................................   84
  Chemicals Incentive and Benefit Plans................................................   89
  Certain Relationships and Related Transactions.......................................   90
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMPANY COMMON STOCK................   91
  By Management........................................................................   91
  By Others............................................................................   92
MANAGEMENT OF THE COMPANY..............................................................   93
  Executive Compensation...............................................................   93
  Certain Agreements...................................................................  100
  Certain Relationships and Related Transactions.......................................  100
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMPANY COMMON STOCK................  102
  By Management........................................................................  102
  By Others............................................................................  103
MARKET INFORMATION CONCERNING COMPANY COMMON STOCK.....................................  104
DESCRIPTION OF CHEMICALS CAPITAL STOCK.................................................  105
  Authorized Capital Stock.............................................................  105
  Chemicals Common Stock...............................................................  105
  Chemicals Preferred Stock............................................................  105
  Chemicals Rights.....................................................................  105
  Preemptive Rights....................................................................  108
CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN CHARTER AND BY-LAWS PROVISIONS AND THE COMPANY
  RIGHTS AND THE CHEMICALS RIGHTS......................................................  108
  General..............................................................................  108
  Classified Boards of Directors.......................................................  109
  Number of Directors; Removal; Filling Vacancies......................................  109
  Limitations on Stockholder Action by Written Consent; Special Meetings...............  110
  Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals......  110
  Preferred Stock......................................................................  111
  Common Stock.........................................................................  112
  Amendment of Certain Charter Provisions and the By-Laws..............................  112
  Preferred Share Purchase Rights......................................................  113
  Antitakeover Legislation.............................................................  113
LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF CHEMICALS...................  115
  Limitation of Liability of Chemicals Directors.......................................  115
  Indemnification of Directors and Officers............................................  115
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING............................  116
SOLICITATION OF PROXIES................................................................  116
WHERE STOCKHOLDERS CAN FIND ADDITIONAL INFORMATION.....................................  116
INDEX OF DEFINED TERMS.................................................................  118
INDEX TO FINANCIAL STATEMENTS..........................................................  F-1
Annex A -- Form of Certificate of Amendment of the Monsanto Company Restated
           Certificate of Incorporation................................................  A-1

                          QUESTIONS AND ANSWERS ABOUT
                            THE SPINOFF OF CHEMICALS

Q:  WHY ARE WE PROPOSING THE SPINOFF?

A: Your Board of Directors believes that separating the Life Sciences and Chemicals Businesses will allow each business to pursue strategies and focus on objectives appropriate to that business. The Life Sciences Business and the Chemicals Business are distinct businesses with significant differences in their markets, products, research needs, investment needs and plans for growth. Your Board of Directors believes that the separation into two independent public companies will enhance the ability of each to focus on strategic initiatives and new business opportunities, and to improve cost structures and operating efficiencies. For a more detailed discussion of these reasons for the spinoff, see p. 22. For information on the Life Sciences Business after the spinoff, see
p. 29 and on the Chemicals Business, see p. 70.

Q:  WHEN WILL THE SPINOFF OCCUR?

A: We plan to complete the spinoff as soon as possible after the Special Meeting, if the conditions to the spinoff are met. Currently, the Company anticipates completing the spinoff on or before October 1, 1997.

Q:  WHAT BUSINESSES WILL CHEMICALS BE IN AFTER THE SPINOFF?

A: After the spinoff, Chemicals will produce and market a range of high-performance chemical-based materials, including nylon and acrylic fibers and fiber intermediates, Saflex(R) plastic interlayer, phosphorus derivatives and specialty chemicals.

Q:  WHAT WILL I RECEIVE IN THE SPINOFF?

A: For every five shares of the Company's common stock you own of record on the record date for the spinoff, you will receive one share of Chemicals' common stock. The Company currently intends to distribute the shares of Chemicals' Common Stock, including any fractional shares, by book entry. Instead of physical stock certificates, you will receive a statement of your book entry account for the Chemicals' shares distributed to you in the spinoff. Following the spinoff, you may also request physical stock certificates, if you wish. Instructions for making that request will be furnished with your account statement. Associated with every share of Chemicals' common stock will be a preferred share purchase right. These rights are similar to the Company rights associated with your existing shares of the Company's common stock and may have certain antitakeover effects similar to the Company's current rights.

Q:  WHAT WILL HAPPEN TO MY DIVIDENDS?

A: Chemicals' dividend policy will be set by Chemicals' board of directors after the spinoff. Chemicals may decide to return earnings to stockholders through cash dividends, stock repurchases, or a combination of both. If a cash dividend is paid, it will likely be modest. The Company is evaluating an appropriate dividend policy to be followed after the spinoff, recognizing the Company's need to finance its future growth plans. While no decision has been made by either company, the combined dividends of the Company and Chemicals after the spinoff are likely to be less than the Company's current annual dividend rate of $0.64 per share. The actual amount of such dividends will depend on the companies' respective operating results, financial requirements and other factors as they develop over time.

Q:  DO I HAVE TO PAY TAXES ON THE RECEIPT OF CHEMICALS' COMMON STOCK?

A: We have applied to the Internal Revenue Service for a ruling that the spinoff will be tax free to the Company's stockholders for U.S. federal income tax purposes, except for any tax payable because of any cash stockholders may receive instead of fractional shares. If the book entry procedure is used, you will receive cash instead of fractional shares only if you request physical stock certificates.

Q:  WHERE WILL MY CHEMICALS STOCK BE TRADED?

A: Chemicals will apply to list the Chemicals stock on the New York Stock Exchange. The symbol for Chemicals' common stock will be announced at a later date.

                         SUMMARY OF CERTAIN INFORMATION

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the spinoff and for a more complete understanding of the legal terms of the spinoff and the other proposals to be presented at the Special Meeting, you should read this entire document carefully, as well as those additional documents referred to in this summary and elsewhere. See "Where Stockholders Can Find Additional Information."

                              THE SPECIAL MEETING
                                 (SEE PAGE 15)

     We will hold the Special Meeting in K Building at the Company's World Headquarters, 800 N. Lindbergh Boulevard, St. Louis County, Missouri at 10:00 a.m., Central Time, on August 18, 1997.

                                 THE PROPOSALS
                         (SEE PAGES 22, 34, 38 AND 43)

     At the Special Meeting stockholders will vote on the following proposals:

        (1) to approve the proposed spinoff of Chemicals;

        (2) to approve the following amendments to the Company's Certificate of
     Incorporation:

           (a) to provide for staggered three-year terms for directors and certain related matters,

           (b) to eliminate stockholder action by written consent,

           (c) to require the vote of 80% of the Company's outstanding voting stock for stockholders to amend the Company's By-Laws,

           (d) to increase the authorized number of shares of the Company's common stock by 150,000,000 shares to 1,000,000,000 shares;

        (3) if the amendments to the Company's Certificate of Incorporation are approved, to elect the directors of the Company who are listed on pages 38-39 to staggered terms; and

        (4) to approve the amendment of the Monsanto Management Incentive Plan of 1996 to increase by 19,000,000 to 65,250,000 the number of shares of the Company's common stock available for grants under the plan.

             WHAT COMPANY STOCKHOLDERS WILL RECEIVE IN THE SPINOFF
                               (SEE PAGES 23-24)

     In the spinoff, Company stockholders will receive one share of Chemicals' common stock and one preferred share purchase right for every five shares of the Company's common stock that they own on the record date for the spinoff. The shares and rights represent a continuing interest in the Chemicals Business.

     We currently intend to use a book entry system to distribute shares in the spinoff. In a book entry system, ownership of stock is recorded in the records maintained by Chemicals' transfer agent, but physical certificates are not issued unless the stockholder requests a physical certificate. Following the spinoff, each stockholder of record on the spinoff record date will receive a statement of the Chemicals shares, including fractional shares, credited to the stockholder's account. Stockholders may request physical certificates instead of participating in the book entry system. In that case, certificates will be issued only for whole numbers of shares, and cash will be given to stockholders instead of any remaining fractional shares of Chemicals' common stock that they would otherwise receive.

           BUSINESSES OF THE COMPANY AND CHEMICALS AFTER THE SPINOFF
                          (SEE PAGES 22, 29 AND 70-79)

     Following the spinoff, the Company will continue to operate its life sciences businesses, including agricultural products such as Roundup(R) herbicide and Ortho(R) lawn-and-garden products, pharmaceuticals, and food ingredients such as NutraSweet(R) brand sweetener. Chemicals will produce and market a range of high-performance chemical-based materials, including nylon and acrylic fibers and fiber intermediates, Saflex(R) plastic interlayer, phosphorus derivatives, and specialty chemicals. As is more fully explained elsewhere in this proxy statement, certain businesses which have been included historically in the Company's chemicals segment for financial reporting purposes will not be contributed to Chemicals in the spinoff. Another business, and certain assets which have not been reported in the Company's chemicals segment, will be contributed to Chemicals.
                           CONDITIONS TO THE SPINOFF
                               (SEE PAGES 27-28)

     The spinoff is subject to several conditions, including the following:

        (1) approval by the Company's stockholders of both the spinoff and the proposal to amend the Company's Certificate of Incorporation;

        (2) receipt by the Company of an Internal Revenue Service ruling that, for U.S. federal income tax purposes, the spinoff generally will not be taxable; and

        (3) approval of Chemicals' common stock for listing on the New York Stock Exchange.

     Your Board does not intend to waive any of these conditions, except that if the stockholders approve the spinoff but do not approve the amendments to the Certificate of Incorporation, your Board will reevaluate its intention to complete the spinoff. After such review, your Board could decide to cancel the spinoff or to waive the condition that the amendments be approved and complete the spinoff despite lack of approval. If the Company does not receive the IRS ruling and the Board decides to waive the condition, we will circulate a revised proxy statement and resolicit proxies. Your Board also has the right to cancel or defer the spinoff even if the stockholders approve the spinoff and the other conditions to the spinoff are met.

                        FEDERAL INCOME TAX CONSEQUENCES
                               (SEE PAGES 24-26)

     We have applied to the Internal Revenue Service for a ruling that the spinoff will be generally tax free to the Company and the Company's stockholders for U.S. federal income tax purposes. However, any cash stockholders may receive instead of fractional shares may be taxable.

                              NO APPRAISAL RIGHTS
                                 (SEE PAGE 16)

     Under Delaware law, Company stockholders have no right to an appraisal of the value of their shares in connection with the spinoff.
                              ACCOUNTING TREATMENT

     Following stockholder approval of the spinoff, we will restate our consolidated financial statements to reflect Chemicals as a discontinued operation. In the separate financial statements of Chemicals, the assets and liabilities contributed to Chemicals will be recorded at the Company's historical basis.

                 MANAGEMENT OF CHEMICALS FOLLOWING THE SPINOFF
                               (SEE PAGES 80-82)

     Prior to completing the spinoff, the Company, as the sole stockholder of Chemicals, plans to elect the following persons to Chemicals' Board of
Directors: Robert T. Blakely, Joan T. Bok, Paul H. Hatfield, John C. Hunter III, Howard M. Love, Frank A. Metz, Jr., Robert G. Potter, William D. Ruckelshaus and John B. Slaughter. Mrs. Bok, Messrs. Love and Metz and Dr. Slaughter are currently directors of the Company and will resign their positions as directors of the Company as of the spinoff. Mr. Ruckelshaus is also currently a director of the Company and will be a director of both the Company and Chemicals after the spinoff. The executive officers of Chemicals, as of the date of the spinoff, will be persons who are currently employees of the Company. Mr. Potter, an Executive Vice President of the Company, will be Chairman and Chief Executive Officer of Chemicals. He has been chief executive of the Company's chemical businesses since 1986.

                          DIVIDENDS AFTER THE SPINOFF
                                 (SEE PAGE 21)

     Chemicals' dividend policy will be set by Chemicals' board of directors after the spinoff. Chemicals may decide to return earnings to stockholders through cash dividends, stock repurchases, or a combination of both. If a cash dividend is paid, it will likely be modest.

     The Company is evaluating an appropriate dividend policy to be followed after the spinoff, recognizing the Company's need to finance its future growth plans. While no decision has been made by either company, the combined dividends of the Company and Chemicals after the spinoff are likely to be less than the Company's current annual dividend rate of $0.64 per share. The actual amount of such dividends will depend on the companies' respective operating results, financial requirements and other factors as they develop over time.

                       LISTING OF CHEMICALS' COMMON STOCK
                                 (SEE PAGE 26)

     The shares of Chemicals' common stock to be issued in the spinoff are expected to be listed on the New York Stock Exchange. However, there is currently no public trading market for these shares.

                     VOTE REQUIRED TO APPROVE THE PROPOSALS
                         (SEE PAGES 23, 37, 39 AND 45)

             PROPOSAL                             VOTE REQUIRED
-----------------------------------    -----------------------------------
1. Spinoff                             Majority of shares present in
                                       person or by proxy at Special
                                       Meeting
2. Amendments to Company's             Majority of shares outstanding on
   Certificate of Incorporation        June 27, 1997
3. Election of Company's directors     Plurality of shares present in
   to Staggered Terms                  person or by proxy at Special
                                       Meeting (i.e., the nominees
                                       receiving the greatest number of
                                       votes for the available positions)
4. Amendment to Incentive Plan         Majority of shares present in
                                       person or by proxy at Special
                                       Meeting

     The Company's directors and executive officers as a group hold less than 1% of the Company's common stock entitled to vote at the Special Meeting. The persons who are currently expected to be the directors and executive officers of Chemicals as a group hold less than 1% of the shares.

            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     We are providing the following financial information to aid you in your consideration of the proposed spinoff. First, we have provided selected historical financial data for the Company and for Chemicals. Second, we have provided pro forma financial data for each of the Company and Chemicals which gives financial data as though the spinoff had already occurred. The pro forma financial data for the Company treats Chemicals as a discontinued business for accounting purposes, which reclassifies the historical sales, expenses and income tax provisions of Chemicals into a single line on the income statement. The pro forma financial data for Chemicals presents Chemicals as though it had already become a separate public company, and includes certain additions and adjustments to the historical Chemicals results related to the spinoff. The principal additions and adjustments are related to (1) intercompany sales and pricing, (2) assumption of obligations and resulting increased costs for retiree medical benefits and pensions assumed by Chemicals, (3) transactions with the P4 Joint Venture, (4) costs to run Chemicals as a public company, (5) the assumption by Chemicals of approximately $1.03 billion in debt, (6) additional interest expense associated with assumed debt and (7) the contribution of $75 million in cash to Chemicals. You should not rely on the pro forma data as being indicative of what the historical results would have been for the Company or Chemicals or the future results of either.

                       MONSANTO COMPANY AND SUBSIDIARIES

                       SELECTED HISTORICAL FINANCIAL DATA

     In the table below, we provide you with selected historical financial data of the Company. We have prepared this information using the consolidated financial statements of the Company for the five years ended December 31, 1996 and the three months ended March 31, 1997 and 1996. The financial data below includes Chemicals.

     When you read this selected historical financial data, it is important that you read it together with (1) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Monsanto Company Consolidated Financial Statements and the related notes in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997. See "Where Stockholders Can Find Additional Information."

     In the opinion of management of the Company, the unaudited consolidated financial statements as of March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for these interim periods.

     Financial information for the first quarter of 1997 should not be multiplied by four to project results for the full year. The Company's sales and operating income are historically higher during the first half of the year, primarily because sales from the generally more profitable agricultural products segment are concentrated in the first half of the year.

                                        FOR THE
                                   THREE MONTHS ENDED                        FOR THE
                                   OR AS OF MARCH 31,                      YEARS ENDED
                                      (UNAUDITED)                     OR AS OF DECEMBER 31,
                                   ------------------    ------------------------------------------------
                                    1997       1996      1996(1)    1995(2)    1994(3)   1993(4)   1992(5)
                                   -------    -------    -------    -------    ------    ------    ------
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING RESULTS:
Net sales.......................   $ 2,574    $ 2,304    $ 9,262    $ 8,962    $8,272    $7,902    $7,763
Operating income (6)............       386        405        597        985       923       810        58
Income (loss) from continuing
  operations....................       274        260        385        739       622       494      (126)
Income from discontinued
  operations (7)................                                                                      578
Cumulative effect of accounting
  changes (8)...................                                                                     (540)
Net income (loss)...............       274        260        385        739       622       494       (88)
EARNINGS PER SHARE: (9) and (10)
Income (loss) from continuing
  operations....................   $  0.45    $  0.43    $  0.64    $  1.27    $ 1.06    $ 0.82    $(0.20)
Net income (loss)...............      0.45       0.43       0.64       1.27      1.06      0.82     (0.14)
OTHER STATISTICS:
Total assets....................   $12,122    $11,062    $11,191    $10,611    $8,891    $8,640    $9,085
Capital expenditures............       157        133        692        500       409       437       586
Depreciation and amortization...       148        146        590        598       561       572       765
Interest expense................        43         40        171        190       131       129       169
Long-term debt..................     1,552      1,630      1,608      1,667     1,405     1,502     1,423
Short-term debt (11)............     1,773        971        654        365       312       223       257
Dividends per share (9).........     0.150      0.138      0.588      0.540     0.494     0.460     0.440

 (1) Net income for 1996 included restructuring and other special charges of $500 million, or $0.84 per share, associated with the exit from the Company's chemical businesses, the proposed spinoff, and other unusual items.

 (2) Net income for 1995 included net restructuring expenses and other unusual items of $105 million, or $0.18 per share, and the gain on the sale of the styrenics plastics business of $116 million, or $0.20 per share.

 (3) Net income for 1994 included a net aftertax loss for restructuring and other unusual items of $1 million, or less than $0.01 per share.

 (4) Net income for 1993 included a net aftertax gain for restructuring and other unusual items of $15 million, or $0.02 per share.

 (5) Loss from continuing operations and net loss for 1992 included a net aftertax loss for restructuring and other unusual items of $472 million, or $0.76 per share.

 (6) Operating income for the three months ended March 31, 1997 includes $101 million of pretax charges for acquired in-process research and development and $10 million in pretax charges for an accounting rule change related to environmental remediation reserves at operating facilities.

 (7) Discontinued operations relate to our Fisher Controls business which was sold in October 1992.

 (8) In 1992, we adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," and, as a result, recorded a net aftertax charge of $540 million as a cumulative effect of accounting changes.

 (9) We have restated the per share amounts to reflect the May 1996 five-for-one stock split.

(10) In March 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." Under this new standard, the presentation of primary and fully diluted earnings per share required by current standards is replaced by basic and diluted earnings per share. Basic earnings per share measures operating performance assuming no dilution from securities or contracts to issue common stock. Diluted earnings per share measures operating performance giving effect to the dilution that would occur when securities or contracts to issue common stock are exercised or converted. Earnings per share computed under the provisions of SFAS No. 128 would have been:

                                                  FOR THE THREE
                                                MONTHS ENDED MARCH          FOR THE YEARS
                                                       31,                ENDED DECEMBER 31,
                                                ------------------        ------------------
                                                1997         1996         1996         1995
                                                -----        -----        -----        -----
     Basic earnings per share.................  $0.47        $0.45        $0.66        $1.30
     Diluted earnings per share...............  $0.45        $0.43        $0.64        $1.27

(11) The increase in short-term debt as of March 31, 1997 compared with short-term debt as of March 31, 1996 was primarily attributable to the funding of higher seasonal working capital levels and the acquisition of the Asgrow Agronomics seed business by the Company.

                                CHEMICALS SPINCO
                       SELECTED HISTORICAL FINANCIAL DATA

     In the table below, we provide you with selected historical financial data of Chemicals SpinCo. We have prepared this information using the combined financial statements of Chemicals SpinCo for the five years ended December 31, 1996 and the three months ended March 31, 1997 and 1996. During this time, Chemicals has been wholly owned by the Company. The historical financial information may not reflect Chemicals' future performance or the financial position and results of operations of Chemicals if Chemicals had operated as a separate, stand-alone entity during the periods covered. Per share data has not been presented for the historical information because Chemicals was not a publicly held company during the periods presented below.

     When you read this selected historical financial data, it is important that you read it together with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chemicals" and the Chemicals SpinCo Combined Financial Statements and the related notes that we have included with this Proxy Statement. In the opinion of management of the Company, the unaudited combined financial statements at March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for these interim periods. Principally because of factors related to the spinoff, you should not multiply results for the first quarter of 1997 by four to project results for the full year.

                                           FOR THE
                                         THREE MONTHS
                                            ENDED
                                        OR AS OF MARCH                         FOR THE
                                             31,                             YEARS ENDED
                                       ----------------                 OR AS OF DECEMBER 31,
                                                            ----------------------------------------------
                                         (UNAUDITED)                                        (UNAUDITED)
                                       ----------------                                   ----------------
                                        1997      1996       1996      1995      1994      1993      1992
                                       ------    ------     ------    ------    ------    ------    ------
                                                                  (IN MILLIONS)
OPERATING RESULTS:
Net sales(1)........................   $  719    $  705     $2,977    $2,964    $3,097    $3,028    $3,022
Operating income(2).................       95        56         33       258       256       300        30
Other income(expense)...............       13         5         36         9         1         8       (11)
Income (loss) before income taxes...       99        53         33       231       228       290       (10)
Net income (loss)(3)................       65        36         32       147       149       192        (6)

OTHER STATISTICS:
Total assets........................   $2,532    $2,524     $2,483     2,462    $2,435    $2,491    $2,543
Capital expenditures................       38        45        192       179       187       179       229
Depreciation and amortization.......       45        44        166       162       219       224       262
Intercompany charges................       12        17         85        72        69        61        77
Interest expense(4).................        9         8         36        36        29        19        29
Long-term debt(4)...................        0         0          0         0         0         0         0

(1) Net sales for Chemicals included $140 million in 1995, $400 million in 1994, $407 million in 1993 and $419 million in 1992 for its rubber chemicals business. In May 1995, this business was contributed to the Flexsys, L.P. joint venture between the Company and Akzo Nobel N.V. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chemicals."

(2) Operating income includes charges (credits) for restructuring and other unusual items of $10 million in the three months ended March 31, 1997 and $248 million, $46 million, $34 million, $(43) million, and $150 million in the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively. The 1996 charges are associated with the closure or sale of certain facilities, asset write-offs and workforce reductions. In addition, operating income in 1993 and 1992 includes $25 million and $12 million, respectively, for Chemicals' rubber chemicals business. Operating income for this business was not significant in 1994 and 1995.

(3) In 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," and, as a result, recorded a net aftertax charge of $540 million as a cumulative effect of accounting changes. This net charge was not allocated to Chemicals.

(4) The Company uses a centralized approach to cash management and the financing of its operations. As a result, cash and cash equivalents and debt were not allocated to Chemicals in the historical financial statements. Interest expense has been allocated to Chemicals in the Chemicals SpinCo combined financial statements to reflect Chemicals' pro rata share of the financing structure of the Company. See Note 1 to the Chemicals SpinCo Combined Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                         AND COMPARATIVE PER SHARE DATA

     In the tables below, we provide you with selected unaudited pro forma consolidated financial data of the Company. The pro forma information assumes that the spinoff had occurred on an earlier date and is intended to give you an idea of what the Company's business would have looked like had the spinoff already occurred. We have prepared this information using the unaudited pro forma condensed consolidated financial statements of the Company. You should not rely on the pro forma information as being indicative of the historical results that the Company would have had, or the future results that the Company will experience, after the Spinoff.

     When you read this selected pro forma financial data, it is important that you read it together with the unaudited pro forma condensed consolidated financial statements and related notes that we have included with this Proxy Statement. See "Monsanto Company and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements for the Periods Ended March 31, 1997 and December 31, 1996."

                                                           THREE MONTHS
                                                              ENDED             YEAR ENDED
                                                          MARCH 31, 1997     DECEMBER 31, 1996
                                                          --------------     -----------------
                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:(1)
  Net sales..............................................     $1,875              $ 6,348
  Net income.............................................     $  215              $   427
  Earnings per share.....................................     $ 0.36              $  0.71

                                                          MARCH 31, 1997
                                                          --------------
BALANCE SHEET DATA:(2)
  Total assets...........................................     $9,383
  Long-term debt.........................................     $1,522
  Short-term debt........................................     $  773
  Book value per share...................................     $ 7.00

                                                                      THE COMPANY
                                                          ------------------------------------
                                                            HISTORICAL           PRO FORMA
                                                          --------------     -----------------
COMPARATIVE PER SHARE DATA:
EARNINGS PER SHARE:
  Three Months Ended March 31, 1997......................     $0.45          $0.36
  Year Ended December 31, 1996...........................     $0.64          $0.71
BOOK VALUE PER SHARE:
  March 31, 1997.........................................     $5.08          $7.00

-------------------------
(1) The pro forma consolidated statement of operations data gives effect to the spinoff as if it had occurred at the beginning of the periods presented.

(2) The pro forma consolidated balance sheet data gives effect to the spinoff as if it had occurred as of March 31, 1997.

                                CHEMICALS SPINCO

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                         AND COMPARATIVE PER SHARE DATA

     In the tables below, we provide you with selected unaudited pro forma combined financial data of Chemicals. The pro forma information assumes that the spinoff had occurred on an earlier date. We have prepared this information using the unaudited pro forma condensed combined financial statements of Chemicals. You should not rely on the pro forma information as being indicative of the historical results that Chemicals would have had, or the future results that Chemicals will experience after the spinoff.

     When you read this selected pro forma financial data, it is important that you read it together with the unaudited pro forma condensed combined financial statements and related notes that we have included with this Proxy Statement. See "Chemicals SpinCo Unaudited Pro Forma Condensed Combined Financial Statements."

                                                               THREE MONTHS
                                                                  ENDED          YEAR ENDED
                                                              MARCH 31, 1997  DECEMBER 31, 1996
                                                              --------------  -----------------
                                                               (IN MILLIONS, EXCEPT PER SHARE
                                                                            DATA)
STATEMENT OF OPERATIONS DATA:(1)
  Net sales..................................................     $  715           $ 2,962
  Net income.................................................     $   53           $    21
  Earnings per share(2)......................................     $ 0.44           $  0.18

                                                              MARCH 31, 1997
                                                              --------------
BALANCE SHEET DATA:(3)
  Total assets...............................................     $2,717
  Long-term debt.............................................     $1,030
  Book value (deficit) per share(4)..........................     $(2.41)

                                                                      CHEMICALS SPINCO
                                                              ---------------------------------
                                                                                  PRO FORMA
                                                                HISTORICAL        COMBINED
                                                              --------------  -----------------
COMPARATIVE PER SHARE DATA:
EARNINGS PER SHARE:(2)
  Three Months Ended March 31, 1997..........................     $ 0.54           $  0.44
  Year Ended December 31, 1996...............................     $ 0.27           $  0.18
BOOK VALUE PER SHARE:(4)
  March 31, 1997.............................................     $ 7.26           $ (2.41)

-------------------------
(1) The pro forma combined statement of operations data gives effect to the spinoff as if it had occurred at the beginning of the periods presented.

(2) Assuming approximately 120.5 million, as of March 31, 1997, and 119.8 million, as of December 31, 1996, weighted average number of shares of Chemicals' common stock and Chemicals' common stock equivalents based on the distribution ratio of one share of Chemicals' common stock for every five shares of the Company's common stock.

(3) The pro forma combined balance sheet data gives effect to the spinoff as if it had occurred as of March 31, 1997.

(4) Assuming approximately 117.2 million shares of Chemicals' common stock outstanding at March 31, 1997, based on the distribution ratio of one share of Chemicals' common stock for every five shares of the Company's common stock.

                              THE SPECIAL MEETING

This Proxy Statement (the "Proxy Statement")* is being furnished to stockholders of Monsanto Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Company Board") for use at the Special Meeting of Stockholders of the Company to be held on Monday, August 18, 1997, at 10:00 a.m., Central Time, in K Building at the Company's World Headquarters, 800 N. Lindbergh Boulevard, St. Louis, Missouri, and at any adjournment or postponement thereof (the "Special Meeting"). The Company's telephone number is (314) 694-1000. The principal executive offices of the Chemicals Business which, in connection with the Spinoff, will be consolidated into a newly formed Delaware corporation which is currently a wholly owned subsidiary of the Company ("Chemicals" or "Chemicals SpinCo"), will be located at 10300 Olive Boulevard, St. Louis, Missouri 63166-6760. Its telephone number will be (314) 674-1000. A formal statement by representatives of Deloitte & Touche LLP, the principal independent auditors of the Company, is not planned at the Special Meeting. However, they are expected to be present at the Special Meeting and available to respond to appropriate questions.

PURPOSE OF THE SPECIAL MEETING

At the Special Meeting, holders of shares of common stock, $2.00 par value, of the Company ("Company Common Stock"), will be asked to consider and vote upon the following proposals (collectively, the "Proposals"):

     (1) To approve the distribution (the "Spinoff") to the holders of Company Common Stock of all outstanding shares of the common stock, $0.01 par value, of Chemicals ("Chemicals Common Stock") on the basis of one share of Chemicals Common Stock and the associated preferred share purchase right (each, a "Chemicals Right") for every five shares of Company Common Stock (the "Spinoff Proposal");

     (2) To approve the amendments (the "Company Charter Amendments") to the Restated Certificate of Incorporation of the Company (the "Company Charter") (a) to provide for a Company Board divided into three classes serving staggered terms and certain related matters, (b) to eliminate action by written consent of stockholders, (c) to require the vote of stockholders holding at least 80% of the outstanding Company Common Stock for stockholders to amend, alter or repeal the By-Laws of the Company (the "Company By-Laws") and (d) to increase the number of authorized shares of Company Common Stock by 150,000,000 to 1,000,000,000 (collectively, the "Company Charter Proposal");

     (3) To elect the directors of the Company named in this Proxy Statement to staggered terms, subject to approval of the Company Charter Proposal; and

     (4) To approve an amendment to the Monsanto Company Management Incentive Plan of 1996, as amended (the "Incentive Plan"), to increase by 19,000,000 to 65,250,000 the number of shares of Company Common Stock authorized with respect to grants under the plan (the "Incentive Plan Proposal").

Completion of the Spinoff is conditioned upon, among other things, stockholder approval of the Spinoff Proposal and the Company Charter Proposal. If the stockholders approve the Spinoff Proposal but do not approve the Company Charter Proposal, the Company Board will reevaluate its intention to complete the Spinoff. After such review, the Company Board could decide to cancel the Spinoff or waive this condition and complete the Spinoff despite such lack of approval. The Company Board has further retained discretion, even if stockholders approve the Spinoff Proposal and the other conditions to the Spinoff are satisfied, to cancel or defer the Spinoff.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS.

For a description of the reasons for the Spinoff, see "The Spinoff Proposal -- Background and Reasons for the Spinoff." For a description of the reasons for the proposed Company Charter Amendments, see "The Company Charter Proposal." For a description of the proposal to elect directors to staggered terms see "Election of Directors to Classified Terms." For a description of the reasons for the proposed amendment to the Incentive Plan, see "Incentive Plan Proposal."

---------------
* For the reader's convenience, an Index of Defined Terms has been provided on
  p. 118.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of Company Common Stock as of the close of business on June 27, 1997 (the "Special Meeting Record Date") will be entitled to receive notice of and to vote at the Special Meeting. Except for shares owned by the Company or its subsidiaries, each share of Company Common Stock outstanding on such Special Meeting Record Date will be entitled to one vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Company Common Stock outstanding on the Special Meeting Record Date is necessary to constitute a quorum at the Special Meeting.

As of the Special Meeting Record Date, there were 589,494,131 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

Abstentions and executed proxies returned by a broker holding shares of Company Common Stock in street name which indicate that the broker does not have discretionary authority as to certain shares to vote on one or more matters ("broker non-votes") will be considered present at the Special Meeting for purposes of establishing a quorum. Abstentions will not be voted. Broker non-votes will not be counted as votes cast on any matter to which they relate. Since the Spinoff Proposal and the Incentive Plan Proposal require the affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting, and the Company Charter Proposal requires the affirmative vote of a majority of the outstanding shares of Company Common Stock, abstentions and broker non-votes will have the effect of votes cast against these proposals. The election of the directors named in this Proxy Statement to classified terms will be determined by the vote of a plurality of the shares present in person or represented by proxy at the Special Meeting, and abstentions and broker non-votes will have no effect on the outcome of the vote on such election.

All shares of Company Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of the Spinoff Proposal, the Company Charter Proposal and the Incentive Plan Proposal and for the election to staggered terms of the directors named in this Proxy Statement. No business other than the Proposals will be considered at the Special Meeting.

The proxy of a stockholder who is a participant in the Company's Dividend Reinvestment Plan (the "Company DRP") will also serve as an instruction to vote the shares held for the account of the participant under the Company DRP in the manner indicated on the proxy. If a stockholder's proxy is not received, the shares held in that account in the Company DRP will not be voted.

The Company's Savings and Investment Plan (the "Company SIP") and the Company's Payroll Related Employee Stock Ownership Plan (the "Company PAYSOP") permit plan participants to direct the plan trustees how to vote Company Common Stock allocated to their accounts. Under the terms of the Company SIP trust agreement, the trustee will vote unallocated and uninstructed shares in proportion to the shares with respect to which instructions have been received. As to shares held in the Company PAYSOP, the trustee will not vote those shares of Company Common Stock for which participant voting instructions have not been received.

In the event that a quorum is not present at the time the Special Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Special Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Special Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

A stockholder who wishes to give a proxy to someone other than the proxy committee of the Company Board may strike out the names appearing on the enclosed form of proxy, write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.

NO APPRAISAL RIGHTS

Stockholders of the Company will not be entitled to appraisal rights under Delaware law in connection with any of the Proposals.

                                  RISK FACTORS

Stockholders should consider the following factors, as well as the other information set forth in the Proxy Statement, before voting on the Proposals.

We also caution you that this Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's or Chemicals' expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs and capital expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management for future operations, and markets for stock are forward-looking statements. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, those set forth below as well as general economic and business and market conditions, customer acceptance of new products, efficacy of new technology, changes in U.S. and non-U.S. laws and regulations, costs or difficulties relating to the establishment of Chemicals as an independent entity and increased competitive and/or customer pressure.

LACK OF OPERATING HISTORY AS SEPARATE ENTITIES

Upon completion of the Spinoff, the Company will own and operate the Life Sciences Business and Chemicals will own and operate the Chemicals Business. Neither of these businesses has an operating history as a separate company, and each has historically been able to rely on the earnings, assets and cash flow of the other. In addition, Chemicals has not operated as a public company, and following the Spinoff will incur additional costs and expenses associated with the management of a public company. The Company is not required to provide assistance or services to Chemicals except as described in the Distribution Agreement, the Transition Services Agreement, the Operating Agreements (as such terms are defined herein) and the other agreements entered into between the companies. In addition, some of this assistance or these services may be terminated upon certain events, including a change of control of Chemicals. See "Relationship Between the Company and Chemicals After the Spinoff."

After the Spinoff, each of the Company and Chemicals will be a smaller and less diversified company than the Company was prior to the Spinoff. In addition, the Spinoff may result in some temporary dislocation and inefficiencies to the business operations, as well as the organization and personnel structure, of each company.

Finally, Chemicals will not have the right to use the Monsanto name except during a transition period. Chemicals has previously had the benefit of the Monsanto name and reputation in the marketing of its products and in dealings with government officials. One of the challenges facing Chemicals will be to develop an identity for itself independent of the Monsanto name. Chemicals may have to make additional advertising and promotion expenditures to position its new name in its markets and cannot predict with certainty the extent to which the substitution of a new name may adversely affect its retention and acquisition of customers, its relations with governmental agencies or its financial performance.

INCREASED LEVERAGE OF CHEMICALS

On an historical basis, Chemicals was not allocated any of the Company's debt. Effective as of the Spinoff, the Chemicals balance sheet will include approximately $1.03 billion of debt, primarily assumable commercial paper which will be issued by the Company from time to time prior to the Spinoff and assumed by Chemicals effective as of the Distribution Date. The proceeds of the commercial paper issuance will be used by the Company to repay Company debt maturing simultaneously with the issuance of the commercial paper. Repayment of the assumable commercial paper will be Chemicals' responsibility. The Company uses a centralized approach to cash management and the financing of its operations. As a result, it is not possible to determine what amount of debt was associated, on an historical basis, with the operations of Chemicals. See Note 1 to the Chemicals SpinCo Combined Financial Statements. The amount of debt to be assumed by Chemicals and the determination of Chemicals' initial capital structure are based upon the Company's goals of maximizing combined stockholder value for the Company's present stockholders while enabling Chemicals to receive an investment grade credit rating. In addition, the amount of debt that could be assumed by Chemicals without adverse tax consequences is limited to the tax basis of the assets to be transferred to Chemicals. See "The Spinoff Proposal -- Financing." The assumable commercial paper will be guaranteed by the Company until repaid or refinanced by Chemicals at maturity, which may be up to 30 to 60 days following the Distribution Date. It is expected that after the Spinoff the commercial paper will be backed by approximately $1.2 billion in revolving credit facilities of Chemicals. Following the Spinoff, Chemicals expects to have its own commercial paper program part of which will be used to refinance assumable commercial paper. See "The Spinoff Proposal -- Financing." Assuming the Spinoff had been consummated as of March 31, 1997, Chemicals would have had total long-term debt of $1.03 billion and a stockholders' deficit of $283 million, compared with Chemicals' historical long-term debt of $0 and total stockholders' equity of $851 million at March 31, 1997. Chemicals' higher debt levels after the Spinoff can be expected to result in increased interest expense to Chemicals compared with the amount previously allocated to Chemicals by the Company. On a proforma basis, Chemicals' annual interest expense would have been $57 million in 1996 had the Spinoff occurred on January 1, 1996. See "Chemicals Spinco Unaudited Pro Forma Condensed Combined Financial Statements," and the Chemicals SpinCo Combined Financial Statements. Chemicals currently plans to refinance a substantial portion of the commercial paper with medium- and long-term debt following the Spinoff, subject to market conditions. Such refinancing is expected to be at higher interest rates than short-term commercial paper.

ENVIRONMENTAL LIABILITIES

Chemicals is subject to various laws and government regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. state and federal authorities may seek fines and penalties for violation of these laws.

Expenditures in 1996 were approximately $9 million for Chemicals' environmental capital projects, and approximately $85 million for the management of environmental programs, including the operation and maintenance of facilities for environmental control. Chemicals estimates that during 1997 and 1998 approximately $15 million to $20 million per year will be spent on additional capital projects for environmental protection and that expenses for the management of environmental programs in 1997 and 1998 will continue at levels comparable to 1996.

Chemicals' policy is to accrue costs for remediation of contaminated sites in the accounting period in which the responsibility is established and the cost is estimable. Chemicals had an accrued liability of $51 million as of December 31, 1996 for Superfund sites. Because of uncertainties such as the method and extent of remediation, the percentage of material attributable to Chemicals at the sites relative to that attributable to other parties, and the financial capabilities of the other potentially responsible parties (a "PRP") at most sites, Chemicals currently estimates that potential future expenses could be as much as an additional $10 million. Chemicals spent approximately $20 million in 1996 for remediation of Superfund sites. Similar expenditures can be expected in future years.

Chemicals had environmental reserves of $58 million as of December 31, 1996 for shut-down plants and third-party sites for which Chemicals is assuming responsibility pursuant to the Distribution Agreement. Chemicals' estimates of its liabilities are based on evaluations of currently available facts with respect to each individual site and take into consideration factors such as existing technology, laws and agency policy, and prior experience in remediation of contaminated sites. Subject to these uncertainties, Chemicals currently estimates that potential future expenses could be as much as an additional $50 million for these sites. Chemicals spent approximately $21 million in 1996 for remediation of these sites. Similar amounts can be expected in the future.

For solid and hazardous waste remediation at Chemicals' operating locations, Chemicals recognizes post-closure environmental costs and remediation costs over the estimated remaining useful life of the related facilities, not to exceed 20 years. Chemicals spent $18 million in 1996 for remediation of these facilities and had an accrued liability of $41 million as of December 31, 1996 for these sites. Chemicals estimates that closure costs for these facilities will be an additional $70 million based upon existing technology and other currently available information.

Although the ultimate costs and results of remediation of contaminated sites cannot be predicted with certainty, they are not expected to result in a material adverse change in Chemicals' liquidity or financial position as reflected in Chemicals' historical financial statements, but they could have a material adverse effect on profitability in a given period. The impact of any future changes in environmental laws and regulations on Chemicals' liquidity, financial position and profitability cannot be predicted with accuracy.

Effective January 1, 1997, Chemicals adopted the American Institute of Certified Public Accounts' Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 establishes authoritative guidance regarding the recognition, measurement and disclosure of environmental remediation liabilities. The primary change in Chemicals' accounting principles associated with the adoption of this SOP was an acceleration of the recognition of certain environmental remediation liabilities at operating facilities. As a result, Chemicals recorded an aftertax charge of $6 million in the first quarter of 1997. Additional aftertax charges in the range of $9 million to $14 million are anticipated in 1997 as the criteria for recording these liabilities are met. These charges are in addition to the 1997 and 1998 estimated capital expenditures for environmental projects previously described.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chemicals -- Environmental Matters."

RISK THAT THE COMPANY OR CHEMICALS WILL BE UNABLE TO SATISFY INDEMNIFICATION OBLIGATIONS

The Distribution Agreement and various other agreements entered into by the Company and Chemicals allocate responsibility between them for various debts, liabilities and obligations. See "Relationship Between the Company and Chemicals After the Spinoff." The Distribution Agreement provides that Chemicals will indemnify the Company for the liabilities assumed by Chemicals pursuant to these agreements (including certain liabilities related to the Chemicals Business which will be contingent liabilities of the Company by virtue of the structure of the Spinoff) and the Company will indemnify Chemicals for the liabilities retained by the Company. However, the availability of such indemnities will depend upon the future financial strength of Chemicals and the Company. No assurance can be given that the relevant company will be in a position to fund such indemnities.

THE COMPANY'S INCREASED RELIANCE ON AGRICULTURAL PRODUCTS SEGMENT

After the Spinoff, the Company's consolidated sales and operating income will depend significantly on the results of the agricultural products segment. It is expected that sales and operating income of the agricultural products segment will represent approximately two-thirds of such consolidated amounts for the Company's Life Sciences Business compared with approximately one-half of such amounts before the Spinoff.

Roundup(R) and other glyphosate-based herbicides are major products for the agricultural products segment and face competition from generic products in certain markets outside the United States. Patents protecting Roundup(R) in various countries expired in 1991, while compound per se patent protection for the active ingredient in Roundup(R) herbicide expires in the United States in September 2000. However, significant growth potential for Roundup(R) remains in conservation tillage applications worldwide, and the recent introduction by the Company of crops tolerant of Roundup(R) opens up major new growth opportunities.

The Company has invested heavily in biotechnology-related plant sciences products. The Company is addressing issues of consumer acceptance for some of these products, particularly in Europe, and is involved in patent disputes with several parties. An adverse outcome on either of these matters could have a material effect on the Company's results of operations.

The net income of the Company attributable to the Life Sciences Business has historically been higher during the first half of the year, primarily because of the concentration of generally more profitable sales of the agricultural products segment during that part of the year. This trend is expected to be more apparent for the

Life Sciences Business after the Spinoff because of the increased importance of the results of the agricultural products segment in relation to the consolidated amounts for the Company.

NO CURRENT PUBLIC MARKET FOR CHEMICALS COMMON STOCK

There is not currently a public market for Chemicals Common Stock, and there can be no assurance as to the prices at which trading in Chemicals Common Stock will occur after the Spinoff. Until Chemicals Common Stock is fully distributed and an orderly market develops, the prices at which trading in such Chemicals Common Stock occurs may fluctuate significantly. Chemicals will file applications to list Chemicals Common Stock and the associated Chemicals Rights on the New York Stock Exchange, Inc. (the "NYSE"). See "The Spinoff Proposal -- Listing and Trading of Company Common Stock and Chemicals Common Stock."

CHANGES IN TRADING PRICES OF COMPANY COMMON STOCK

It is expected that Company Common Stock will continue to be listed and traded on the NYSE after the Spinoff. As a result of the Spinoff, the trading prices of Company Common Stock are expected to be lower than the trading prices of Company Common Stock immediately prior to the Spinoff, although the receipt of the shares of Chemicals Common Stock should mitigate such effect. The combined trading prices of Company Common Stock and Chemicals Common Stock held by stockholders after the Spinoff may be less than, equal to or greater than the trading price of Company Common Stock prior to the Spinoff. See "The Spinoff Proposal -- Listing and Trading of Company Common Stock and Chemicals Common Stock."

CERTAIN TAX RISKS OF THE SPINOFF

The Spinoff is conditioned upon the Company's receipt of a ruling from the Internal Revenue Service (the "IRS") to the effect, among other things, that the Spinoff will qualify as a tax-free reorganization under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Spinoff Proposal -- Material Federal Income Tax Consequences of the Spinoff." Such a ruling, while generally binding upon the IRS, is subject to certain factual representations and assumptions provided by the Company. If these factual representations and assumptions were incorrect in a material respect, the ruling would be jeopardized. The Company is not aware of any facts or circumstances which would cause such representations and assumptions to be untrue. In addition, Chemicals has agreed to certain restrictions on its future actions to provide further assurances that the Spinoff will qualify as tax free. If Chemicals fails to abide by such restrictions and, as a result, the Spinoff fails to qualify as a tax-free reorganization, then Chemicals will be obligated to indemnify the Company for any resulting tax liability. However, such tax liability would be substantial, and there is no assurance that Chemicals would be able to satisfy its indemnification obligation. If the Company does not receive the ruling from the IRS, and the Board decides to waive the tax-ruling condition to the Spinoff, the Company will distribute revised proxy materials and resolicit proxies. See "-- Risk That the Company or Chemicals Will Be Unable to Satisfy Indemnification Obligations" and "Relationship Between the Company and Chemicals After the Spinoff -- Tax Sharing and Indemnification Agreement."

If the Spinoff were not to qualify under Sections 355 and 368 of the Code, then, in general, a corporate tax would be payable by the consolidated group of which the Company is the common parent based upon the difference between (1) the aggregate fair market value of Chemicals Common Stock distributed in the Spinoff and (2) the adjusted basis of such Chemicals Common Stock. The corporate level tax would be payable by the Company. However, under certain limited circumstances, Chemicals has agreed to indemnify the Company for such tax liabilities. See "Relationship Between the Company and Chemicals After the Spinoff -- Tax Sharing and Indemnification Agreement." In addition, under the consolidated return regulations, each member of the consolidated group (including Chemicals) is severally liable for such tax liability.

Furthermore, if the Spinoff were not to qualify under Sections 355 and 368 of the Code, then each holder of Company Common Stock who receives shares of Chemicals Common Stock in the Spinoff would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of Chemicals

Common Stock received, which would result in a dividend to the extent paid out of the Company's current and accumulated earnings and profits.

For recent legislative developments, see "The Spinoff Proposal -- Possible Future Tax Legislation."

DIVIDEND POLICIES

Chemicals' dividend policy will be set by the Chemicals Board after the Spinoff. Chemicals may decide to return earnings to stockholders through cash dividends, stock repurchases, or a combination of both. If a cash dividend is paid, it will likely be modest.

The Company is evaluating an appropriate dividend policy to be followed after the Spinoff, recognizing the Company's need to finance its future growth plans. While no decision has been made by either company, the combined dividends of the Company and Chemicals after the Spinoff are likely to be less than the Company's current annual dividend rate of $0.64 per share. The actual amount of such dividends will depend on the companies' respective operating results, financial requirements and other factors as they develop over time.

POSSIBLE ANTITAKEOVER EFFECTS OF THE COMPANY
CHARTER PROPOSAL AND SIMILAR PROVISIONS OF THE CHEMICALS CHARTER

The Company Charter Proposal includes amendments to the Company Charter that may make more difficult an acquisition of control of the Company without the approval of the Company Board. The Amended and Restated Certificate of Incorporation of Chemicals (the "Chemicals Charter") and the By-Laws of Chemicals (the "Chemicals By-Laws") to be adopted prior to the Spinoff will contain provisions comparable to those proposed for the Company in this Proxy Statement. See "Certain Antitakeover Effects of Certain Charter and By-Laws Provisions and the Company Rights and the Chemicals Rights."

                              THE SPINOFF PROPOSAL
                               (PROXY ITEM NO. 1)

BACKGROUND AND REASONS FOR THE SPINOFF

The Company was founded as a chemical company in 1901. Since that time, the Company has grown into an enterprise with net sales in 1996 of $9.3 billion, operating in four primary business areas: agricultural products, pharmaceuticals, food ingredients and chemicals. Since the late 1970's, the Company has worked to streamline its chemical businesses and at the same time to bring about a transition from the Company's heritage in the chemical industry toward a focus based on the application of biological science to agriculture, food and human health. For the reasons set forth below, among other reasons, the Company Board has determined to separate the Company into two publicly owned companies: the Company, which will operate its life sciences businesses, including agricultural products such as Roundup(R) herbicide and Ortho(R) lawn-and-garden products, pharmaceuticals, and food ingredients such as NutraSweet(R) brand sweetener (the "Life Sciences Business"); and Chemicals, a newly formed corporation which will produce and market a range of high-performance chemical-based materials, including nylon and acrylic fibers and fiber intermediates, Saflex(R) plastic interlayer, phosphorus derivatives and specialty chemicals (the "Chemicals Business").

Pursuant to the Distribution Agreement to be entered into by the Company and Chemicals prior to the Spinoff (the "Distribution Agreement"), Chemicals will have substantially the same business and operations as the chemicals segment had while under the ownership of the Company, with the following exceptions. Certain businesses that have been reported historically in the Company's chemicals segment are not included in the Chemicals Business and will not be contributed to Chemicals in connection with the Spinoff. These businesses represented, in the aggregate, $345 million in net sales for 1996 and $551 million in assets at December 31, 1996. They include the Company's industrial alginates business and Enviro-Chem business, as well as the elemental phosphorus production business which will be contributed to the P4 Joint Venture. Effective as of the Spinoff, the P4 Joint Venture will be owned 40% by Chemicals and 60% by the Company. In connection with the Spinoff, the Company will also contribute to Chemicals certain assets which were not included in the Company's chemicals segment for financial reporting purposes at December 31, 1996. These assets include the food phosphates business, which represented $101 million in net sales for 1996 and $66 million of assets at December 31, 1996, investments in affiliates of $366 million at December 31, 1996 (principally relating to the Company's interest in the Flexsys, L.P. ("Flexsys") rubber chemicals and Advanced Elastomer Systems, L.P. ("Advanced Elastomer Systems") joint ventures), and $75 million in cash. The industrial alginates business was acquired as part of the Company's acquisition of The Kelco Company ("Kelco") in February 1995. Kelco was reported as part of the Company's food ingredients segment in that year. The food phosphates business to be contributed to Chemicals was, prior to 1996, included in the chemicals segment of the Company. As of January 1, 1996, responsibility for the industrial alginates business was transferred to Chemicals and the food phosphates business was transferred to the food ingredients segment. This transfer was primarily intended to integrate marketing and product support for these businesses, even though manufacturing operations for both of these businesses remained integrated with those of the former segments. In the Spinoff, the Company is retaining the industrial alginates business and Chemicals is receiving the food phosphates business in order to avoid separating these manufacturing operations. The Enviro-Chem business was not, historically, integrated with the other businesses included in the Chemicals Business, and will be retained by the Company. By contributing the elemental phosphorus production business of the Company to a venture to be jointly owned by the Company and Chemicals following the Spinoff, each of the Company and Chemicals will be afforded a supply of a raw material used by both. Although Flexsys and Advanced Elastomer Systems are managed as part of the Chemicals Business, because they are accounted for as equity investments, their results were not includable in the operating income of the Company's chemicals segment for financial reporting purposes, and their assets were not included in the assets of the Company's chemicals segment. See "Relationship Between the Company and Chemicals After the Spinoff -- Distribution Agreement."

References to "Chemicals" or "Chemicals SpinCo" for time periods prior to the Spinoff mean the chemical businesses operated by the Company which are to be contributed to Chemicals in connection with the Spinoff pursuant to the Distribution Agreement and, for time periods following the Spinoff, mean Chemicals as capitalized by the Company pursuant to the Distribution Agreement. See "Relationship Between the Company and Chemicals After the Spinoff -- Distribution Agreement."

The Spinoff is designed to separate two distinct businesses with significant differences in their markets, products, research needs, investment needs and plans for growth. The Company Board believes the separation into two independent companies will enhance the ability of each to focus on strategic initiatives and new business opportunities, to improve cost structures and operating efficiencies and create incentives that are more attractive and appropriate for the recruitment and retention of key employees. As a consequence, the Company believes that investors will be able to evaluate better the merits of the two groups of businesses and their future prospects.

As a separate company, the Company's management will be better able to focus on the concept of an integrated life sciences company rather than the management of individual life sciences businesses, each of which uses the biological sciences. The Company believes that improved cost structures will be realized through sharing knowledge in new technologies -- such as genomics, bioinformatics and powerful screening methods -- which can be applied broadly to agriculture, nutrition and health. Management expects to capture market opportunities by focusing on the integration of these businesses, the common technologies, and common goals of better, sustainable nutrition and health.

The Spinoff is also designed to allow Chemicals to reach its maximum potential. A streamlined management structure and new operating processes will enable shortened decision times and quicker redeployment of assets and resources to anticipate and take advantage of market opportunities. Chemicals' cost reduction efforts will focus on two areas: manufacturing efficiencies and marketing, administration and technology (MAT) costs. Most of the near-term capital projects are designed to both lower the cost of manufacturing products and to increase volumes. A reengineering program based on a technologically advanced software system that will support every part of the supply chain is expected to significantly reduce costs and working capital.

In approving the Spinoff, the Company Board also approved the closure or rationalization of certain facilities and work force reductions. These actions are expected to have a favorable effect on future net earnings and cash flow in the range of $120 million to $140 million per year. Approximately one-third of these cost efficiencies are expected to be realized by Chemicals.

REQUIRED VOTE

Under the Company By-Laws, approval of the Spinoff Proposal requires the affirmative vote of the majority of shares of Company Common Stock present in person or represented by proxy at the Special Meeting.

RECOMMENDATION OF THE COMPANY BOARD

THE COMPANY BOARD HAS APPROVED THE SPINOFF PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SPINOFF PROPOSAL.

MANNER OF EFFECTING THE SPINOFF

In the event that the Company's stockholders approve the Spinoff Proposal and all other conditions to the Spinoff are satisfied, it is expected that the Spinoff distribution will be made on or before October 1, 1997 (the "Distribution Date") on a pro rata basis to holders of record of issued and outstanding Company Common Stock on the date selected by the Company Board (the "Distribution Record Date"). The Company currently intends to use a direct registration system to implement the distribution of shares of Chemicals Common Stock in the Spinoff. On the Distribution Date, a certificate representing all issued and outstanding shares of Chemicals Common Stock will be delivered by the Company to First Chicago Trust Company of New York, as the distribution agent (the "Distribution Agent"). As soon as practicable thereafter, an account statement will be mailed to each stockholder stating the number of shares of Chemicals Common Stock, including fractional shares, received by such stockholder in the Spinoff. Following the Spinoff, stockholders may request physical certificates for their shares of Chemicals Common Stock. In that case, fractional shares will not be issued but, instead, cash will be paid with respect to such fractional shares. Holders of record of Company

Common Stock as of the Distribution Record Date will receive shares of Chemicals Common Stock (and associated Chemicals Rights) on the basis of the distribution ratio of one share of Chemicals Common Stock for every five shares of Company Common Stock held on the Distribution Record Date (including shares held in the Company DRP) (the "Distribution Ratio"). No certificates or scrip representing fractional interests in a share of Chemicals Common Stock will be issued regardless of whether a stockholder participates in the direct registration system or requests physical certificates. Instead, with respect to shares for which physical certificates are requested, the Distribution Agent will, as soon as practicable after the Distribution Date, aggregate and sell such fractional interests at then prevailing prices and distribute the net cash proceeds to stockholders entitled thereto pro rata based on their fractional interests in a share of Chemicals Common Stock. See "-- Material Federal Income Tax Consequences of the Spinoff." All shares issued will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Chemicals Capital Stock." Certificates evidencing shares of Chemicals Common Stock will represent the same number of Chemicals Rights. See "Description of Chemicals Capital Stock -- Chemicals Rights."

No holder of Company Common Stock will be required to pay any cash or other consideration for shares of Chemicals Common Stock received in the Spinoff or to surrender or exchange shares of Company Common Stock in order to receive shares of Chemicals Common Stock.

Certificates representing outstanding shares of Company Common Stock will continue to represent rights (the "Company Rights") to purchase shares of the Company's Series A Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of January 26, 1990 between the Company and The First National Bank of Boston, as Rights Agent (the "Company Rights Agreement").

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SPINOFF

The following discussion summarizes the U.S. federal income tax consequences resulting from the Spinoff that materially affect the Company and its stockholders. This discussion is based on current provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change.

In December 1996, the Company filed with the IRS an application for a ruling to the effect that the Spinoff would qualify as tax free to the Company and its shareholders under Sections 355 and 368 of the Code. Under Sections 355 and 368 of the Code, in general:

(1) Holders of shares of Company Common Stock will not recognize any income, gain or loss as a result of the Spinoff, except as described below with respect to any cash such holders may receive in lieu of fractional shares.

(2) Holders of Company Common Stock will apportion the tax basis of their Company Common Stock among such Company Common Stock and any Chemicals Common Stock (including fractional interests in shares of Chemicals Common Stock) received or deemed received by such holder in the Spinoff in proportion to the relative fair market values of such stock on the Distribution Date. Such allocation must be calculated separately for each block of shares of Company Common Stock with respect to which Chemicals Common Stock is received, that is, separately for each block of shares of Company Common Stock that was purchased at different times or at different costs.

(3) The holding period for the Chemicals Common Stock received in the Spinoff by a holder of Company Common Stock will include the period during which such holder held Company Common Stock with respect to which the Spinoff was made, provided that such Company Common Stock is held as a capital asset by such holder on the Distribution Date.

(4) Where cash is received by a holder of Company Common Stock as a result of the sale of accumulated fractional shares by the Distribution Agent on behalf of such stockholder, it will be treated as if such fractional shares had been received by such stockholder as part of the Spinoff and then sold by such stockholder. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash received and the amount of tax basis allocable (as described above) to such fractional shares. Such gain or loss would be capital gain or loss if such fractional shares would have been held by such stockholder as a capital asset.

(5) No gain or loss will be recognized by the Company upon the Spinoff.

(6) No gain or loss will be recognized by (and no amount will be included in the income of) the Company or Chemicals upon the transfer of the Chemicals Business to Chemicals in exchange for stock of Chemicals prior to the Spinoff.

The receipt of a ruling from the IRS confirming these conclusions is a condition to the Spinoff. As of the date hereof, the IRS has not yet issued the ruling requested. The Company believes and has been advised by its tax counsel, Arnold & Porter, that the positions asserted by the Company in requesting the ruling are consistent with the Code, the applicable legislative history and the related rules and regulations promulgated thereunder. However, there can be no assurance that the IRS will issue a favorable ruling. If the Company does not receive the IRS ruling, and the Company Board decides to waive the condition, the Company will distribute revised proxy materials and resolicit proxies.

Such a ruling, while generally binding upon the IRS, is subject to certain factual representations and assumptions. If such factual representations and assumptions were incorrect in a material respect, such ruling could become invalid. The Company is not aware of any facts or circumstances which would cause such representations and assumptions to be untrue. In addition, Chemicals has agreed to certain restrictions on its future actions to provide further assurances that Sections 355 and 368 of the Code will apply to the Spinoff. If Chemicals fails to abide by such restrictions, and, as a result, the Spinoff fails to qualify as a tax-free reorganization, then Chemicals will be obligated to indemnify the Company for any resulting tax liability. However, such tax liability would be substantial, and there is no assurance that Chemicals would be able to satisfy its indemnification obligation. See "Risk Factors -- Risk That the Company or Chemicals Will Be Unable to Satisfy Indemnification Obligations" and "Relationship Between the Company and Chemicals after the Spinoff -- Tax Sharing and Indemnification Agreement."

If the Spinoff were not to qualify as a tax-free distribution, the fair market value of the shares of Chemicals Common Stock received by the Company's stockholders would be taxable as a dividend to the extent paid out of the Company's current and accumulated earnings and profits. In that event, the tax basis of the shares of Company Common Stock held by the Company's stockholders after the Spinoff would not change and the tax basis of the shares of Chemicals Common Stock would be equal to their fair market value on the Distribution Date. In addition, the Company would recognize a capital gain equal to the difference between the fair market value of the shares of Chemicals Common Stock and the Company's basis in such shares.

The Company has not sought rulings from the IRS as to the U.S. federal income tax consequences of certain restructurings which were or are to be effected by the Company prior to the Spinoff. See "-- Possible Future Tax Legislation." Additional taxes may be asserted against the Company and Chemicals in the course of audits by the IRS or state, local or foreign taxing authorities with respect to ongoing business operations or these restructurings of the group of companies of which the Company is the common parent. Assertions of additional tax liability in the course of such audits are routine matters, and the Company and Chemicals believe that they have adequately provided for any such assertions.

Current Treasury Regulations require each holder of Company Common Stock who receives Chemicals Common Stock pursuant to the Spinoff to attach to his or her U.S. federal income tax return for the year in which the Spinoff occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 to the Spinoff. The Company will convey the appropriate information to each holder of record of Company Common Stock as of the Distribution Record Date.

The summary of U.S. federal income tax consequences set forth above is for general information only and may not be applicable to stockholders who received their shares of Company Common Stock through the exercise of an employee stock option or otherwise as compensation or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. All stockholders should consult their own tax advisors as to the particular tax consequences of the Spinoff to them, including the applicability and effect of state, local and foreign tax laws.

The IRS has also been asked to rule on the ability of the Company and/or Chemicals to claim compensation deductions with respect to the exercise of outstanding stock options after they have been adjusted to reflect the Spinoff. See "Relationship Between the Company and Chemicals after the Spinoff -- Employee Benefits Allocation Agreement."

For a description of the tax sharing and indemnification agreement which the Company and Chemicals will enter into prior to the Spinoff (the "Tax Sharing and Indemnification Agreement") and pursuant to which the Company and Chemicals will provide for various tax matters, see "Relationship Between the Company and Chemicals After the Spinoff -- Tax Sharing and Indemnification Agreement." For a description of certain additional tax considerations, see "Risk Factors -- Certain Tax Risks of the Spinoff."

POSSIBLE FUTURE TAX LEGISLATION

In June 1997, Congress proposed legislation which would require the recognition of gain where certain distributions of stock are followed by an acquisition (the "Anti-Morris Trust Proposal"). Under the Anti-Morris Trust Proposal, if greater than 50% of the voting power or value of the stock of the Company were acquired by one or more persons (which includes related and affiliated parties and persons acting in concert) during the four-year period beginning two years before the date of the Spinoff, then gain would be recognized in an amount equal to the gain inherent in the Company's assets at the time of the Spinoff. For the foregoing purposes, if the assets of the Company are acquired by a successor in a merger or other tax-free reorganization such asset acquisition would be treated as a stock acquisition. This feature of the Anti-Morris Trust Proposal, if enacted into law, could limit the Company's ability to enter into a change of control transaction for a period following the Spinoff.

LISTING AND TRADING OF COMPANY COMMON STOCK AND CHEMICALS COMMON STOCK

It is expected that Company Common Stock will continue to be listed and traded on the NYSE after the Spinoff. There is not currently a public market for Chemicals Common Stock. Prices at which Chemicals Common Stock may trade prior to the Spinoff on a "when-issued" basis or after the Spinoff cannot be predicted. Until the Chemicals Common Stock is fully distributed and an orderly market develops, the prices at which trading in Chemicals Common Stock occurs may fluctuate significantly. The prices at which Chemicals Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Chemicals Common Stock, investor perception of Chemicals and the chemical industry, Chemicals' dividend policy and general economic and market conditions. See "Risk Factors -- Dividend Policies." In addition, the combined trading prices of Company Common Stock and Chemicals Common Stock held by stockholders after the Spinoff may be less than, equal to or greater than the trading price of Company Common Stock prior to the Spinoff. See "Risk Factors -- Dividend Policies."

Chemicals will file an application to list Chemicals Common Stock and Chemicals Rights on the NYSE. Chemicals initially will have approximately 56,572 stockholders of record based upon the number of stockholders of record of the Company as of June 27, 1997. For certain information regarding options to purchase Chemicals Common Stock ("Chemicals Options") that will be outstanding after the Spinoff, see "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

Shares of Chemicals Common Stock distributed to the Company's stockholders in the Spinoff will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of Chemicals pursuant to the Securities Act. Persons who may be deemed to be "affiliates" of Chemicals after the Spinoff generally include individuals or entities that control, are controlled by, or are under common control with, Chemicals and may include certain officers and directors of Chemicals as well as principal stockholders of Chemicals, if any. Persons who are affiliates of Chemicals will be permitted to sell their shares of Chemicals Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

FINANCING

Effective as of the Distribution Date, the Chemicals balance sheet will include approximately $1.03 billion of debt, primarily assumable commercial paper that will be issued by the Company from time to time prior to the Spinoff and assumed by Chemicals effective as of the Distribution Date. The proceeds of the commercial paper issuance will be used by the Company to repay Company debt maturing simultaneously with the issuance of the commercial paper. Repayment of the assumable commercial paper will be Chemicals' responsibility. The assumable commercial paper will be guaranteed by the Company until repaid or refinanced at maturity, which may be up to 30 to 60 days following the Distribution Date.

On an historical basis, Chemicals was not allocated any of the Company's debt as the Company uses a centralized approach to cash management and the financing of its operations. As a result, it is not possible to determine what amount of debt was associated, on an historical basis, with the operations of Chemicals. See
Note 1 to the Chemicals SpinCo Combined Financial Statements. The amount of debt to be assumed by Chemicals and the determination of Chemicals' initial capital structure are based upon the Company's goals of maximizing combined stockholder value for the Company's present stockholders while enabling Chemicals to receive an investment grade credit rating. In addition, the amount of debt that could be assumed by Chemicals without adverse tax consequences is limited to the tax basis of the assets to be transferred to Chemicals.

Following the Spinoff, Chemicals expects to have its own commercial paper program part of which will be used to refinance assumable commercial paper. Interest expense on commercial paper financings by Chemicals is expected to increase somewhat after the Company's guarantee of the assumable commercial paper expires. Chemicals currently plans to refinance a substantial portion of the commercial paper with medium and long-term debt following the Spinoff, subject to market conditions. Such refinancing is expected to be at higher interest rates than short-term commercial paper. The determination of the amount to be refinanced and the terms and conditions of such refinancing have not yet been determined.

Chemicals also intends to enter into a total of $1.2 billion in revolving credit facilities (the "Credit Facilities") to support its commercial paper borrowings. The Credit Facilities would also be available for working capital and other general corporate purposes. The Credit Facilities will consist of an unsecured five-year revolving credit facility under which Chemicals may borrow from time to time on a revolving credit basis an aggregate principal amount of up to $800 million and an unsecured 364-day revolving credit facility under which Chemicals may borrow on a revolving credit basis an aggregate principal amount of up to $400 million. The Credit Facilities are expected to contain certain representations and warranties; conditions; affirmative, negative and financial covenants; and events of default customary for such facilities. Interest rates charged on any borrowings outstanding under the Credit Facilities would be based on market rates that can vary over time.

REGULATORY APPROVALS

The Company does not believe that any material U.S. federal or state or foreign regulatory approvals will be required by law in connection with the Spinoff.

ACCOUNTING TREATMENT

Upon receipt of stockholder approval of the Spinoff, the Company will restate its consolidated financial statements to reflect Chemicals as a discontinued operation. In the separate financial statements of Chemicals, the assets and liabilities contributed to Chemicals will be recorded at the Company's historical basis.

CONDITIONS; TERMINATION

The Spinoff is conditioned upon the satisfaction of the following conditions:
(1) approval of the Company Charter Proposal and the Spinoff Proposal by the Company's stockholders at the Special Meeting; (2) certain transactions (including the transfers of assets and liabilities contemplated by the Distribution Agreement) having been consummated; (3) Chemicals Common Stock having been approved for listing on the NYSE, subject to official notice of issuance; (4) the Registration Statement on Form 10 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") to register the Chemicals Common Stock under the Exchange Act having become effective and no stop order being in effect; (5) all material authorizations, consents, approvals and clearances of U.S. federal, state and local, and foreign governmental agencies having been obtained; (6) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, being in effect preventing the consummation of the Spinoff; (7) the assumable commercial paper program and the Credit Facilities being in place and all conditions to borrowing thereunder having been satisfied, and all necessary consents, waivers or amendments to any bank credit agreement, debt security or other financing facility having been obtained, or each such agreement, security or facility having been refinanced, in each case, on terms satisfactory to the Company and to the extent necessary to permit the Spinoff to be consummated without any material breach of the terms of such agreement, security or facility; and (8) receipt by the Company of a ruling from the IRS that, among other things, the Spinoff will generally be tax free for U.S. federal income tax purposes.

The Company Board does not intend to waive any of the conditions, except that if the stockholders approve the Spinoff but do not approve the Company Charter Proposal, the Company Board will reevaluate its intention to complete the Spinoff. After such review, the Company Board could decide to cancel the Spinoff or waive the condition that the Company Charter Proposal be approved and to complete the Spinoff despite such lack of approval. If the Company does not receive the ruling from the IRS, and the Company Board decides to waive the tax-ruling condition to the Spinoff, the Company will distribute revised proxy materials and resolicit proxies. Even if all the above conditions are satisfied, the Company Board has reserved the right to cancel or defer the Spinoff and the related transactions described in this Proxy Statement at any time prior to the Distribution Date. See "Relationship Between the Company and Chemicals After the Spinoff -- Distribution Agreement."

                   BUSINESS OF THE COMPANY AFTER THE SPINOFF

After the Spinoff the Company will operate the Life Sciences Business, which will consist of its agricultural products, pharmaceuticals, and food ingredients segments. If the Spinoff had occurred on January 1, 1996, net sales for the Company for 1996, on a pro forma basis, would have been approximately $6.3 billion compared to $9.3 billion of net sales on an actual historical basis for 1996. If the Spinoff had occurred on December 31, 1996, total assets would have been approximately $8.7 billion compared to historical total assets at that date of $11.9 billion. For a more detailed presentation of the pro forma effects of the Spinoff on the Company's financial position, see "Monsanto Company and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements for the Periods Ending March 31, 1997 and December 31, 1996."

The agricultural products segment is a leading worldwide developer, producer and marketer of crop protection products and lawn-and-garden products. This group also develops and markets products enhanced by biotechnology. These products improve the efficiency of food production and preserve environmental quality for agricultural, industrial, turf and residential uses. More than half of the unit's herbicide net sales are made outside the United States. Weather conditions in agricultural markets worldwide affect sales volumes.

The pharmaceuticals segment reflects the operations of G.D. Searle & Co. ("Searle"). Searle develops, produces and markets prescription pharmaceuticals. Its products include medications to relieve the symptoms of arthritis, to control high blood pressure, to relieve insomnia, to prevent the formation of ulcers, to treat certain infections, and to provide better women's health care.

The food ingredients segment manufactures and markets sweeteners, including NutraSweet(R) brand sweetener and Equal(R) and Canderel(R) tabletop sweeteners. It also develops, produces and markets alginates, biogums and other food ingredients.

Upon consummation of the Spinoff, the Company Board will consist of 10 of the present 14 directors of the Company. See "Election of Directors to Classified Terms." In addition, 12 of the present 14 executive officers of the Company including Robert B. Shapiro, Chairman and Chief Executive Officer of the Company, will continue as senior executives of the Company following the Spinoff. See "Management of the Company."

                      RELATIONSHIP BETWEEN THE COMPANY AND
                          CHEMICALS AFTER THE SPINOFF

For the purpose of governing certain of the ongoing relationships between the Company and Chemicals after the Spinoff and to provide mechanisms for an orderly transition, the Company and Chemicals or their respective subsidiaries, as applicable, will enter into the various agreements described in this section prior to the Distribution Date. Certain of the agreements summarized in this section will be included as exhibits to the Registration Statement, and the following summaries are qualified in their entirety by reference to the agreements as filed.

DISTRIBUTION AGREEMENT

The Distribution Agreement will provide for, among other things, the principal corporate transactions required to effect the Spinoff and certain other matters governing the relationship between Chemicals and the Company with respect to or in consequence of the Spinoff.

Subject to certain exceptions described below, the Distribution Agreement contains provisions designed principally to place with Chemicals the assets and personnel currently involved in the Chemicals Business and financial responsibility for known and contingent or unknown liabilities of the Chemicals Business. In addition, certain other assets and liabilities of the Company described in the Distribution Agreement will be contributed to, or assumed by, Chemicals. These additional assets include, among others: (1) a joint venture interest in the elemental phosphorus mining and operations of the Company which the Company will contribute to the P4 Joint Venture prior to the Spinoff (see
" -- P4 Joint Venture"); (2) the Company's interests in certain existing joint ventures, including the Flexsys 50/50 joint venture between the Company and Akzo Nobel N.V. ("Akzo Nobel") and the Advanced Elastomer Systems 50/50 joint venture between the Company and Exxon Corporation ("Exxon") (see "Business and Properties of Chemicals After the Spinoff -- Principal Equity Affiliates"); and
(3) $75 million of cash. These additional liabilities include, among others: (1) most of the remaining liabilities of sold or discontinued businesses conducted by former chemicals units or divisions of the Company; (2) environmental remediation liabilities of certain other specified sold or discontinued businesses of the Company; and (3) liabilities associated with the assumable commercial paper, as described above under "The Spinoff Proposal -- Financing."

Under the Distribution Agreement, Chemicals will be entitled to the benefit of liability insurance coverage under certain Company policies, to the extent such coverage existed and coverage limits are not exhausted, for claims for which it is assuming responsibility. Such insurance coverage generally will be shared with the Company for other liabilities existing prior to the Distribution Date which the Company is retaining, on an as available basis, without allocation.

Pursuant to the Distribution Agreement, the Spinoff is subject to a number of conditions which are described under "The Spinoff Proposal -- Conditions; Termination." The Distribution Agreement may be amended or terminated, and the Spinoff may be cancelled, or certain conditions to the Spinoff may be waived, at any time prior to the Distribution Date, in the sole discretion of the Company Board.

EMPLOYEE BENEFITS ALLOCATION AGREEMENT

Prior to the Distribution Date, the Company and Chemicals will enter into an employee benefits and compensation allocation agreement (the "Employee Benefits Allocation Agreement") to set forth the manner in which assets and liabilities under employee benefit plans and other employment-related liabilities will be divided between them, and to ensure a smooth transition for employees' benefits in the Spinoff. In general, Chemicals will be responsible for compensation and employee benefits relating to its employees and former employees who last worked at a Chemicals facility. Chemicals will receive corresponding assets under these employee benefit plans qualified under the Code, but will receive no assets with respect to liabilities under non-qualified plans. Certain liabilities relating to some former employees of Chemicals will be retained by the Company (along with any corresponding assets), including liabilities and assets for defined benefit pension plan benefits accrued by certain retired employees of the Chemicals business, liabilities and assets under the Company Savings and Investment Plan and the corresponding supplemental executive plan for such retired salaried employees and unfunded deferred compensation liabilities. In addition, the Company and Chemicals may create a multiple employer pension plan, of which they would initially be the joint sponsors, to provide for certain benefits accrued by certain non-union employees and retirees of the Chemicals Business through December 31, 1997. Chemicals would be primarily liable for all contributions to fund this multiple employer pension plan, but the Company would remain secondarily liable for such funding during the period it is a joint sponsor. The Company would have the right to withdraw as a joint sponsor at the earlier of a specified date or upon the occurrence of certain specified events.

The Employee Benefits Allocation Agreement will also provide for the treatment of outstanding options to purchase Company Common Stock ("Company Options"). At the time of the Spinoff, Company Options will be converted into either Chemicals Options, adjusted Company Options ("New Company Options") or a combination of both (collectively, "Substituted Options"), in each case, with adjustments to preserve their value notwithstanding the Spinoff. These adjustments will be based upon the relative trading values of the Company Common Stock before giving effect to the Spinoff, and Chemicals Common Stock or Company Common Stock after giving effect to the Spinoff, as the case may be. Chemicals will be responsible for delivering shares of Chemicals Common Stock upon exercise of Chemicals Options, and the Company will be responsible for the delivery of shares of Company Common Stock upon exercise of New Company Options. The holders of restricted shares of Company Common Stock ("Company Restricted Stock") (whether employed by the Company or Chemicals after the Spinoff) will be entitled under the terms of their Company Restricted Stock to receive the distribution of shares of Chemicals Restricted Stock in the Spinoff with respect to their Company Restricted Stock, and such shares of Chemicals Restricted Stock will generally be subject to the same restrictions as the Company Restricted Stock. (Restricted shares of Chemicals Common Stock are referred to in this Proxy Statement as "Chemicals Restricted Stock".)

TAX SHARING AND INDEMNIFICATION AGREEMENT

Prior to the Distribution Date, Chemicals and the Company will enter into the Tax Sharing and Indemnification Agreement, which will set forth each party's rights and obligations with respect to payment and refunds, if any, with respect to taxes for periods before and after the Distribution Date and related matters such as the filing of tax returns and the conduct of audits or other proceedings involving claims made by taxing authorities.

In general, the Company will be responsible for filing consolidated U.S. federal and consolidated, combined or unified state income tax returns for periods through the Distribution Date, and for paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liability by the applicable taxing authorities). The Tax Sharing and Indemnification Agreement will also allocate liability between the Company and Chemicals for property taxes and for any taxes which may arise in connection with separating the Chemicals Business from the Life Sciences Business.

Pursuant to the Tax Sharing and Indemnification Agreement, Chemicals will agree to refrain from engaging in certain transactions for two years following the Distribution Date without the Company's written consent unless it shall first provide the Company with a ruling from the IRS, or in the case of certain intragroup transfers of assets, an opinion of counsel in a form reasonably acceptable to the Company, that the transaction will not adversely affect the tax consequences of the Spinoff. Transactions subject to these restrictions will include, among other things, liquidation or merger with another corporation, certain repurchase or issuance of Chemicals Common Stock, sale, distribution or other disposition of certain assets and the discontinuance of certain businesses. The Company and Chemicals will agree that, in general, they will indemnify each other, on an aftertax basis, against any tax liability resulting from either the Company's or Chemicals' breach of any covenant or representations contained in the Tax Sharing and Indemnification Agreement.

The Tax Sharing and Indemnification Agreement further provides for cooperation with respect to certain tax matters, the method of reporting of non-qualified stock options, indemnification in connection with the income of certain partnerships, the exchange of information and the retention of records which may affect the income tax liability of either party.

Though valid as between the parties thereto, the Tax Sharing and Indemnification Agreement is not binding on the IRS and does not affect the several liability of the Company, Chemicals and their respective subsidiaries to the IRS for all U.S. federal taxes of the consolidated group relating to periods prior to the Distribution Date.

INTELLECTUAL PROPERTY AGREEMENTS

On or prior to the Distribution Date, the Company and Chemicals will enter into a series of agreements (the "Intellectual Property Agreements") relating to the transfer of intellectual property, including patents, trademarks, copyrights, know-how and trade secrets. The Intellectual Property Agreements will include:
(1) an assignment of intellectual property rights to Chemicals which relate solely to the Chemicals Business, (2) an assignment of intellectual property rights to Chemicals which relate primarily, but not entirely, to the Chemicals Business, in which case a license will be granted to the Company for use in the Life Sciences Business and in certain specified areas outside the Chemicals Business, and (3) a license to Chemicals of certain of the Company's intellectual property rights which relate primarily, but not entirely, to the Life Sciences Business for use by Chemicals in the Chemicals Business and in certain specified areas which are outside the Life Sciences Business.

TRANSITION SERVICES AGREEMENT

On or prior to the Distribution Date, the Company and Chemicals will enter into a transitional services agreement (the "Transition Services Agreement"), pursuant to which the Company and Chemicals will provide each other with transitional administrative and support services (the "Transition Services") for a period of time not to exceed 18 months from the Distribution Date. The Transition Services Agreement will provide that, in consideration for the performance of a Transition Service, the user of such Transition Service (the "Service User") will pay to the provider of such Transition Service (the "Service Provider") the cost incurred by the Service Provider in rendering such Transition Service.

The Transition Services Agreement will provide that the Service Provider has the right to terminate the provision of certain Transition Services under certain circumstances, including the occurrence of certain changes in the ownership or beneficial control of the Service User, and also will contain provisions whereby the Service User will generally agree to indemnify the Service Provider for all claims, losses, damages, liabilities and other costs incurred by the Service Provider to a third party which arise in connection with the provision of a Transition Service, other than those costs resulting from the Service Provider's own willful misconduct or fraud. In general, the Service User can terminate a Transition Service after an agreed notice period.

P4 JOINT VENTURE

The Company and Chemicals will form a joint venture for the mining of phosphate rock and the production of elemental phosphorus (the "P4 Joint Venture"). The Company will own 60% of the P4 Joint Venture and Chemicals will own the remaining 40% of the P4 Joint Venture. The elemental phosphorus production facilities are located at Soda Springs, Idaho and will be operated by Chemicals under an operating agreement with the P4 Joint Venture. The elemental phosphorus produced by the P4 Joint Venture will be sold to the Company and Chemicals generally at cost with certain adjustments to reflect ownership. The Company will have priority for a certain percentage of the production volume. The phosphorus material acquired by the Company will be used as a raw material for the manufacture of herbicides (including the Company's Roundup(R) brand). The phosphorus material acquired by Chemicals will either be used by Chemicals as a raw material for the manufacture of phosphorus derivatives which will then be sold by Chemicals or will be resold (as elemental phosphorus) by Chemicals. In the event of a change of control of Chemicals, the Company has an option to acquire Chemicals' interest in the P4 Joint Venture at the then book value. The Company is paying Chemicals an annual fee in consideration of this option.

OPERATING AGREEMENTS

On or prior to the Distribution Date, the Company and Chemicals will enter into master operating agreements (the "Operating Agreements") with respect to each of four production facilities located at Chocolate Bayou in Alvin, Texas; Luling, Louisiana; Antwerp, Belgium; and Sao Jose dos Campos, Brazil. The Company will be the operator (the "Operator") and Chemicals will be the guest (the "Guest") at all of the facilities except the Chocolate Bayou facility, at which the Company will be the Guest and Chemicals will be the Operator.

Pursuant to each of the Operating Agreements, the Operator will, as an independent contractor, provide, or arrange for the provision of, such production, utility and certain ancillary services as are reasonably necessary or required for the Guest's production operations at the facility, and the Operator will lease to the Guest the real property at the facility that is used in connection with the Guest's production operations. The Guest is required to pay all direct and indirect costs incurred by the Operator in the performance or supply of such services, plus an agreed upon return on the net capital employed in connection with the respective Operating Agreement. The Guest will own the production assets related to its operations at the facility.

Unless terminated earlier by either party thereto in accordance with the terms of the Operating Agreements, the initial term of each of the Operating Agreements is 20 years. After the initial term, the Operating Agreements continue indefinitely unless and until terminated by either party upon at least 24 months' prior written notice. Each of the Operating Agreements also provides that, under certain circumstances, either the Operator or the Guest may terminate the Operating Agreement prior to the expiration of its initial term.

The Operating Agreements contain provisions requiring the Guest to indemnify the Operator for all losses (other than environmental liabilities) arising out of the operation of the facility or the provision of services, except to the extent that such losses are caused by the Operator's willful misconduct or fraud. The Operating Agreements also apportion certain environmental liabilities.

RAW MATERIAL SUPPLY AGREEMENTS

On or prior to the Distribution Date, the Company and Chemicals will enter into a series of raw material supply agreements pursuant to which Chemicals will provide materials to the Company for the continued manufacture of certain of the Company's products, including herbicides (such as Roundup(R)) and aspartame. The raw materials to be provided by Chemicals are as follows: formalin (formaldehyde), monochlorobenzene (MCB), hexamethylenediamine (HMD), hexamethylenetetramine (HMTA), hydrogen cyanide (HCN) and L-aspartic acid (L-Asp).

The raw material supply agreements will have an anticipated term of 10 years and will provide that the Company will obtain its requirements of the materials for the facility to which the agreement relates from Chemicals. Chemicals will sell these materials under formula-based or market-based pricing mechanisms. Chemicals will also act as the agent for Life Sciences in purchasing additional quantities of one of these materials.

On or prior to the Distribution Date, the Company and Chemicals will enter into a supply agreement pursuant to which the Company will provide phosphorus trichloride (PCl(3)) to Chemicals for an anticipated term of less than eight years. The Company will sell this material under a formula-based pricing mechanism.

                          THE COMPANY CHARTER PROPOSAL
                               (PROXY ITEM NO. 2)

The Company Board believes that it is advisable to adopt the Company Charter Amendments described below, and, accordingly, has adopted a resolution proposing that such Company Charter Amendments be presented to the stockholders at the Special Meeting for their approval.

CLASSIFICATION OF THE COMPANY BOARD AND RELATED PROVISIONS

If approved by the stockholders, Article VIII of the Company Charter would be amended and restated in its entirety to provide for the Company Board to be divided into three classes, to set forth the range for the number of directors comprising the Company Board, to establish procedures for filling vacancies on the Company Board, to provide that directors can only be removed for cause and by a supermajority vote of the stockholders and to require a supermajority vote for stockholders to amend such Article VIII ("Amended Article VIII").

Amended Article VIII would divide the Company Board into three separate classes, as nearly equal in number as possible, each class to serve a three-year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of the Company Charter Amendments, Class I will consist of directors who will serve for an initial term expiring at the 1998 Annual Meeting of Stockholders, Class II will consist of directors who will serve for an initial term expiring at the 1999 Annual Meeting of Stockholders, and Class III will consist of directors who will serve for an initial term expiring at the 2000 Annual Meeting of Stockholders. At each annual meeting beginning in 1998, directors will be elected to succeed those directors whose terms then expire and each newly elected director will serve for a three-year term. The proposed Amended Article VIII would replace the current system of electing all of the directors annually for one-year terms.

The effect of a classified board of directors may be circumvented by increasing or decreasing the size of the board. The Company Charter currently provides that the number of directors is to be fixed as provided in the Company By-Laws, and the Company By-Laws provide that such number is to be fixed by resolution of the Company Board. Such Company By-Laws can currently be amended by holders of a majority of the outstanding shares of Company Common Stock. Amended Article VIII fixes the number of directors at not less than five nor more than twenty, the specific number to be fixed by resolution of the Company Board. The current Company Charter likewise provides that any vacancies caused by an increase in the number of directors or otherwise may be filled by the Company Board in the manner described in the Company By-Laws. Amended Article VIII provides that such vacancies may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum, and that directors so chosen would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The Company Charter also currently provides that directors may be removed with or without cause by a vote of the majority of the outstanding shares entitled to vote for directors. Under the General Corporation Law of the State of Delaware (the "Delaware Law"), if a board of directors is classified by action of the stockholders, unless the certificate of incorporation specifies otherwise, members of the board of directors of each class may be removed by the stockholders before the expiration of their respective terms only for cause. Amended Article VIII would expressly provide that directors may be removed only for cause and only by the affirmative vote of 80% of the stockholders entitled to vote thereon. Finally, Amended
Article VIII would provide that such article cannot be amended except by the affirmative vote of 80% of the stockholders entitled to vote thereon.

The text of Amended Article VIII is set forth in Annex A to this Proxy
Statement.

In the event that the Company Charter Proposal is approved, the Company Board has adopted conforming amendments to the Company By-Laws which will become effective upon the effectiveness of the Company Charter Amendments.

ELIMINATION OF ACTION BY CONSENT OF STOCKHOLDERS

If approved by the stockholders, Article XI of the Company Charter would be renumbered as Article XII and a new Article XI would be inserted, which Article XI would require that all stockholder action be taken at a duly called annual or special meeting and not by means of a written consent in lieu of such a meeting ("New Article XI").

Pursuant to the Delaware Law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having the requisite number of shares that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company Charter does not currently preclude stockholder action by written consent.

The text of the proposed New Article XI is set forth in Annex A to this Proxy Statement.

REQUIREMENT OF 80% VOTE FOR STOCKHOLDERS TO AMEND BY-LAWS

If approved by the stockholders, Article X of the Company Charter would be amended to require a vote of the holders of 80% of the outstanding stock for stockholders to adopt, amend or repeal the Company By-Laws ("Amended Article X"). Amended Article X would also provide that such article cannot be amended except by the affirmative vote of 80% of the stockholders entitled to vote thereon.

Pursuant to the Company Charter and the Company By-Laws, the Company By-Laws may currently be amended by stockholders by a vote of a majority of the outstanding stock or by the Company Board. If the Company Charter Amendments are approved, the required vote for stockholders to adopt, amend or repeal the Company By-Laws would be increased from 50.1% to 80%. The Company Board would continue to have the power to amend the Company By-Laws.

The text of the proposed Amended Article X is set forth in Annex A to this Proxy Statement.

REASONS FOR THE COMPANY CHARTER PROPOSAL

The amendments providing for a classified board, the elimination of stockholder action by written consent, and the requirement of an 80% vote for stockholders to amend the Company By-Laws may have certain antitakeover effects which the Company Board believes will help to protect the value of each stockholder's investment in the Company. Certain current provisions of the Company Charter, the Company By-Laws and the Company Rights Agreement already provide certain protections against takeover bids which the Company Board determines are not in the best interest of stockholders. See "Certain Antitakeover Effects of Certain Charter and By-Laws Provisions and the Company Rights and the Chemicals Rights." The Company Board believes that the additional measures are desirable in connection with the Spinoff for a number of reasons. Following the Spinoff, the Company will consist solely of the Life Sciences Business and will be an innovative and growth-oriented agricultural products, food, health and biotechnology company. The Life Sciences Business has recently undertaken a number of acquisitions and alliances, and following the Spinoff the Company intends to continue to aggressively pursue opportunities to build the business both through internal growth and by strategic acquisitions and alliances. The Company's strategies for the Life Sciences Business have already yielded substantial value for stockholders. The proposed Company Charter Amendments are intended to enable the Company to concentrate on and implement this business plan following the Spinoff and to foster sustained long-term growth without the potential disruption caused by the threat of a takeover not considered by the Company Board to be in the best interests of the Company and its stockholders.

In addition, following the Spinoff, the price of Company Common Stock may not immediately reflect the full value of the Company as a pure Life Sciences Business. It may take time for the market fully to appreciate the dynamics of the Company following the Spinoff and for the Company to realize the long-term value of focusing on the Life Sciences Business and implementing its business plan. The additional protective provisions will enable the Company to preserve for the benefit of the Company's stockholders the advantages of operating as a pure life sciences company after the Spinoff.

A classified Company Board will eliminate the ability of a raider to acquire control of the Company Board at a single annual stockholder meeting. In some cases, a raider may not be interested in taking over a corporation, but rather may use the threat of a proxy fight and/or a takeover bid as a means of forcing a corporation to adopt the raider's strategy for the corporation. The imminent threat of removal of the Company Board in a proxy contest or consent solicitation severely curtails the ability of the Company Board to negotiate effectively with both a raider and other potential acquirors. The Company Board may be deprived of the time and information necessary to evaluate an unsolicited takeover proposal, to study alternative proposals and to help ensure that the best price for stockholders is obtained in any transaction involving the Company which may ultimately be undertaken. If the Company Board were to determine that the best alternative for stockholders was for the Company to remain independent, a classified Company Board would force the raider to take two annual meetings to take control of the Company Board and implement its agenda. Accordingly, by making it more time-consuming for a prospective acquiror to gain control of the Company Board, a classified Company Board creates some additional negotiating leverage for the Company Board to seek the best terms for all stockholders and to resist proposals that the Company Board determines to be contrary to the best interests of stockholders.

Since directors will be serving for longer terms which expire at different times, the Company Board also believes that a classified Company Board will promote continuity of management and thereby enhance the Company's ability to carry out long-range plans and goals for the benefit of its stockholders.

Elimination of the stockholder consent procedure would prevent the holders of the majority of Company Common Stock from taking action without giving all stockholders of the Company entitled to vote on such action the opportunity to participate in determining that action. Elimination of the ability of the stockholders to act by written consent will also serve to ensure that the Company Board will have adequate time and opportunity to evaluate any stockholder proposals and to avoid the expense and distraction of a proxy fight arising at times other than at annual meetings of stockholders. As a result of the provisions of the Company By-Laws requiring stockholders to give advance notice of their intention to propose nominees for director or to propose business for action at an annual meeting, the Company Board is afforded more time to evaluate an unsolicited takeover proposal and to determine what actions are in the best interests of stockholders.

The requirement for a supermajority vote in order for stockholders to amend the Company By-Laws will prevent a bare majority of the stockholders from seeking to eliminate the Company's defenses against takeovers or otherwise frustrate certain types of corporate action traditionally within the authority of the Company Board. In recent years, potential acquirors, labor unions and other stockholders have proposed by-law amendments to require the redemption of a company's shareholders rights plan, terminate a company's defensive measures to a takeover or authorize expenditures of corporate funds without board of director approval. While the validity of such by-law amendments is questionable, the Company Board believes such proposals to amend the Company By-Laws may assist a raider in acquiring control of the Company and undermine the efforts of the Company Board to protect the value of each stockholder's investment in the Company.

INCREASE IN AUTHORIZED SHARES OF COMPANY COMMON STOCK

The Company Board believes that it is advisable to amend Article IV of the Company Charter to increase the number of authorized shares of Company Common Stock from 850,000,000 shares to 1,000,000,000 shares and the total number of authorized shares of all classes of stock of the Company to 1,010,000,000 Shares. Such amendment would change only the number of authorized shares of Company Common Stock and the total number of authorized shares of all classes of stock of the Company.

As of the close of business on June 27, 1997, of the 850,000,000 shares of Company Common Stock presently authorized by the Company Charter, 589,494,131 shares were issued and outstanding, 232,476,839 shares were held in the Company's treasury or by a subsidiary of the Company and 28,029,030 shares were authorized but unissued. Adoption of the Company Charter Proposal would increase the number of authorized, but unissued, shares of Company Common Stock to 178,029,030 shares.

On April 26, 1996, the Company Board declared a five-for-one stock split in the form of a stock dividend following approval by the Company's stockholders of an increase in the authorized number of shares of Company Common Stock from 200,000,000 to 850,000,000. The Company Board has concluded that there is not currently authorized a sufficient number of shares of Company Common Stock to give the Company the ability to react quickly to today's competitive, fast changing environment. The additional authorized shares of Company Common Stock would provide the Company the necessary flexibility for actions the Company might wish to take relating to possible financing programs, acquisitions, mergers, employee benefit plans, future stock splits and other corporate purposes without the expense and delay of a special stockholders' meeting to increase authorized capital.

No further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares except as may be required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. For example, the NYSE, on which the Company Common Stock is listed, currently requires specific stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the issuance of shares could result in a 20% or greater increase in the number of shares of Company Common Stock outstanding. The Company has no present agreements or commitments for the issuance of any of the additional shares that would be authorized by the amendment of Article IV of the Company Charter.

The additional shares for which authorization is sought would be identical to the shares of Common Stock now authorized and outstanding. The Company Common Stock has no conversion, preemptive or subscription rights, and is not redeemable.

The proposed increase in the number of authorized shares of Company Common Stock is not intended to impede a change of control of the Company. Further, the Company is not aware of any current efforts to acquire control of the Company. It should be noted, however, that the additional shares could be issued in connection with defending the Company against a hostile takeover bid. The issuance of additional shares of Company Common Stock could have the effect of diluting earnings and book value of outstanding shares of Company Common Stock, could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, or could result in a private placement with purchasers who might side with the Company Board if they chose to oppose a specific change of control. See "Certain Antitakeover Effects of Certain Charter and By-Laws Provisions and the Company Rights and the Chemicals Rights -- Common Stock."

If the Company Charter Proposal is approved by the stockholders, the Company Charter Amendments will become effective upon the filing of a Certificate of Amendment in accordance with the Delaware Law. A form of such Certificate of Amendment is included as Annex A to this Proxy Statement.

REQUIRED VOTE

The affirmative vote of a majority of the shares outstanding and eligible to vote at the Special Meeting is required for the approval of the Company Charter Proposal. Approval of the Company Charter Proposal is a condition to consummation of the Spinoff.

RECOMMENDATION OF THE COMPANY BOARD

THE COMPANY BOARD HAS APPROVED THE COMPANY CHARTER PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY CHARTER PROPOSAL.

                   ELECTION OF DIRECTORS TO CLASSIFIED TERMS
                               (PROXY ITEM NO. 3)

If the Company Charter Proposal, which includes the proposed amendment to the Company Charter concerning classification of the Company Board, is adopted, the terms of the following three present directors, Nicholas L. Reding, John E. Robson and William D. Ruckelshaus, will expire at the Annual Meeting in 1998, the end of the one-year term to which they were elected at the Annual Meeting in 1997. It is proposed at the Special Meeting to elect four present directors to serve for a term expiring at the Annual Meeting in 1999; and three present directors to serve for a term expiring at the Annual Meeting in 2000 (or, in all cases, until their respective successors are elected and qualified). If the Company Charter Proposal is not approved, all such directors will continue to hold office until the Annual Meeting in 1998 (or until their respective successors are elected and qualified). Unless you indicate otherwise on your proxy, your proxy will be voted to elect to classified terms the following directors, whose biographical sketches appear below, for the indicated terms. If any director fails to receive the vote necessary to be elected to a classified term, the term of such director shall expire at the Annual Meeting in 1998 and the vacancy so arising will be filled by the Company Board. If the Company Charter Proposal is approved, in the event of death or disqualification or inability to serve of any of the directors listed above, the vacancy so arising will be filled by the Company Board. The directors who are proposed for election to terms expiring in 1999 and 2000 were elected to terms expiring in 1998 by the stockholders at the Annual Meeting held in April 1997.

DIRECTORS TO BE ELECTED TO TERMS EXPIRING IN 1999:

NAME AND AGE                           PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
--------------------------  -------------------------------------------------------------------
Robert B. Shapiro, 58.....  Chairman, President and Chief Executive Officer, the Company, since
                            1995; President and Chief Operating Officer, the Company, 1993-95;
                            Executive Vice President and Advisory Director, the Company, and
                            President, The Agricultural Group of the Company, 1990-93,
                            Director: Citicorp; Silicon Graphics, Inc.; Barnes-Jewish Hospital.
                            Trustee: Missouri Botanical Garden; Washington University. Member:
                            The Business Council; The Business Roundtable.
Robert M. Heyssel, 69.....  Consultant; President Emeritus, The Johns Hopkins Health System,
                            since 1992; President and Chief Executive Officer, The Johns
                            Hopkins Health System and The Johns Hopkins Hospital, 1972-92.
                            Professor, The Johns Hopkins Schools of Medicine and Public Health
                            since 1971 and 1972, respectively.
Philip Leder, 62..........  Chairman, Department of Genetics, Harvard Medical School since
                            1980; John Emory Andrus Professor of Genetics, since 1980. Senior
                            Investigator, Howard Hughes Medical Institute since 1986. Director:
                            Genome Therapeutics Corporation. Trustee: The General Hospital
                            Corporation; The Hadassah Medical Organization; Massachusetts
                            General Hospital; The Charles A. Revson Foundation; The Rockefeller
                            University.
Jacobus F.M. Peters, 65...  Chairman of the Executive Board and Chief Executive Officer, AEGON
                            N.V., 1984-93. Director: Kleinwort Endowment Policy Trust Plc.
                            Member of Supervisory Board: AEGON N.V.; Amsterdam Company for Town
                            Restoration Ltd.; IBM International Centre for Asset Management
                            N.V.; Koninklijke Pakhoed Holding N.V.; Randstad Holding N.V.;
                            SAMAS Group N.V.; United Flower Auctions Aalsmeer.

DIRECTORS TO BE ELECTED TO TERMS EXPIRING IN 2000:

NAME AND AGE                           PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
--------------------------  -------------------------------------------------------------------
Michael Kantor, 57........  Partner, Mayer, Brown & Platt, since 1997; U.S. Secretary of
                            Commerce, 1996-97; U.S. Trade Representative 1993-96; National
                            Chairman for the Clinton/Gore Campaign, 1992; Partner, Manatt,
                            Phelps, Phillips and Kantor, 1975-92.
Gwendolyn S. King, 56.....  Senior Vice President, Corporate and Public Affairs, PECO Energy
                            Company (formerly Philadelphia Electric Company), since 1992.
                            Commissioner, Social Security Administration, 1989-92. Director:
                            Adwin Equipment Co., Adwin Realty Co.; Eastern Pennsylvania
                            Development Corp.; Lockheed Martin Corp.
John S. Reed, 58..........  Chairman and Chief Executive Officer, Citicorp and Citibank, N.A.,
                            since 1984. Director: Citicorp; Citibank, N.A.; Philip Morris
                            Companies, Inc. Trustee: Rand Corporation. Member: The Business
                            Council; The Business Roundtable.

DIRECTORS CONTINUING CURRENT TERMS EXPIRING IN 1998:

NAME AND AGE                           PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
--------------------------  -------------------------------------------------------------------
Nicholas L. Reding, 62....  Vice Chairman of the Board, the Company, since 1993; Advisory
                            Director, 1986-92; Executive Vice President, Environment, Safety,
                            Health and Manufacturing, 1990-93. Director: CPI Corp.; Meredith
                            Corporation; Multifoods Corporation; The Keystone Center.
John E. Robson, 67........  Senior Advisor, Robertson, Stephens & Company, since 1993;
                            Distinguished Faculty Fellow, Yale University School of Management
                            and Visiting Fellow, The Heritage Foundation, 1993; Deputy
                            Secretary of the U.S. Department of the Treasury, 1989-92; Dean,
                            Emory University Business School, 1986-89; President and Chief
                            Executive Officer, G.D. Searle & Co., 1985-86; Executive Vice
                            President, G.D. Searle & Co., 1978-85. Director: Northrop Grumman
                            Corp.; Rand McNally Company; Security Capital Industrial Trust
                            (REIT).
William D.
  Ruckelshaus, 64.........  Chairman, Browning-Ferris Industries, Inc., since 1995; Principal,
                            Madrona Investment Group L.L.C., since 1996; Chairman and Chief
                            Executive Officer, Browning-Ferris Industries, Inc., 1988-95. Of
                            Counsel, Perkins Coie since 1985. Administrator, Environmental
                            Protection Agency, 1983-85. Director: Browning-Ferris Industries,
                            Inc.; Cummins Engine Co., Inc.; Gargoyles Inc.; Nordstrom, Inc.;
                            Weyerhaeuser Company.

Joan T. Bok, Howard M. Love, Frank A. Metz, Jr. and John B. Slaughter will resign as directors of the Company as of the Distribution Date and will become directors of Chemicals at that time. In addition, Mr. Ruckelshaus will be a director of both the Company and Chemicals at and after the Distribution Date.

REQUIRED VOTE

Directors will be elected to their respective classified terms if they receive the vote of a plurality of the shares present in person or represented by proxy.

RECOMMENDATION OF THE COMPANY BOARD

THE COMPANY BOARD HAS APPROVED THE ELECTION OF EACH OF THE DIRECTORS NAMED HEREIN TO CLASSIFIED TERMS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THESE DIRECTORS TO CLASSIFIED TERMS.

COMPANY BOARD MEETINGS AND COMMITTEES

The Company Board met eight times during 1996. To assist the Company Board in carrying out its duties, the Company Board has established an Executive Committee and seven functional committees with responsibilities in specific areas of Company Board activity. All nominees attended 75% or more of the aggregate meetings of the Company Board and of the Company Board committees on which they served during the period they held office in 1996 except that, due to unavoidable circumstances, Mr. Reed attended one meeting less than 75% of such meetings. A description of each Company Board committee and its current membership follows.

Audit Committee. The Audit Committee is composed of non-employee directors and met four times in 1996. The committee reviews and monitors the Company's internal accounting controls, financial reports, accounting practices and the scope and effectiveness of the audits performed by the independent auditors and internal auditors. The committee also recommends to the full Company Board the appointment of the Company's principal independent auditors and approves in advance all significant audit and non-audit services provided by such auditors. The committee discusses audit and financial reporting matters with representatives of the Company's financial management, its internal auditors and its principal independent auditors. The internal auditors and the principal independent auditors meet with the committee, with and without management representatives present, to discuss the results of their examinations, the adequacy of the Company's internal accounting controls and the quality of the Company's financial reporting. The committee encourages the internal auditors and the principal independent auditors to communicate directly with the committee. The members of the committee are: Mr. Metz, Chairman; Dr. Heyssel, Mrs. King, Mr. Ruckelshaus and Dr. Slaughter.

Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee met four times in 1996. The committee reviews and monitors the Company's performance as it affects employees, communities, customers, and the environment and recommends Company policies for consideration when appropriate. The committee also identifies and investigates emerging issues. The members of the committee are: Mrs. Bok, Chairman; Mr. Kantor, Mrs. King, Mr. Ruckelshaus and Dr. Slaughter.

Executive Committee. The Executive Committee has the powers of the Company Board in directing the management of the business and affairs of the Company in the intervals between meetings of the Company Board (except for certain matters reserved for the Company Board). The matters acted upon by the Executive Committee are typically of a routine nature; thus, the committee meets infrequently. During 1996, all actions were taken by unanimous written consent after the committee's review of proposals circulated to the members. Actions of the committee are reported at the Company Board's next regular meeting. The members of the committee are: Mr. Shapiro, Chairman; Drs. Leder and Slaughter.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee (the "ECDC") is composed of non-employee directors and met four times in 1996. The ECDC recommends to the Company Board the establishment and modification of the Company's management incentive plans. The ECDC also administers and interprets the Company's management incentive plans and approves the establishment, modification and termination of other executive compensation plans and agreements. The ECDC has delegated authority to a compensation committee composed of senior management to make grants and awards under the incentive plans and to approve and administer other compensation plans for all employees except executive officers. The ECDC also reviews plans for executive succession and determines the salaries of all executive officers of the Company. The members of the committee are: Mr. Love, Chairman; Dr. Heyssel, Messrs. Metz and Ruckelshaus.

Finance Committee. The Finance Committee met three times in 1996. The committee reviews and monitors the Company's financial planning and structure to insure compatibility with the Company's requirements for growth and sound operation. The committee provides advice regarding the worldwide financing programs of the Company and reviews specific financing plans as requested by management. The committee makes recommendations to the Company Board concerning the increase or retirement of debt, issuance and repurchase of capital stock, foreign currency management, dividend policy and commercial and investment banking relationships. The members of the committee are: Mr. Reed, Chairman; Mrs. Bok, Messrs. Metz, Peters and Robson.

Nominating Committee. The Nominating Committee is composed of non-employee directors and met twice in 1996. At its meeting in January 1997, the committee approved for submission to the Company Board the slate of directors who were elected at the 1997 Annual Meeting of Stockholders and at its meeting in June 1997, the committee approved for submission to the Company Board the slate of directors proposed to be elected to classified terms at the Special Meeting. In addition, the committee considers candidates for the Company Board in case of retirements or other vacancies. The committee also develops internal criteria for the selection of non-employee directors and criteria by which an evaluation of all directors is made. In performing its responsibilities, the committee consults with the Chairman of the Board. This committee will consider stockholder nominations, which should be submitted in writing by year-end to the Company's Secretary. The members of the committee are: Mr. Ruckelshaus, Chairman; Dr. Heyssel, Messrs. Love and Metz.

Pension and Savings Funds Committee. The Pension and Savings Funds Committee met four times in 1996. The committee's specific responsibilities include approving the actuarial assumptions and annual contributions for certain pension and benefit plans (the "Company Plans"), selecting trustees and investment managers for the Company Plans, and establishing policies for the approval of related pension trust agreements and other funding instruments. Although the professional trustees and investment managers have primary investment responsibility with respect to these funds, the committee monitors the investment performance of the Company Plans and the investment managers. The members of the committee are: Dr. Heyssel, Chairman; Dr. Leder, Messrs. Love and Peters.

Special Committee of the Board Regarding Agricultural Biotechnology
Matters. The Special Committee of the Board Regarding Agricultural Biotechnology Matters was formed to review and approve acquisitions by the Company of assets or securities or other business combination transactions, or contributions of capital or loans to third parties, in the area of agricultural biotechnology, either directly or indirectly. The committee met twice in 1996 via telephone conference and took one action by unanimous written consent after the committee's review of proposals circulated to the members. Actions of the committee are reported at the Company Board's next regular meeting. The members of the committee are: Mr. Shapiro, Chairman; Mrs. King, Dr. Leder, Messrs. Metz and Ruckelshaus.

COMPENSATION OF DIRECTORS

Employee directors receive neither retainers nor fees for attendance at Company Board or Company Board committee meetings. Non-employee directors receive an annual retainer of $30,000 plus $1,300 per Company Board meeting attended. In addition, non-employee chairmen of the Executive and the Nominating committees receive $4,000 per year, and non-employee chairmen of all other Company Board committees receive $5,000 per year. Each other non-employee director serving as a member of Company Board committees receives $3,000 per year for each Company Board committee on which such director serves. Committee members, including chairmen, receive a fee of $1,300 per meeting attended, except that this fee is paid for attendance at only one committee meeting on the day of a Company Board meeting. Each non-employee director receives $20,000 of the annual retainer in cash and the $10,000 balance in Company Common Stock. The shares representing the Company Common Stock portion of the annual retainer for a five-year period are transferred to each director at the beginning of the period. These shares are, however, subject to forfeiture to the Company unless "earned out" by the director through continued service on the Company Board during the five years. Thus, the forfeiture condition is removed on one-fifth of the shares on the respective dates of the five annual meetings following transfer of the shares if the director is still serving on the Company Board. Although the directors have voting and dividend rights, none of their shares may be sold prior to the date of the fifth such annual meeting so long as the director continues serving on the Company Board. Appropriate adjustments are made for directors whose retirement will occur in less than five years. The Company Board has approved the suspension of such grants of Company Common Stock to directors pending further consideration of the Company's policy regarding director compensation.

In 1993, the Company Board adopted a guideline which provides that non-employee directors should own Company Common Stock having a value of three times their annual retainer by the fifth anniversary of their election to the Company Board.

Non-employee directors do not participate in any of the Company's incentive, stock option, pension or benefit plans except that they are covered under the Company's business travel accident insurance policy while traveling on Company business. The normal retirement date for non-employee directors is the annual meeting following their 70th birthday. Non-employee directors who retire with five or more years of service receive an annual retirement benefit for life paid in cash and equal to their annual retainer at the time of retirement. If a non-employee director dies within 15 years after retirement, a designated beneficiary will be entitled to receive the annual benefit for the remainder of the 15-year period. Reduced benefits will be paid to a director who ceases for any reason to be a director with fewer than five years of service and to a director who commences receiving benefits prior to normal retirement. The Company purchases Company-owned life insurance contracts on the lives of the non-employee directors. Thus, the cost of this retirement benefit program, including a factor for use of money, should be substantially recoverable through the proceeds of such insurance, depending on realization of the assumptions as to mortality experience, policy dividends and other factors. The Company Board intends to review the compensation arrangements for non-employee directors contemporaneously with the Spinoff with a view toward discontinuing this retirement plan with respect to all continuing directors. Compensation for non-employee directors is expected to be increasingly based on Company Common Stock.

The Company has established a Directors' Charitable Contribution Program for all non-employee directors of the Company which will be funded through life insurance policies which have been purchased on each of the directors. Upon the death of a director with five or more years of service, the Company will contribute a total of $1,000,000 to one or more qualifying charitable institutions recommended by the director. A reduced contribution will be made upon the death of a director with fewer years of service. Directors derive no direct financial benefit from this program since all charitable deductions accrue to the Company.

The Company has a consulting agreement with Dr. Leder, a director of the Company, who provides consulting services and the benefit of his considerable professional skills, knowledge, experience and judgment in areas of interest to the Company, particularly in the field of biological sciences. In 1996, Dr. Leder received $132,600 under this contract.

Mr. Robson, a director of the Company, served on the board of directors of Calgene, Inc. ("Calgene") at the request of the Company prior to the acquisition by the Company in May 1997 of 100% of the common stock of Calgene (the "Calgene Acquisition"). In consideration of such service, in May 1996, the Company transferred to Mr. Robson 15,000 shares of common stock of Calgene valued at $6.00 per share at the time of transfer. These shares were originally subject to a three-year vesting period, under which one-third of the shares would become non-forfeitable on each March 31, commencing March 31, 1997. These shares were in addition to the standard director compensation arrangements that Calgene had with its non-employee directors. Vesting of these restricted shares was accelerated upon consummation of the Calgene Acquisition.

                            INCENTIVE PLAN PROPOSAL
                               (PROXY ITEM NO. 4)

At the 1996 Annual Meeting, the Company's stockholders approved the Incentive Plan. The Incentive Plan authorizes up to 46,250,000 shares of Company Common Stock for grants of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards and bonus stock awards. The number of shares authorized is subject to adjustment for stock dividends, stock splits and other changes in capitalization, and the number of shares set forth above reflects the five-for-one stock split in 1996. As of April 30, 1997, approximately 11,895,597 shares of Company Common Stock remained available for grants under the Incentive Plan. The Company Board, upon recommendation of the ECDC, has amended the Incentive Plan, subject to stockholder approval, to authorize 19,000,000 additional shares for future awards. Pursuant to the Incentive Plan, the total number of shares available under the Incentive Plan will be adjusted to reflect the effect of the Spinoff. For the effect of the Spinoff on Company Options and Company Restricted Stock granted under the Incentive Plan and its predecessor plans, see "Management of Chemicals After the Spinoff -- Executive Compensation."

REASONS FOR THE INCENTIVE PLAN PROPOSAL

Because of the limited number of remaining shares, the Company Board believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to both mid-level and senior management employees in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results. The Company intends to continue the practice begun in 1993 of linking the exercisability of Company Options to the achievement of performance-based targets.

MATERIAL FEATURES OF THE INCENTIVE PLAN

The material features of the Incentive Plan are outlined below and are qualified by reference to the terms of the Incentive Plan. The Incentive Plan, as previously amended, was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997. Copies of the Incentive Plan will be provided to stockholders without charge upon telephone request to (314) 694-4306 or upon written request to Monsanto Company E2ND, 800 N. Lindbergh Boulevard, St. Louis, Missouri 63167. Copies will also be available at the Special Meeting.

Authorized Shares. The Incentive Plan Proposal would authorize the use of up to 65,250,000 shares of Company Common Stock (subject to proportional adjustment in the event of a stock split, stock dividend, spinoff or other change in capitalization) for grants of non-qualified and incentive stock options, stock appreciation rights, awards of Company Restricted Stock and bonus stock awards. Pursuant to the Incentive Plan, the total number of shares available under the Incentive Plan will be adjusted to reflect the effect of the Spinoff.

Administration. The Incentive Plan is administered by the ECDC, which is composed of two or more non-employee directors. The ECDC may delegate the administration of the plan except as it relates to those officers subject to the reporting requirements of Section 16(a) of the Exchange Act.

Eligible Employees. The ECDC may grant awards under the Incentive Plan to any employee of the Company or its subsidiaries or associated companies. In February 1997, awards were made to a group of approximately 3,125 management employees. In any three-year period, the total number of shares for which awards may be made to any one participant under the Incentive Plan cannot exceed 15% of the total number of shares for which awards may be made under the Incentive Plan.

Grants in 1996 and 1997. As of April 30, 1997, non-qualified Company Options have been granted under the Incentive Plan as follows: Mr. Shapiro, 3,022,727, shares; Mr. De Schutter, 489,102 shares; Mr. Potter, 831,818 shares; Mr. Reding, 832,773 shares; Mr. Verfaillie, 831,818 shares; all current executive officers as a group, 10,787,004 shares; and all other employees, 23,567,399 shares. These numbers include Company

Options granted in 1996 as set forth in the Company Option Grant table. See "Management of the Company -- Executive Compensation."

Company Options. The ECDC establishes the terms and conditions of the Company Options granted under the Incentive Plan, subject to certain limitations specified in the Incentive Plan. Under the Incentive Plan, the exercise price of any Company Option granted must be no less than the fair market value of the Company Common Stock at the grant date (or such later date as the ECDC shall determine). Subsequent repricing of options to decrease the exercise price is expressly prohibited.

The Incentive Plan permits the ECDC to include various terms in Company Options in order to enhance the linkage between stockholder and management interests. These include escalation of the option price over the term of the Company Option, permitting participants to deliver shares of Company Common Stock in payment of the exercise price, offering participants the opportunity to elect to receive a grant of Company Options instead of a salary increase or bonus, offering participants the opportunity to purchase Company Options, and making the exercise or vesting of Company Options contingent upon the satisfaction of performance criteria. The Incentive Plan permits the granting of dividend equivalent units in connection with Company Option grants; none have been granted to date under the Incentive Plan.

The Incentive Plan also provides that the term of any Company Option granted may not exceed ten years and, additionally, may not exceed twelve months following the termination of employment unless the termination is the result of retirement, death or disability, provided that employees of the Company who become employees of Chemicals in conjunction with the Spinoff shall not be deemed to have terminated their employment for purposes of the Incentive Plan until they have terminated their employment with Chemicals.

Company Options granted under the Incentive Plan are not transferable except by will, the laws of descent and distribution, or, in the case of a non-qualified option, pursuant to a qualified domestic relations order as defined by the Code, or in circumstances permitted under Section 16 of the Exchange Act. All Company Options may be exercised during the holder's lifetime only by the holder or the holder's guardian or legal representative.

Incentive stock options may be granted provided they meet the requirements of the Code. The Company has not granted, and has no plans to grant, incentive stock options.

U.S. Tax Consequences of Company Options. No taxable income is realized by the participant upon the grant of a non-qualified stock option, and no deduction is then available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the participant and deductible by the Company. For the treatment of deductibility with respect to Company Options in the Spinoff, see "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement." The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held for more than one year following exercise of the option, the participant will realize long-term capital gain or loss upon disposition.

No taxable income is realized by a participant, and no tax deduction is available to the Company, upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the stock option exercise and more than two years after the date of the option grant (the "holding period"), the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income, and the Company will be entitled to a deduction on a portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. For shares held for more than one year, the participant will realize long-term capital gain or loss upon disposition.

The Company believes that compensation received by participants on the exercise of non-qualified options or the disposition of shares acquired upon the exercise of any incentive stock options will be considered performance-based compensation and thus not subject to the $1 million limit on deductibility of compensation under Section 162(m) of the Code.

Participants are responsible for the payment of all withholding taxes due in connection with the exercise or disposition of a Company Option or the vesting of a Company Restricted Stock award. The ECDC has provided that all participants may direct the Company to withhold shares to be issued on an option exercise or stock award to satisfy the withholding obligation.

Stock Appreciation Rights. The Incentive Plan authorizes the grant of stock appreciation rights, but only in tandem with Company Options. Any stock appreciation right granted must be exercisable only to the same extent as the related Company Options. The Company has no stock appreciation rights currently outstanding and no present plans to grant any stock appreciation rights.

Restricted and Unrestricted Shares. The Incentive Plan authorizes the ECDC to use up to one-half of 1% of the outstanding shares (or approximately 2,947,470 shares as of June 27, 1997) for restricted or unrestricted share grants. The ECDC may set the terms and conditions of Company Restricted Stock awards including restrictions against sale, transfer or other disposition, and may make the lapse of such restrictions contingent on the achievement of performance goals. The ECDC also may grant an award of dividend equivalent units in connection with a Company Restricted Stock award. In 1996, one award of 15,000 shares of Company Restricted Stock was made to an executive officer of the Company who was not a Company Named Executive Officer (as defined herein).

Change of Control. The Incentive Plan specifically authorizes the ECDC to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to Company Options, stock appreciation rights and Company Restricted Stock awards in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender or exchange offer or other reorganization in which the Company will not survive as an independent, publicly owned company. Provisions for acceleration of vesting of Company Options and Company Restricted Stock in connection with a change of control have been incorporated in grants of Company Options and Company Restricted Stock grants under the Incentive Plan.

REQUIRED VOTE

To be adopted, the Incentive Plan Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting. If the stockholders do not approve the amendment, only shares remaining in the Incentive Plan will be available for awards.

RECOMMENDATION OF THE COMPANY BOARD

THE COMPANY BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF COMPANY COMMON STOCK AVAILABLE UNDER THE INCENTIVE PLAN.

                       MONSANTO COMPANY AND SUBSIDIARIES

                       SELECTED HISTORICAL FINANCIAL DATA

The following table summarizes certain selected consolidated financial data of the Company which has been derived from the Monsanto Company Consolidated Financial Statements for the five years ended December 31, 1996 and the three months ended March 31, 1997 and 1996. The consolidated financial data set forth below includes Chemicals. Following stockholder approval of the Spinoff, the Company will restate its consolidated financial statements to reflect Chemicals as a discontinued operation. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Monsanto Company Consolidated Financial Statements and the Notes thereto incorporated by reference into this Proxy Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997. See "Where Stockholders Can Find Additional Information." In the opinion of management of the Company, the unaudited consolidated financial statements at March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for such interim periods. Financial information for the first quarter of 1997 should not be annualized. The Company's sales and operating income are historically higher during the first half of the year, primarily because of the concentration of generally more profitable sales from the agricultural products segment in the first half of the year.

                                        FOR THE
                                   THREE MONTHS ENDED                        FOR THE
                                   OR AS OF MARCH 31,                      YEARS ENDED
                                      (UNAUDITED)                     OR AS OF DECEMBER 31,
                                   ------------------    ------------------------------------------------
                                    1997       1996      1996(1)    1995(2)    1994(3)   1993(4)   1992(5)
                                   -------    -------    -------    -------    ------    ------    ------
                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS:
Net sales.......................   $ 2,574    $ 2,304    $ 9,262    $ 8,962    $8,272    $7,902    $7,763
Operating income (6)............       386        405        597        985       923       810        58
Income (loss) from continuing
  operations....................       274        260        385        739       622       494      (126)
Income from discontinued
  operations (7)................                                                                      578
Cumulative effect of accounting
  changes (8)...................                                                                     (540)
Net income (loss)...............       274        260        385        739       622       494       (88)

EARNINGS PER SHARE: (9) and (10)
Income (loss) from continuing
  operations....................   $  0.45    $  0.43    $  0.64    $  1.27    $ 1.06    $ 0.82    $(0.20)
Net income......................      0.45       0.43       0.64       1.27      1.06      0.82     (0.14)

OTHER STATISTICS:
Total assets....................   $12,122    $11,062    $11,191    $10,611    $8,891    $8,640    $9,085
Capital expenditures............       157        133        692        500       409       437       586
Depreciation and amortization...       148        146        590        598       561       572       765
Interest expense................        43         40        171        190       131       129       169
Long-term debt..................     1,552      1,630      1,608      1,667     1,405     1,502     1,423
Short-term debt (11)............     1,773        971        654        365       312       223       257
Dividends per share (9).........     0.150      0.138      0.588      0.540     0.494     0.460     0.440

 (1) Net income for 1996 included restructuring and other special charges of $500 million, or $0.84 per share, associated with the exit from the Company's chemical businesses, the proposed Spinoff and other unusual items.

 (2) Net income for 1995 included net restructuring expenses and other unusual items of $105 million, or $0.18 per share, and the gain on the sale of the styrenics plastics business of $116 million, or $0.20 per share.

 (3) Net income for 1994 included a net aftertax loss for restructuring and other unusual items of $1 million, or less than $0.01 per share.

 (4) Net income for 1993 included a net aftertax gain for restructuring and other unusual items of $15 million, or $0.02 per share.

 (5) Loss from continuing operations and net loss for 1992 included a net aftertax loss for restructuring and other unusual items of $472 million, or $0.76 per share.

 (6) Operating income for the three months ended March 31, 1997 includes $101 million of pretax charges for acquired in-process research and development and $10 million in pretax charges for an accounting rule change related to environmental remediation reserves at operating facilities.

 (7) Discontinued operations relate to the Company's Fisher Controls business which was sold in October 1992.

 (8) In 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," and, as a result, recorded a net aftertax charge of $540 million as a cumulative effect of accounting changes.

 (9) Per share amounts were restated to reflect the May 1996 five-for-one stock split.

(10) In March 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." Under this new standard, the presentation of primary and fully diluted earnings per share required by current standards is replaced by basic and diluted earnings per share. Basic earnings per share measures operating performance assuming no dilution from securities or contracts to issue common stock. Diluted earnings per share measures operating performance giving effect to the dilution that would occur when securities or contracts to issue common stock are exercised or converted. Earnings per share computed under the provisions of SFAS No. 128 would have been:

                                                  FOR THE THREE
                                                MONTHS ENDED MARCH          FOR THE YEARS
                                                       31,                ENDED DECEMBER 31,
                                                ------------------        ------------------
                                                1997         1996         1996         1995
                                                -----        -----        -----        -----
     Basic earnings per share.................  $0.47        $0.45        $0.66        $1.30
     Diluted earnings per share...............  $0.45        $0.43        $0.64        $1.27

(11) The increase in short-term debt as of March 31, 1997 compared with short-term debt as of March 31, 1996 was primarily attributable to the funding of higher seasonal working capital levels and the acquisition of the Asgrow Agronomics seed business by the Company.

                                CHEMICALS SPINCO

                       SELECTED HISTORICAL FINANCIAL DATA

The following table summarizes certain selected combined financial data of Chemicals which has been derived from the Chemicals SpinCo Combined Financial Statements for the five years ended December 31, 1996 and the three months ended March 31, 1997 and 1996. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chemicals" and the Chemicals SpinCo Combined Financial Statements and the Notes thereto included in this Proxy Statement. The historical financial information may not be indicative of Chemicals future performance and does not necessarily reflect what the financial position and results of operations of the Company would have been had the Company operated as a separate, stand-alone entity during the periods covered. Per share data for dividends has not been presented for the historical information as Chemicals was not a publicly held company during the periods presented below. In the opinion of management of the Company, the unaudited combined financial statements at March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for such interim periods. Results for the first quarter of 1997 may not be indicative of results for the entire fiscal year.


                                           FOR THE
                                         THREE MONTHS
                                            ENDED
                                        OR AS OF MARCH                     FOR THE YEARS
                                             31,                    ENDED OR AS OF DECEMBER 31,
                                       ----------------    ----------------------------------------------
                                         (UNAUDITED)                                       (UNAUDITED)
                                       ----------------                                  ----------------
                                        1997      1996      1996      1995      1994      1993      1992
                                       ------    ------    ------    ------    ------    ------    ------
                                                                 (IN MILLIONS)
OPERATING RESULTS:
Net sales(1)........................   $  719    $  705    $2,977    $2,964    $3,097    $3,028    $3,022
Operating income(2).................       95        56        33       258       256       300        30
Other income(expense)...............       13         5        36         9         1         8       (11)
Income (loss) before income taxes...       99        53        33       231       228       290       (10)
Net income (loss)(3)................       65        36        32       147       149       192        (6)
OTHER STATISTICS:
Total assets........................   $2,532    $2,524    $2,483    $2,462    $2,435    $2,491    $2,543
Capital expenditures................       38        45       192       179       187       179       229
Depreciation and amortization.......       45        44       166       162       219       224       262
Intercompany charges................       12        17        85        72        69        61        77
Interest expense(4).................        9         8        36        36        29        19        29
Long-term debt(4)...................        0         0         0         0         0         0         0

---------------
(1) Net sales for Chemicals included $140 million in 1995, $400 million in 1994, $407 million in 1993 and $419 million in 1992 for its rubber chemicals business. In May 1995, this business was contributed to the Flexsys joint venture between the Company and Akzo Nobel. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chemicals."

(2) Operating income includes charges (credits) for restructuring and other unusual items of $10 million in the three months ended March 31, 1997 and $248 million, $46 million, $34 million, $(43) million and $150 million in the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively. The 1996 charges are associated with the closure or sale of certain facilities, asset write-offs and workforce reductions. In addition, operating income in 1993 and 1992 includes $25 million and $12 million, respectively, for Chemicals' rubber chemicals business. Operating income for this business was not significant in 1994 and 1995.

(3) In 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," and, as a result, recorded a net aftertax charge of $540 million as a cumulative effect of accounting changes. This net charge was not allocated to Chemicals.

(4) The Company uses a centralized approach to cash management and the financing of its operations. As a result, cash and cash equivalents and debt were not allocated to Chemicals in the historical financial statements. Interest expense has been allocated to Chemicals in the combined financial statements to reflect Chemicals' pro rata share of the financing structure of the Company. See Note 1 to the Chemicals SpinCo Combined Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE PERIODS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996

The following unaudited pro forma condensed consolidated statement of financial position as of March 31, 1997 and the unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 give effect to the Spinoff. The pro forma condensed consolidated statement of financial position is presented as if the Spinoff had occurred on March 31, 1997, and the pro forma condensed consolidated statement of income is presented as if the Spinoff had occurred as of the beginning of the periods presented. "The Company Restated" amounts show the effects on reported results of operations and financial position of the Company assuming the proposed Spinoff was consummated and, as a result, the Chemicals Business is reported as discontinued operations. These financial statements are presented on a pro forma basis pending the occurrence of the event that would establish the measurement date for treatment of the Chemicals Business as discontinued operations, namely the approval of the Spinoff by the Company's stockholders. "The Company Adjusted" amounts represent the estimated effect on reported results of operations and financial position of the Company of various agreements which will govern ongoing relationships between the Company and Chemicals after the Spinoff. See "Relationships Between the Company and Chemicals After the Spinoff." The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the Spinoff actually occurred on the dates assumed nor is it necessarily indicative of the future consolidated results of operations.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and the related notes thereto of the Company incorporated by reference into this Proxy Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997. See "Where Stockholders Can Find Additional Information."

                       MONSANTO COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                           THREE MONTHS ENDED MARCH 31, 1997
                             ----------------------------------------------------------------------------------------------
                                                        HISTORICAL                                       PRO FORMA
                             -----------------------------------------------------------------   --------------------------
                                              DISCONTINUED OPERATIONS(A)
                                       -----------------------------------------       THE                           THE
                               THE                     ADDITIONS                     COMPANY      ADDITIONS        COMPANY
                             COMPANY    CHEMICALS     (DEDUCTIONS)      SUBTOTAL    RESTATED     (DEDUCTIONS)      ADJUSTED
                             -------   ------------   ------------      --------   -----------   ------------      --------
NET SALES................... $ 2,574      $  719         $  (20)(B)      $   699     $ 1,875                        $ 1,875
Cost of goods sold..........   1,321         543            (20)(B)          523         798        $   (2)(H)          795
                                                             (1)(C)                                     (1)(I)
                                                              1(D)
                              ------        ----           ----             ----      ------          ----           ------
Gross profit................   1,253         176                             176       1,077             3            1,080
Marketing, administrative
  and technological
  expenses..................     730          81             (7)(C)           81         649            (1)(H)          648
                                                              7(D)
Acquired in-process research
  and development...........     101                                                     101                            101
Amortization of intangible
  assets....................      36                                                      36                             36
                              ------        ----           ----             ----      ------          ----           ------
OPERATING INCOME............     386          95                              95         291             4              295
Interest expense............     (43)         (9)            (6)(F)          (15)        (28)                           (28)
Interest income.............      11                                                      11                             11
Other income -- net.........      40          13                              13          27                             27
                              ------        ----           ----             ----      ------          ----           ------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES.....................     394          99             (6)              93         301             4              305
Income taxes................     120          34             (2)(G)           32          88             2(J)            90
                              ------        ----           ----             ----      ------          ----           ------
INCOME FROM CONTINUING
  OPERATIONS................     274          65             (4)              61         213             2              215
INCOME FROM DISCONTINUED
  OPERATIONS................                                                              61           (61)              --
                              ------                                                  ------          ----           ------
NET INCOME.................. $   274                                                 $   274        $  (59)         $   215
                              ======                                                  ======          ====           ======
Earnings per share:
  Continuing operations.....                                                         $  0.35                        $  0.36
  Discontinued operations...                                                            0.10                             --
                                                                                      ------                         ------
          Total.............                                                         $  0.45                        $  0.36
                                                                                      ======                         ======
Weighted average number of
  shares used in the
  calculation of earnings
  per share.................                                                           602.6                          602.6
                                                                                      ======                         ======

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                              YEAR ENDED DECEMBER 31, 1996
                                -----------------------------------------------------------------------------------------
                                                         HISTORICAL                                     PRO FORMA
                                -------------------------------------------------------------   -------------------------
                                                 DISCONTINUED OPERATIONS(A)
                                          ----------------------------------------     THE                         THE
                                  THE                     ADDITIONS                  COMPANY     ADDITIONS       COMPANY
                                COMPANY    CHEMICALS     (DEDUCTIONS)     SUBTOTAL   RESTATED   (DEDUCTIONS)     ADJUSTED
                                -------   ------------   ------------     --------   --------   ------------     --------
NET SALES...................... $ 9,262      $2,977         $  (63)(B)     $ 2,914    $ 6,348                     $ 6,348
Cost of goods sold.............   4,918       2,325            (63)(B)       2,260      2,658       $(10)(H)        2,645
                                                                (5)(C)                                (3)(I)
                                                                 3(D)
                                 ------      ------           ----          ------     ------       ----           ------
Gross profit...................   4,344         652              2             654      3,690         13            3,703
Marketing, administrative and
  technological expenses.......   2,964         427            (59)(C)         382      2,582         (2)(H)        2,580
                                                                14(D)
Amortization of intangible
  assets.......................     151                                                   151                         151
Restructuring expenses and
  other special
  charges -- net...............     632         192             84(E)          276        356                         356
                                 ------      ------           ----          ------     ------       ----           ------
OPERATING INCOME...............     597          33            (37)             (4)       601         15              616
Interest expense...............    (171)        (36)           (16)(F)         (52)      (119)                       (119)
Interest income................      51                                                    51                          51
Other income -- net............      63          36                             36         27                          27
                                 ------      ------           ----          ------     ------       ----           ------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES........................     540          33            (53)            (20)       560         15              575
Income taxes...................     155           1             12(G)           13        142          6(J)           148
                                 ------      ------           ----          ------     ------       ----           ------
INCOME FROM CONTINUING
  OPERATIONS...................     385          32            (65)            (33)       418          9              427
LOSS FROM DISCONTINUED
  OPERATIONS...................                                                           (33)        33               --
                                 ------                                                ------       ----           ------
NET INCOME..................... $   385                                               $   385       $ 42          $   427
                                 ======                                                ======       ====           ======
Earnings (Loss) per share:
  Continuing operations........                                                       $  0.70                     $  0.71
  Discontinued operations......                                                         (0.06)                         --
                                                                                       ------                      ------
          Total................                                                       $  0.64                     $  0.71
                                                                                       ======                      ======
Weighted average number of
  shares used in the
  calculation of earnings per
  share........................                                                         598.9                       598.9
                                                                                       ======                      ======

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              AS OF MARCH 31, 1997
                                 (IN MILLIONS)
                                   UNAUDITED

                                                   HISTORICAL                         PRO FORMA
                                     --------------------------------------  ----------------------------
                                                      LESS      THE COMPANY   ADDITIONS       THE COMPANY
                                     THE COMPANY  CHEMICALS(K)   RESTATED    (DEDUCTIONS)      ADJUSTED
                                     -----------  ------------  -----------  -----------      -----------
ASSETS
Cash and cash equivalents...........   $   106                    $   106      $   (75)(L)      $    31
Trade receivables...................     2,583       $  430         2,153                         2,153
Miscellaneous receivables and
  prepaid expenses..................       508           73           435           (8)(M)          427
Deferred income tax benefit.........       406          106           300           (2)(M)          304
                                                                                     6 (N)
Inventories.........................     1,563          321         1,242           (7)(M)        1,235
                                       -------       ------        ------      -------           ------
  TOTAL CURRENT ASSETS..............     5,166          930         4,236          (86)           4,150
                                       -------       ------        ------      -------           ------
Net property........................     3,117          906         2,211          (50)(M)        2,161
Investments in affiliates...........       627          378           249           39 (M)          288
Intangible assets...................     2,168                      2,168                         2,168
Other assets........................     1,044          318           726         (107)(O)          616
                                                                                   (13)(M)
                                                                                    10 (N)
                                       -------       ------        ------      -------           ------
TOTAL ASSETS........................   $12,122       $2,532       $ 9,590      $  (207)         $ 9,383
                                       =======       ======        ======      =======           ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable....................   $   694       $  212       $   482      $    (8)(M)      $   474
Accrued liabilities.................     1,776          434         1,342           (7)(M)        1,308
                                                                                   (19)(O)
                                                                                    (8)(N)
Short-term debt.....................     1,773                      1,773       (1,000)(P)          773
                                       -------       ------        ------      -------           ------
  TOTAL CURRENT LIABILITIES.........     4,243          646         3,597       (1,042)           2,555
                                       -------       ------        ------      -------           ------
Long-term debt......................     1,552                      1,552          (30)(P)        1,522
Post-retirement liabilities.........     1,522          628           894         (262)(O)          632
Deferred income taxes and other
  liabilities.......................       978          407           571                           571
Stockholders' equity................     3,827          851         2,976        1,127 (Q)        4,103
                                       -------       ------        ------      -------           ------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY............................   $12,122       $2,532       $ 9,590      $  (207)         $ 9,383
                                       =======       ======        ======      =======           ======

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE PERIODS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996
                                   UNAUDITED

 (A) The "Discontinued Operations" columns in the unaudited pro forma condensed consolidated statements of income represent the historical results of operations of the Chemicals Business plus the effects of certain adjustments, which are reasonable in the opinion of the Company's management, to properly present such results as discontinued operations. For the historical information see Chemicals SpinCo Combined Statements of Income for the three months ended March 31, 1997 on page F-21 and for the year ended December 31, 1996 on page F-3.

 (B) To account for intercompany sales and costs from Chemicals to the Company. These sales and costs were eliminated in the Company's consolidated financial statements, but are included in Chemicals' historical financial results and must be added back to properly reflect the Company's sales to external parties after the Spinoff.

 (C) To reverse the historical Company corporate allocation net of estimated corporate costs retained by Chemicals after the Spinoff because Chemicals will no longer be subject to the allocation of corporate expenses from the Company after the Spinoff. For purposes of the historical Chemicals financial statements such expenses were allocated on the basis of the net capital employed by the Chemicals Business. For the three months ended March 31, 1997 and the year ended December 31, 1996, $12 million and $85 million, respectively, of such expenses were allocated to Chemicals. The estimated portions of such corporate costs directly attributable to Chemicals were $5 million and $21 million, respectively, for the three months ended March 31, 1997 and the year ended December 31, 1996.

 (D) To record the assumed reduction in retiree medical and pension costs as a result of the Spinoff. For the purpose of the Chemicals historical financial statements, the annual costs for retiree medical and pension liabilities generally have been allocated based upon the percentage of payroll costs to the total Company payroll costs. In connection with the Spinoff, Chemicals will assume retiree medical liabilities for its active employees and former employees who last worked at a Chemicals facility. In addition, in connection with the Spinoff, Chemicals will assume the U.S. pension liabilities, and receive related assets, for its active employees and for certain former employees of Chemicals who left the Company in earlier years. The amount of these liabilities to be assumed by Chemicals is greater than the amounts allocated historically. As a result, pension and postretirement liabilities and costs for the Company will further decrease after the Spinoff. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

 (E) To exclude from continuing operations the exit costs incurred by the Company prior to stockholder approval to separate the Chemicals Business. Upon receipt of stockholder approval of the Spinoff, the Company will restate its consolidated financial statements to reflect Chemicals as a discontinued operation. These exit costs will be classified with discontinued operations. The exit costs were not tax effected.

 (F) To record additional interest expense allocated to discontinued operations as a result of Chemicals' assumption of $1.03 billion of indebtedness primarily assumable commercial paper. The weighted average short-term commercial paper interest rates for the Company for the three months ended March 31, 1997 and the year ended December 31, 1996, were 5.65% and 5.35%, respectively. See "The Spinoff Proposal -- Financing."

 (G) To record the estimated provision for income tax as a result of the pro forma adjustments referred to in Notes (B) through (D) and (F) above at an estimated combined U.S. federal and state income tax rate of 38%.

 (H) To record the estimated effect of new selling prices and arrangements on former intercompany sales from Chemicals to the Company and the effect of continuing service agreements. Chemicals will sell certain products to the Company under arms-length long-term contracts with formula-based or market-based pricing mechanisms. Chemicals will also act as the agent for Life Sciences in purchasing additional quantities of one of these products. The net effect of these changes in supply arrangements and prices is to reduce the Company's cost of goods sold. See "Relationship Between the Company and Chemicals After the Spinoff -- Raw Material Supply Agreements" and "-- Operating Agreements."

 (I) To record the estimated effect of transactions with the P4 Joint Venture. The amounts reflect assumed accrued expenses for option fee payments from the Company to Chemicals for the three months ended March 31, 1997 and the year ended December 31, 1996, of $0.5 million and $2 million, respectively. These amounts are offset by assumed payments from Chemicals to the Company of $1.5 million and $5 million for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, for premiums related to production taken over certain specified levels. See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture."

 (J) To record the estimated provision for income tax as a result of the pro forma adjustments referred to in Notes (H) and (I) above at an estimated combined U.S. federal and state income tax rate of 38%.

 (K) To eliminate the historical assets, liabilities and equity of Chemicals as of March 31, 1997. For the historical information, see the Chemicals SpinCo Statement of Combined Financial Position as of March 31, 1997, included in this Proxy Statement.

 (L) To record the assumed contribution of $75 million in cash to Chemicals. See "Relationship Between the Company and Chemicals After the
     Spinoff -- Distribution Agreement."

 (M) To record the transfer of certain assets and liabilities to, and to record the Company's 60% investment in, the P4 Joint Venture. This venture will be accounted for as an equity affiliate by the Company. The remaining 40% interest will be contributed to Chemicals in connection with the Spinoff. See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture."

 (N) To record the increase in the Company's deferred tax assets resulting from Chemicals' having an estimated combined statutory U.S. federal and state income tax rate of 36%, which is less than the Company's estimated combined statutory U.S. federal and state income tax rate of 38%. In addition, this adjustment records the assumption by Chemicals of certain tax liabilities in accordance with the tax sharing agreement. See "Relationship Between the Company and Chemicals After the Spinoff -- Tax Sharing and Indemnification Agreement."

 (O) To record the assumption of additional postretirement liabilities, principally for retiree medical and pensions, by Chemicals and to eliminate the related deferred tax asset. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement." See Note (D) above for additional information.

 (P) To record the assumption of $1.03 billion of debt by Chemicals, principally assumable commercial paper, from the Company. See "The Spinoff
     Proposal -- Financing."

 (Q) To record the effect on stockholders' equity related to the pro forma adjustments referred to in Notes (L), (M), (N), (O) and (P) above as follows (in millions of dollars):

            Transfer of debt................................................  $1,030
            Contribution of cash............................................     (75)
            Contribution of 40% interest in P4 Joint Venture................     (26)
            Effect of Chemicals' assumed lower state tax rates on deferred
              tax balances and transfer of certain tax liabilities..........      24
            Assumption of additional post-retirement liabilities (net of
              deferred tax benefit of $107).................................     174
                                                                              ------
                                                                              $1,127
                                                                              ======

                       MONSANTO COMPANY AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

The following unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1995 and 1994 show the effects on reported results of operations of the Company of assuming the proposed Spinoff was consummated and, as a result, the results of operations of Chemicals are presented as discontinued operations. These income statements are presented on a pro forma basis pending the occurrence of the event that would establish the measurement date for treatment of Chemicals as discontinued operations, namely approval by the Company's stockholders.

The unaudited pro forma condensed consolidated statements of income should be read in conjunction with the historical financial statements and the related notes thereto of the Company incorporated by reference into this Proxy Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1996. See "Where Stockholders Can Find Additional Information." The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results that actually would have occurred if the Spinoff had been consummated or of the results which may be attained in the future.

                       MONSANTO COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                      YEAR ENDED DECEMBER 31, 1995
                            ---------------------------------------------------------------------------------
                                                               HISTORICAL
                            ---------------------------------------------------------------------------------
                                                     DISCONTINUED OPERATIONS(A)
                                      ---------------------------------------------------------
                                                      STYRENICS                                       THE
                              THE                     PLASTICS      ADDITIONS                       COMPANY
                            COMPANY    CHEMICALS     BUSINESS(B)   (DEDUCTIONS)       SUBTOTAL    RESTATED(C)
                            -------   ------------   -----------   ------------       ---------   -----------
NET SALES.................  $8,962       $2,964         $ 663         $  (75)(D)       $ 3,552      $ 5,410
Cost of goods sold........   5,109        2,243           577            (75)(D)         2,722        2,387
                                                                           1 (E)
                                                                         (24)(F)
                            ------       ------          ----          -----            ------       ------
GROSS PROFIT..............   3,853          721            86             23               830        3,023
Marketing, administrative
  and technological
  expenses................   2,593          410            74              6 (E)           465        2,128
                                                                         (25)(F)
Amortization of intangible
  assets..................     119                                                                      119
Restructuring expenses and
  other special charges
   -- net.................     156           53                          (11)(G)            42          114
                            ------       ------          ----          -----            ------       ------
OPERATING INCOME..........     985          258            12             53               323          662
Interest expense..........    (190)         (36)                         (17)(H)           (53)        (137)
Interest income...........      59                                                                       59
Gain on sale of styrenics
  plastics business.......     189                                       189 (I)           189
Other income (expense) --
  net.....................      44            9            (4)                               5           39
                            ------       ------          ----          -----            ------       ------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES...................   1,087          231             8            225               464          623
Income taxes..............     348           84             3             86 (J)           173          175
                            ------       ------          ----          -----            ------       ------
INCOME FROM CONTINUING
  OPERATIONS..............     739          147             5            139               291          448
INCOME FROM DISCONTINUED
  OPERATIONS..............                                                                              291
                            ------                                                                   ------
NET INCOME................  $  739                                                                  $   739
                            ======                                                                   ======
Earnings per share:
  Continuing operations...                                                                          $  0.77
  Discontinued
     operations...........                                                                             0.50
                                                                                                     ------
          Total...........                                                                          $  1.27
                                                                                                     ======
Weighted average number of
  shares used in the
  calculation of earnings
  per share...............                                                                            580.6
                                                                                                     ======

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                        YEAR ENDED DECEMBER 31, 1994
                                  -------------------------------------------------------------------------
                                                                 HISTORICAL
                                  -------------------------------------------------------------------------
                                                     CHEMICALS DISCONTINUED OPERATIONS(A)
                                            ------------------------------------------------------
                                                            STYRENICS                                 THE
                                    THE                     PLASTICS      ADDITIONS                  COMPANY
                                  COMPANY    CHEMICALS     BUSINESS(B)   (DEDUCTIONS)     SUBTOTAL   RESTATED(C)
                                  -------   ------------   -----------   ------------     --------   ------
NET SALES.......................  $8,272       $3,097         $ 576         $  (80)(D)     $3,593    $4,679
Cost of goods sold..............   4,774        2,368           490            (80)(D)      2,780     1,994
                                                                                 2(E)
                                  ------       ------          ----          -----         ------    ------
GROSS PROFIT....................   3,498          729            86             (2)           813     2,685
Marketing, administrative and
  technological expenses........   2,454          439            71            (35)(F)        484     1,970
                                                                                 9(E)
Amortization of intangible
  assets........................      81                                                                 81
Restructuring expenses and other
  special charges -- net........      40           34                                          34         6
                                  ------       ------          ----          -----         ------    ------
OPERATING INCOME................     923          256            15             24            295       628
Interest expense................    (131)         (29)                          (6)(H)        (35)      (96)
Interest income.................      81                                                                 81
Other income (expense) -- net...      22            1           (11)            11(F)           1        21
                                  ------       ------          ----          -----         ------    ------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES.........................     895          228             4             29            261       634
Income taxes....................     273           79             2             11(J)          92       181
                                  ------       ------          ----          -----         ------    ------
INCOME FROM CONTINUING
  OPERATIONS....................     622          149             2             18            169       453
INCOME FROM DISCONTINUED
  OPERATIONS....................                                                                        169
                                  ------                                                             ------
NET INCOME......................  $  622                                                             $  622
                                  ======                                                             ======
Earnings per share:
  Continuing operations.........                                                                     $ 0.77
  Discontinued operations.......                                                                       0.29
                                                                                                     ------
          Total.................                                                                     $ 1.06
                                                                                                     ======
Weighted average number of
  shares used in the calculation
  of earnings per share.........                                                                      584.9
                                                                                                     ======

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       MONSANTO COMPANY AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 UNAUDITED

(A) The "Discontinued Operations" columns in the unaudited pro forma condensed consolidated statements of income represent the historical results of operations of the Chemicals Business plus the effects of certain adjustments, which are reasonable in the opinion of the Company's management, to properly present such results as discontinued operations. For historical information see Chemicals SpinCo Combined Statement of Income for the years ended December 31, 1995 and 1994 included in this Proxy Statement.

(B To reclassify the historical sales, expenses and income tax provision of the styrenics plastics business to discontinued operations. In December 1995, the Company sold its worldwide styrenics plastics business. In a separate but related transaction, the Company sold its shares in Monsanto Premier Kasei Co. Ltd., a styrenics plastics manufacturing joint venture in Thailand, to one of its joint venture partners. As a result of these transactions, the Company received $580 million, which resulted in a pretax gain of $189 million. The styrenics plastics business was included with Chemicals in the Company's segment reporting for periods prior to 1996, but is not included in the Chemicals historical financial statements included in this Proxy Statement.

(C) To present the historical operating results of the Company with Chemicals reclassified as a discontinued operation.

(D) To account for intercompany sales and costs from Chemicals to the Company. These sales and costs were eliminated in the Company's consolidated financial statements, but are included in Chemicals' historical financial results and must be added back to properly reflect the Company's sales to external parties after the Spinoff.

(E) To record the assumed reduction in retiree medical and pension costs as a result of the Spinoff. For the purpose of the Chemicals historical financial statements, the annual costs for retiree medical and pension liabilities have been allocated generally based upon the percentage of payroll costs to the total Company payroll costs. In connection with the Spinoff, Chemicals will assume retiree medical liabilities for its active employees and former employees who last worked at a Chemicals facility. In addition, in connection with the Spinoff, Chemicals will assume the U.S. pension liabilities, and receive related assets, for its active employees and for certain former employees of Chemicals who left the Company in earlier years. The amount of these liabilities to be assumed by Chemicals is significantly greater than the amounts allocated historically. As a result, pension and postretirement liabilities and costs for the Company will further decrease after the Spinoff. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

(F) To reverse the historical Company corporate allocation to Chemicals included in the Chemicals historical financial statements net of estimated corporate costs retained by Chemicals after the Spinoff because Chemicals will no longer be subject to the allocation of corporate expenses from the Company after the Spinoff. For purposes of the historical Chemicals financial statements, such expenses were allocated on the basis of the net capital employed by Chemicals. For 1995 and 1994, $72 million and $69 million, respectively, of such expenses were allocated to Chemicals. The estimated portion of such corporate costs directly attributable to Chemicals was $23 million for 1995 and 1994.

(G) To reverse the historical Company corporate allocation of restructuring expenses included in the Chemicals historical financial statements. For purposes of the historical Chemicals financial statements, such expenses were allocated on the basis of the net capital employed by the Chemicals Business.

(H) To record additional interest expense allocated to discontinued operations as a result of Chemicals' assumption of $1.03 billion of indebtedness. For purposes of the historical Chemicals financial statements, the Company's consolidated interest expense was allocated based on the percentage relationship between the net assets utilized in the Chemicals operations and the Company's net assets. See "The Spinoff Proposal -- Financing."

(I) To reclassify the pretax gain from the sale of the styrenics business to discontinued operations. See Note (B) above.

(J) To record the estimated provision for income tax as a result of the historical adjustments referred to in Notes (D) through (I) above at an estimated combined U.S. federal and state income tax rate of 38%.

                                CHEMICALS SPINCO

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of financial position as of March 31, 1997 and the unaudited pro forma condensed combined statement of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 give effect to Chemicals as a stand-alone entity. The pro forma condensed combined statement of financial position is presented as if the Spinoff had occurred on March 31, 1997, and the pro forma condensed combined statement of income is presented as if the Spinoff had occurred as of the beginning of the periods presented. The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transactions actually occurred on the dates assumed, nor is it necessarily indicative of the future combined results of operations.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto of Chemicals SpinCo included in this Proxy Statement.

                                CHEMICALS SPINCO

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                                 THREE MONTHS ENDED MARCH 31, 1997
                                                                ------------------------------------
                                                                HISTORICAL         PRO FORMA
                                                                ---------  -------------------------
                                                                CHEMICALS  ADJUSTMENTS     CHEMICALS
                                                                ---------  -----------     ---------
NET SALES......................................................  $   719      $  (4)(A)     $   715
Cost of goods sold.............................................      543          1(B)          542
                                                                                  1(C)
                                                                                 (3)(D)
                                                                ---------  -----------     ---------
GROSS PROFIT...................................................      176         (3)            173
Marketing, administrative and technological expenses...........       81          7(B)           91
                                                                                 (9)(D)
                                                                                 12(E)
                                                                ---------  -----------     ---------
OPERATING INCOME...............................................       95        (13)             82
Interest expense...............................................       (9)        (6)(F)         (15)
Other income -- net............................................       13                         13
                                                                ---------  -----------     ---------
INCOME BEFORE INCOME TAXES.....................................       99        (19)             80
Income taxes...................................................       34         (7)(G)          27
                                                                ---------  -----------     ---------
NET INCOME.....................................................  $    65      $ (12)        $    53
                                                                 =======   =========        =======
EARNINGS PER SHARE.............................................  $  0.54                    $  0.44
                                                                 =======                    =======
Shares used in the calculation of earnings per share(1)........    120.5                      120.5
                                                                 =======                    =======

---------------

(1) Based on the Distribution Ratio of one share of Chemicals Common Stock for every five shares of Company Common Stock.

        See Notes to Pro Forma Condensed Combined Financial Statements.

                                CHEMICALS SPINCO

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                                     YEAR ENDED DECEMBER 31, 1996
                                                                --------------------------------------
                                                                HISTORICAL           PRO FORMA
                                                                ---------    -------------------------
                                                                CHEMICALS    ADJUSTMENTS     CHEMICALS
                                                                ---------    -----------     ---------
NET SALES....................................................    $ 2,977       $   (15)(A)    $ 2,962
Cost of goods sold...........................................      2,325             3 (B)      2,313
                                                                                     3 (C)
                                                                                   (18)(D)
                                                                ---------    -----------     ---------
GROSS PROFIT.................................................        652            (3)           649
Marketing, administrative and technological expenses.........        427            14 (B)        420
                                                                                   (67)(D)
                                                                                    46 (E)
Restructuring expenses.......................................        192                          192
                                                                ---------    -----------     ---------
OPERATING INCOME(1)..........................................         33             4             37
Interest expense.............................................        (36)          (21)(F)        (57)
Other income -- net..........................................         36                           36
                                                                ---------    -----------     ---------
INCOME BEFORE INCOME TAXES...................................         33           (17)            16
Income taxes.................................................          1            (6)(G)         (5)
                                                                ---------    -----------     ---------
NET INCOME...................................................    $    32       $   (11)       $    21
                                                                 =======     =========        =======
EARNINGS PER SHARE...........................................    $  0.27                      $  0.18
                                                                 =======                      =======
Shares used in the calculation of earnings per share(2)......      119.8                        119.8
                                                                 =======                      =======

---------------

(1) Chemicals' historical operating income in 1996 was negatively affected by restructuring and other unusual charges which totaled $248 million. For a description of these charges, see Note 4 to the Chemicals SpinCo Combined Financial Statements.

(2) Based on the Distribution Ratio of one share of Chemicals Common Stock for every five shares of Company Common Stock.

        See Notes to Pro Forma Condensed Combined Financial Statements.

                                CHEMICALS SPINCO

          PRO FORMA STATEMENT OF CONDENSED COMBINED FINANCIAL POSITION
                              AS OF MARCH 31, 1997
                                 (IN MILLIONS)
                                   UNAUDITED

                                                          HISTORICAL               PRO FORMA
                                                         ------------     ---------------------------
                                                          CHEMICALS       ADJUSTMENTS       CHEMICALS
                                                         ------------     -----------       ---------
ASSETS
Cash and cash equivalents.............................                      $    75(H)       $    75
Trade receivables.....................................      $  430                               430
Miscellaneous receivables and prepaid expenses........          73                                73
Deferred income tax benefit...........................         106               (6)(I)          100
Inventories...........................................         321                               321
                                                         ------------     -----------       ---------
     TOTAL CURRENT ASSETS.............................         930               69              999
                                                         ------------     -----------       ---------
Net property, plant and equipment.....................         906                               906
Investment in affiliates..............................         378               26(J)           404
Other assets..........................................         318              100(K)           408
                                                                                (10)(I)
                                                         ------------     -----------       ---------
TOTAL ASSETS..........................................      $2,532          $   185          $ 2,717
                                                         ==========       =========          =======

LIABILITIES AND MONSANTO COMPANY EQUITY
Accounts payable......................................      $  212                           $   212
Accrued liabilities...................................         434          $    19(K)           461
                                                                                  8(I)
                                                         ------------     -----------       ---------
     TOTAL CURRENT LIABILITIES........................         646               27              673
                                                         ------------     -----------       ---------
Long-term debt........................................                        1,030(L)         1,030
Post-retirement liabilities...........................         628              262(K)           890
Other liabilities.....................................         407                               407
Monsanto Company equity (deficit).....................         851               75(H)          (283)
                                                                                (24)(I)
                                                                                 26(J)
                                                                             (1,030)(L)
                                                                               (181)(M)
                                                         ------------     -----------       ---------
TOTAL LIABILITIES AND MONSANTO COMPANY EQUITY
  (DEFICIT)...........................................      $2,532          $   185          $ 2,717
                                                         ==========       =========          =======

        See Notes to Pro Forma Condensed Combined Financial Statements.

                                CHEMICALS SPINCO

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   UNAUDITED

(A) To record the estimated effect of new selling prices and arrangements on former intercompany sales from Chemicals to the Company. Chemicals will sell certain products to the Company under arms-length long-term contracts with formula-based or market-based pricing mechanisms. Chemicals will also act as the agent for Life Sciences in purchasing additional quantities of one of these products. The net effect of these changes in supply arrangements and prices is to reduce the overall net sales of Chemicals. See "Relationship Between the Company and Chemicals After the
     Spinoff -- Raw Material Supply Agreements."

(B) To record the assumed increase in retiree medical and pension costs as a result of the Spinoff. For the purpose of the Chemicals historical financial statements, the annual costs for retiree medical and pension liabilities have been allocated generally based upon the percentage of payroll costs to total Company payroll costs. In connection with the Spinoff, Chemicals will assume retiree medical liabilities for its active employees and former employees who last worked at a Chemicals facility. In addition, in connection with the Spinoff, Chemicals will assume the U.S. pension liabilities, and receive related assets, for its active employees and for certain former employees of Chemicals who left the Company in earlier years. The amount of these liabilities to be assumed by Chemicals is significantly greater than the amounts allocated historically. As a result pension and post-retirement costs for Chemicals will increase significantly after the Spinoff. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

(C) To record the estimated effect of transactions with the P4 Joint Venture. The amounts reflect assumed payments from Chemicals to the Company of $1.5 million and $5 million, for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, for premiums related to production taken over certain specified levels. These amounts are offset by assumed accrued income for option fee payments from the Company to Chemicals for the three months ended March 31, 1997 and the year ended December 31, 1996, of $0.5 million and $2 million, respectively. See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture."

(D) To reverse the historical Company corporate expense allocation to Chemicals because Chemicals will no longer be subject to the allocation of corporate expenses from the Company after the Spinoff. The allocated corporate expenses include, among other items, executive administration, the Company's business and organizational development initiatives, and the cost of corporate incentives. For purposes of the historical Chemicals financial statements, such expenses were allocated on the basis of the net capital employed by the Chemicals Business. For the three months ended March 31, 1997 and the year ended December 31, 1996, $12 million and $85 million, respectively, of such expenses were allocated to Chemicals.

(E) Because Chemicals will no longer be subject to the allocation of corporate expenses from the Company after the Spinoff, a pro forma adjustment was made to record estimated general corporate costs that Chemicals believes it would have incurred had Chemicals been a separate public company for the periods presented.

(F) To record additional interest expense as a result of the assumption of debt by Chemicals from the Company. The interest rates used for the three months ended March 31, 1997 and the year ended December 31, 1996, were 5.85% and 5.70%, respectively, and are based on weighted average short-term commercial paper rates consistent with Chemicals' expected commercial paper rating of A2/P2. See "The Spinoff Proposal -- Financing."

(G) To record the estimated provision for income tax as a result of the pro forma adjustments referred to in Notes (A) through (F) above at an estimated combined U.S. federal and state income tax rate of 36%.

(H) To record the assumed contribution of $75 million in cash to Chemicals from the Company. See "Relationship Between the Company and Chemicals After the Spinoff -- Distribution Agreement."

(I) To record the reduction in deferred tax assets to an estimated combined U.S. federal and state income tax rate of 36% for Chemicals and to reflect the assumption of certain tax liabilities in accordance with the Tax Sharing and Indemnification agreement. See "Relationship Between the Company and Chemicals After the Spinoff -- Tax Sharing and Indemnification Agreement."

(J) To record the contribution by the Company of a 40% interest in the P4 Joint Venture to Chemicals. See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture."

(K) To record the assumption of additional post-retirement liabilities by Chemicals, principally for retiree medical and pensions, and to record the related deferred tax asset. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement." See Note (B) above for additional information.

(L) To record the assumption of $1.03 billion of debt by Chemicals, principally assumable commercial paper, from the Company. See "The Spinoff
     Proposal -- Financing." This debt has been classified as long-term based upon Chemicals' ability and intent to refinance these obligations on a long-term basis.

(M) To record the effect on Monsanto Company equity related to the pro forma adjustment referred to in Note (K) above.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF CHEMICALS

In December 1996, the Company Board approved in principle a plan to spin off the Company's chemical operations to the Company's stockholders. In the Spinoff, each of the Company's stockholders will receive a pro rata share of Chemicals Common Stock and Chemicals will become a separately traded, publicly held company. See "The Spinoff Proposal -- Background and Reasons for the Spinoff." The Spinoff is subject to several conditions, including stockholder approval. See "The Spinoff Proposal -- Conditions; Termination." The Spinoff is also conditioned upon the Company's receipt of a ruling from the IRS that the Spinoff would generally be free from U.S. federal income taxes. See "The Spinoff Proposal -- Material Federal Income Tax Consequences of the Spinoff."

The combined financial statements of Chemicals generally reflect the results of operations, financial position and cash flows of the operations expected to be transferred to Chemicals in connection with the Spinoff. Accordingly, Chemicals' combined financial statements have been carved out from the consolidated financial statements of the Company using the historical results of operations and historical basis of the assets and liabilities of the Chemicals Business and the allocation methodology described in Note 1 to the Chemicals SpinCo Combined Financial Statements. The combined financial statements of Chemicals do not include certain assets and liabilities which will be transferred to Chemicals in connection with the Spinoff. See "Chemicals Spinco Unaudited Pro Forma Condensed Combined Financial Statements" and Note 1 to the Chemicals SpinCo Combined Financial Statements. Management believes the assumptions underlying Chemicals' financial statements are reasonable.

The combined financial statements, however, may not necessarily reflect the results of operations, cash flows or financial position of Chemicals in the future, or what the results of operations, cash flows or financial position would have been had Chemicals been a separate stand-alone public entity.

LIQUIDITY AND CAPITAL RESOURCES

Historically, Chemicals has generated sufficient cash from its operations to fund its capital needs, including working capital. Capital expenditures averaged $186 million per year for the past three years and were used to fund various maintenance and capacity expansion projects. Chemicals expects that its capital requirements for 1997 will be approximately $210 million and could increase to between approximately $275 million and $450 million annually over the following few years as a result of capacity expansion projects. In addition, environmental remediation expenditures have averaged $62 million per year over the past three years, and Chemicals expects to incur similar amounts per year over the next several years.

Chemicals' working capital at March 31, 1997 increased to $284 million from $121 million at December 31, 1996, primarily because of lower accrued liabilities. This increase was also affected by increases in trade receivables and inventories. The 1997 decrease in accrued liabilities, principally wages and benefits, and the corresponding increase in cash used in operations, was principally the result of payouts associated with employee incentive programs that were significantly higher than those in the prior year. The increased incentive payouts, included the final payment of certain deferred amounts related to the third year of a three-year incentive plan.

Effective as of the Distribution Date, the Chemicals balance sheet will include approximately $1.03 billion of debt, primarily assumable commercial paper which will be issued by the Company and assumed by Chemicals effective as of the Distribution Date. The assumable commercial paper will be guaranteed by the Company until repaid or refinanced at maturity, which may be up to 30 to 60 days following the Distribution Date. After the Spinoff, the commercial paper will be backed by approximately $1.2 billion in revolving credit facilities of Chemicals.

Chemicals believes that its cash flow from operations, supplemented by periodic additional borrowings, provides it with sufficient resources to finance operations and planned capital needs.

RESULTS OF OPERATIONS

     Three Months Ended March 31, 1997 Compared With Three Months Ended March 31, 1996

For the three months ended March 31, 1997, Chemicals' net sales of $719 million increased $14 million, or 2%, as compared with the same period in 1996. Approximately $11 million of the increase can be attributed to higher average selling prices, with the remainder of the increase attributable to higher sales volumes and an improved sales mix. The sales increase was principally the result of higher sales of Saflex(R) plastic interlayer which was driven by increased demand. In addition, the sales increase benefited from higher carpet fiber sales as a result of higher average selling prices. First quarter 1997 sales of the other product lines were essentially even with the first quarter of the prior year.

Chemicals' operating income for the first quarter of 1997 increased $39 million, or 70%, versus the first quarter of 1996. However, as further discussed in Note 2 of "Notes to Interim Combined Financial Statements," operating income includes $10 million of pretax charges associated with the adoption of SOP 96-1 for environmental reserves at operating locations. If this charge was excluded, operating income in the first quarter of 1997 would have increased 88% compared with a weak operating income performance in the same quarter last year. Lower administrative expenses, the effect of increased sales described above, and improved manufacturing performance all contributed to the significant increase in operating income. The decrease in administrative expenses can be attributed primarily to cost savings realized through the various restructuring actions taken in recent years. In addition, higher capacity utilization contributed to the improved manufacturing performance.

The increase in "Other income (expense) -- net" was primarily the result of higher earnings from equity affiliates, principally associated with the Flexsys joint venture.

     1996 Compared with 1995

Chemicals' net sales increased $13 million in 1996. However, as further discussed in the Notes to the Chemicals SpinCo Combined Financial Statements, prior year operations reflect four month sales and operating income from the rubber chemicals business that was contributed to the formation in May 1995 of the Flexsys 50-50 joint venture between the Company and Akzo Nobel which is described below. Sales and operating results for the rubber chemicals business are no longer included in Chemicals' combined totals. If the sales from this business were excluded in 1995, Chemicals' sales would have increased $153 million, or 5%, in 1996. Approximately $204 million of the increase can be attributed to higher sales volumes and an improved sales mix. This increase was partially offset by the effect of lower average selling prices which totaled approximately $51 million.

Most of the sales growth was driven by increased sales for fibers products, primarily because of higher sales volumes of nylon and acrylic fibers. Nylon fiber sales were considerably higher than sales in 1995 because of higher demand in the carpet industry. Increased demand in U.S. markets and higher export sales, particularly into China, drove the sales volume growth for acrylic fibers. A decline in average selling prices partially offset the increase in nylon and acrylic fiber sales. Nylon polymer sales also contributed to the sales increase on the strength of higher sales volumes. Sales of intermediates and phosphorus and derivative products were essentially even with the prior year. Sales of industrial products in 1996 were up moderately from those in 1995, principally because of higher sales volumes, led by higher sales volumes for Therminol(R) heat transfer fluids. Higher sales volumes, partially offset by lower average selling prices, resulted in a modest increase in the net sales of Saflex(R) plastic interlayer in 1996. Polymer modifier sales declined slightly in 1996, primarily due to lower sales volumes.

In 1996, operating income for Chemicals decreased $225 million from operating income in 1995. However, profitability in both years was affected by unusual items. Operating income in 1996 included a net charge of $248 million for restructuring and other actions, primarily for the costs of work force reductions, asset write-offs and facility rationalizations. Operating income in 1995 was reduced by $46 million, principally as a result of restructuring charges for employment reductions and the costs to close several facilities. If the unusual items in 1996 and 1995 and the results of the rubber chemicals business were excluded, 1996 operating income for Chemicals would have decreased $20 million from the comparable amount in 1995.

The positive effect of higher sales volumes and lower raw material costs on operating income was offset by lower average selling prices, by significantly higher administrative expenses and by higher manufacturing costs. The manufacturing cost increase was principally associated with maintenance downtime and capacity expansion projects. Customer demands and worldwide competitive pressures limited Chemicals' pricing flexibility on most of its products. Future reductions or increases in average selling prices will continue to be contingent upon these demands and pressures.

The 1996 increase in administrative expenses was primarily due to higher costs associated with various employee incentive programs, as well as to increased allocations related to the Company's business and organizational development initiatives.

The increase in "Other income (expense) -- net" was primarily the result of higher earnings from equity affiliates, principally associated with the Flexsys and Advanced Elastomer Systems joint ventures.

The 1996 effective income tax rate of 3% compared to the U.S. federal statutory rate of 35% can be attributed primarily to the joint venture after tax earnings included in "Other income (expense) -- net" and benefits from the foreign sales corporation. It is expected that the effective income tax rate in future periods will be significantly higher and will slightly exceed the U.S. federal statutory rate.

Chemicals is affected by economic conditions, particularly as they relate to the automotive and housing industries, which are cyclical businesses. In addition, global competition and customer demands for efficiency will continue to make price increases difficult. The prices of purchased raw materials used by Chemicals fluctuate in the short term and are affected by factors such as plant outages, oil prices and supply and demand. However, in the long term, Chemicals believes that the addition of new worldwide capacity should exert downward pressure on raw material costs.

1995 Compared with 1994

Chemicals' net sales decreased $133 million in 1995. However, net sales and operating results for the first four months of 1995 and for all of 1994 include the results from Chemicals' rubber chemicals business. As further discussed in
Note 4 to the Chemicals SpinCo Combined Financial Statements, on May 1, 1995, the Company contributed the rubber chemicals business to the Flexsys joint venture. Operations for Flexsys commenced on May 1, 1995. As a result, sales and operating results for the rubber chemicals business are no longer included in Chemicals' results. If the sales from this business were excluded in both 1995 and 1994, Chemicals' sales in 1995 would have increased $127 million, or 5 percent. Approximately $105 million of this increase can be attributed to the effects of higher average selling prices, with the remainder of the increase attributable to higher sales volumes.

Nylon intermediate sales in 1995 increased significantly from sales in 1994, primarily on the strength of higher selling prices. In addition, Chemicals' 1995 sales increase benefited from higher sales of polymer modifiers and nylon polymers as a result of higher average selling prices. Net sales of Saflex(R) plastic interlayer increased modestly from sales in 1994, principally because of favorable exchange rates. Sales volumes were essentially even with those in 1994 as expected growth in the global automotive markets failed to materialize in 1995. The 1995 increase in net sales was partially offset by lower nylon and carpet fiber sales, as the carpet industry experienced lower consumer demand in 1995. Demand for acrylic fibers in U.S. markets was soft during 1995 and negatively affected sales volumes. This decline was partially offset by higher export sales, particularly in China.

Operating income for Chemicals increased slightly in 1995 from operating income in 1994. However, unusual items affected profitability in both years. Operating income in 1995 was reduced by $46 million, principally the result of restructuring charges for employment reductions and the costs to close several facilities. Operating income in 1994 was reduced by $34 million in restructuring charges, principally related to work force reductions and costs to close several facilities. If these unusual items and the results of the rubber chemicals business were excluded, operating income for Chemicals would have increased by 3% from operating income in 1994.

Operating income was positively affected by higher selling prices, the effect of continued cost-reduction efforts, and manufacturing efficiencies, but was hurt by higher raw material costs. Competitive pressures worldwide limited Chemicals' ability to recover the increased raw material costs fully through increased selling prices.

The decrease in marketing expenses was principally due to the inclusion of only four months of marketing expenses associated with the rubber chemicals business in 1995 operating results.

ENVIRONMENTAL MATTERS

Chemicals continues to make a strong commitment to comply with various laws and government regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation having particular effect on Chemicals includes the Toxic Substances Control Act; the Resource Conservation and Recovery Act ("RCRA"); the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act; and the Comprehensive Environmental Response, Compensation and Liability Act (commonly known as "Superfund"), as amended by the Superfund Amendments and Reauthorization Act. Chemicals is also subject to the Occupational Safety and Health Act and regulations of the Occupational Safety and Health Administration ("OSHA") concerning employee safety and health matters. The Environmental Protection Agency ("EPA"), OSHA and other federal agencies have the authority to promulgate regulations which have an effect on Chemicals' operations. In addition to these federal activities, various states have been delegated certain authority under the aforementioned federal statutes. Many state and local governments have adopted environmental and employee safety and health laws and regulations, some of which are similar to federal requirements. State and federal authorities may seek fines and penalties for violation of these laws and regulations.

Chemicals is dedicated to long-term environmental protection and compliance programs that reduce and monitor emissions of hazardous materials into the environment as well as to the remediation of identified existing environmental concerns. Chemicals is among the leaders in the chemical industry's Responsible Care performance enhancement program.

Expenditures in 1996 were approximately $9 million for environmental capital projects and approximately $85 million for the management of environmental programs, including the operation and maintenance of facilities for environmental control. Chemicals estimates that during 1997 and 1998 approximately $15 million to $20 million per year will be spent on additional capital projects for environmental protection and that expenses for the management of environmental programs in 1997 and 1998 will continue at levels comparable to 1996.

The Company intermittently receives notices from the EPA alleging that it is a PRP under Superfund. In 1996, two such notices were received for Chemicals. With respect to many of Chemicals' notices, the Company has resolved disputes, entered partial and complete consent decrees, and executed administrative orders with the EPA settling a portion or all of Chemicals' liability. Remediation pursuant to such settlements is ongoing.

Chemicals' policy is to accrue costs for remediation of contaminated sites in the accounting period in which the responsibility is established and the cost is estimable. Chemicals' estimates of its liabilities for Superfund sites are based on evaluations of currently available facts with respect to each individual site and take into consideration factors such as existing technology, laws and agency policy, and prior experience in remediation of contaminated sites. As assessments and remediation activities progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical, engineering and legal information that becomes available. Chemicals had an accrued liability of $51 million as of December 31, 1996 for Superfund sites. Major Superfund sites in this category include the noncompany-owned sites at Brio and MOTCO in Texas, Fike/Artel in West Virginia and Woburn in Massachusetts, which account for $34 million of the accrued amount. Because of uncertainties primarily related to the method and extent of remediation, potential future expenses could be as much as an additional $10 million for these sites based upon existing technology and other currently available information. These potential future expenses may be incurred over the next decade. Chemicals spent approximately $20 million in 1996 for remediation of Superfund sites. Similar amounts can be expected in future years.

Chemicals had environmental reserves of $58 million as of December 31, 1996 for shut-down plants and third-party sites for which Chemicals is assuming responsibility pursuant to the Distribution Agreement. Chemicals' estimates of its liabilities are based on evaluations of currently available facts with respect to each individual site and take into consideration factors such as existing technology, laws and agency policy and prior experience in remediation of contaminated sites. Subject to these uncertainties, Chemicals currently estimates that potential future expenses could be as much as an additional $50 million for these sites. Chemicals spent $21 million in 1996 for remediation of these sites. Similar amounts can be expected in the future.

For solid and hazardous waste remediation at Chemicals' operating locations, Chemicals recognizes post-closure environmental costs and remediation costs over the estimated remaining useful life of the related facilities, not to exceed 20 years. Chemicals spent $18 million in 1996 for remediation of these facilities and had an accrued liability of $41 million as of December 31, 1996 for these sites. Uncertainties related to these costs are evolving government regulations, the methods and extent of remediation and future changes in technology. Chemicals estimates that closure costs for these facilities will be an additional $70 million, based upon existing technology and other currently available information.

Although the ultimate costs and results of remediation of contaminated sites cannot be predicted with certainty, they are not expected to result in a material adverse change in Chemicals' liquidity or financial position as reflected in Chemicals' historical financial statements, but they could have a material adverse effect on profitability in a given period. The impact of any future changes in environmental law and regulation on Chemicals' liquidity, financial position and profitability cannot be predicted with accuracy.

Effective January 1, 1997, Chemicals adopted SOP 96-1, "Environmental Remediation Liabilities." SOP 96-1 establishes authoritative guidance regarding the recognition, measurement and disclosure of environmental remediation liabilities. The primary change in Chemicals' accounting principles associated with the adoption of this SOP was an acceleration of the recognition of certain environmental remediation liabilities at operating facilities. As a result, Chemicals recorded an aftertax charge of $6 million in the first quarter of 1997. Additional aftertax charges in the range of $9 million to $14 million are anticipated in 1997 as the criteria for recording these liabilities are met. These charges are in addition to the 1997 and 1998 estimated capital expenditures for environmental projects previously described.

                      BUSINESS AND PROPERTIES OF CHEMICALS
                               AFTER THE SPINOFF

Chemicals produces and markets a range of high performance chemical-based materials, including nylon and acrylic fibers and fiber intermediates, Saflex(R) plastic interlayer, phosphorus derivatives, and specialty chemicals. These materials are used by customers to make consumer, household, automotive and industrial products.

Chemicals' strategic focus is built on four key technology strengths: polymer chemistry, phosphorus chemistry, fiber technology, and process engineering expertise. These technologies are used in various combinations to create value-added products in ten business units: Acrilan(R) Acrylic Fibers, Carpet Fibers, Industrial Nylon Fibers, Industrial Products, Intermediates, Nylon Plastics & Polymers, Phosphorus Derivatives, Polymer Modifiers, Resins, and Saflex(R) Plastic Interlayer. Chemicals has achieved leading market positions in its key target markets. Three business units -- Carpet Fibers, Intermediates and Saflex(R) Plastic Interlayer -- combined to provide over 50% of Chemicals' total sales in 1996.

To compete effectively in its markets, Chemicals plans to employ a strategy which emphasizes the following key elements:

     CORE PRODUCTS AND TECHNOLOGIES: Chemicals intends to focus on its core products and technologies throughout its ten business units. Chemicals will continue to invest in manufacturing technology, product research and technical and marketing support in order to continually improve its cost and quality positions as well as its applications support and technical service.

     AGGRESSIVE COST CONTROLS AND FOCUS ON PROFITABILITY: Over the past several years, Chemicals has restructured its product portfolio to exit underperforming businesses. Chemicals believes that additional expense reductions can be achieved in manufacturing and administrative functions.

     SELECTED GROWTH INITIATIVES: Chemicals intends to develop the growth potential of its core chemistries and technologies through targeted new product introductions, innovations in related fields and selective expansions of its presence in international markets.

     PERFORMANCE INCENTIVES: Chemicals plans to provide incentives for employees to improve cash flow, profitability and economic and shareholder value.

In 1996, Chemicals had revenues of approximately $3.0 billion and operating earnings of approximately $281 million, excluding restructuring costs and unusual items. Currently, approximately one-third of Chemicals' sales are made into markets outside the United States. See the Chemicals SpinCo Combined Financial Statements.

Prior to June 1, 1997, the Company conducted the Chemicals Business through various divisions and subsidiaries. On June 1, 1997, the Company began to execute its decision to separate Chemicals into a stand-alone company by beginning the transfer to Chemicals of the assets and liabilities related to the Chemicals Business. The separation is expected to be substantially complete prior to the date of the Special Meeting.

DESCRIPTION OF PRINCIPAL PRODUCTS AND COMPETITIVE SITUATION

Set forth below are descriptions of Chemicals' ten business units, in alphabetical order.

1.  Acrilan(R)Acrylic Fiber

Chemicals is the largest producer of acrylic fiber in North America. It manufactures and markets a full line of commodity and specialty grades of this fiber, which is used to make apparel, craft yarns, cloth for home furnishings, and brake fibers, among other uses.

Chemicals' Acrilan(R) trademark is widely recognized in the industry, as are the following brand names which are used to identify products made with Acrilan(R):
Wear-Dated(R) upholstery; DuraSpun(R) fibers, the Smart Yarns fibers (for socks); and Wintuk(R), Sayelle(R) and Bounce Back(R) (fibers for craft yarn).

The principal competitor for acrylic fiber in North America is Sterling Chemicals, Inc. Worldwide, competitors include MonteFibre S.p.A. (Italy), AKSA Akrilik Kimya Sanayii A.S. (Turkey), Courtalds plc

(United Kingdom) and Mitsubishi Chemicals Corporation (Japan). Acrylic fiber also competes against other fibers such as cotton and polyester.

The primary raw material for acrylic fiber is acrylonitrile, which is produced internally by Intermediates and supplemented with external purchases.

There are a variety of differentiated Acrilan(R) brand products, including producer-colored fiber, pigmented UV resistant fibers, bi-component Bounce Back(R) fibers, DuraSpun(R) abrasion-resistant fibers and technical fibers used in friction applications, as well as precursor chemicals for carbon fibers. These products -- and the opportunity to develop sales in other parts of the Western Hemisphere -- represent the business unit's best opportunity for growth. In addition, Chemicals generates significant income from the licensing of its proprietary wet spinning acrylic technology, primarily in Asian markets.

2.  Carpet Fibers

Chemicals is the largest supplier of nylon staple to the North American carpet industry, for the residential market (new construction and replacement), the contract market (offices, hotels, restaurants, retail and institutions) and the rug market. Its product portfolio includes nylon 6,6 staple, bulk continuous filament ("BCF") and acrylic staple fibers -- offering carpet mills a wide range of performance and styling characteristics.

Chemicals' products are marketed under two of the industry's most respected brand names: Wear-Dated(R) carpets (residential) and Ultron(R) VIP nylon (contract). The Wear-Dated(R) name is widely recognized by consumers in North America for its guarantee of the finished carpet's outstanding quality and exceptional performance.

Competitive success is determined by different factors in different segments of the market. Overall, Carpet Fibers benefits from vertical integration with Intermediates. In the residential segment, branded products compete based on technical advances and marketing programs, such as Chemicals' warranty offered on Wear-Dated(R) carpets, retailer sales incentives and similar activities.

In contract markets, the basis for competition is product performance and downstream marketing programs. The Ultron(R) VIP nylon brand offers carpet makers an innovative mix of fiber shapes and sizes that are specifically engineered for features such as soil-hiding ability and extra bulk and cover. Carpet Fibers works closely with the building design community to develop new products which address the contract market's needs. It also sells Ultron(R) SD Solution-Dyed nylon 6,6, which offers superior colorfastness and protection against harsh chemicals, bacterial growth and stains.

Chemicals also plans to introduce DyeNAMIX(TM) technology in 1997, a substantially improved fiber system which permits rich, deep colors and enhances the print clarity of carpets. This proprietary technology is environmentally friendly, while also allowing carpet mills to achieve higher efficiencies and lower dye costs.

The principal competitors for nylon carpet fiber in the United States are E.I. DuPont De Nemours and Company ("DuPont"), AlliedSignal Inc. ("AlliedSignal") and BASF AG ("BASF"). Chemicals and AlliedSignal offer both nylon staple and BCF products, while DuPont and BASF are primarily BCF suppliers. Chemicals owns and operates the world's largest integrated nylon manufacturing plant in Pensacola, Florida.

A majority of Carpet Fibers' sales are generated by a few major customers in the carpet mill industry.

Carpet Fibers receives almost all of its major raw materials from Intermediates.

3.  Industrial Nylon Fibers

Chemicals makes and supplies a line of industrial-strength nylon fibers to a variety of manufacturing customers. Industrial Nylon Fibers' product line features continuous filament nylon 6,6 yarns in thicknesses ranging from 60 to 2000 deniers. Heavier yarns are used for applications such as bias tires for earth movers, NASA space shuttles, aircraft and trucks; mining conveyor belts; and cargo slings. Lighter weight yarns are used to make backpacks, ribbons, sewing threads and dental floss. Cost per unit of performance, service (including the ability to tailor the properties of yarns for use in specific applications) and breadth of product line are the major drivers of success in the industrial fibers market. Chemicals has built a strong presence in the bias tire and other heavy-denier segments and in industrial sewing threads. Sales to five major tire companies account for about 50% of total Industrial Nylon Fibers volume.

Chemicals is currently investing capital to increase spinning capacity and to enhance spinning technology at its Greenwood, South Carolina plant. This project will use proprietary technology (licensed from Toray Industries Inc.) to improve product quality, enhance yarn performance and tenacity and enable Chemicals to achieve a low-cost position in key segments of the market, including automotive airbags and high performance tires.

Industrial Nylon Fibers receives almost all of its major raw materials from Intermediates. Competitors in the United States include DuPont (the market leader) and AlliedSignal.

4.  Industrial Products

Chemicals is a leading producer of specialty industrial fluids and lubricants. Its products are widely recognized in their market segments for specific performance characteristics which result from proprietary formulations. Substantially all of the products in this business unit are trademarked, and include the following brands: Skydrol(R) aviation fluids; Therminol(R) heat transfer fluids; Dequest(R) water treatment chemicals; and Glacier(R) metalworking fluids.

The Skydrol(R) product line includes fire-resistant hydraulic fluids which are used in more than half of the world's commercial aircraft. A new product, Skydrol(R) 5, was introduced in 1996. It offers a range of enhanced performance characteristics, such as improved thermal stability, improved corrosion protection and reduced weight. The Skydrol(R) brand's major competitor is manufactured by Exxon.

Therminol(R) heat transfer fluids are leaders in the worldwide high temperature liquid phase market. These products, used in various types of capital equipment, are known for remaining thermally stable at high temperatures and for their low temperature pumping characteristics. Competitors include The Dow Chemical Company and Nippon Steel Chemical Co., Ltd.

Dequest(R) water treatment chemicals are used to solve problems in a number of heavy and light industrial applications. These products offer functional properties such as sequestration, scale inhibition and corrosion control. Competing products are marketed by Albright & Wilson plc ("Albright & Wilson") and Bayer Corporation ("Bayer").

Launched in 1996, Glacier(R) metalworking fluids are the industry's first environmentally safe lubricants designed for machining operations such as grinding, drilling and threading. The fluids are biodegradable and practically non-toxic.

Chemicals' specialty industrial fluids are sold throughout the world, with no single customer accounting for a significant level of sales.

Industrial Products expects to develop new opportunities in its niche markets by continuing to develop and introduce new products such as Glacier(R) and by pursuing sales in additional geographic areas such as Asia and Latin America. Chemicals recently formed a joint venture in Suzhou, China, to manufacture Therminol(R) heat transfer fluids.

Industrial Products relies on a number of raw materials such as benzene, phenol and phosphorus trichloride, most of which are processed internally by Intermediates.

5.  Intermediates

Intermediates manufactures more than three dozen "building block" chemicals which are used by Chemicals and by other companies to make a wide variety of finished products. Intermediates' product lines include nylon intermediates, sold to a number of fibers and plastics manufacturers worldwide; chlorobenzenes, used in applications such as rubber chemicals, pigments, antioxidants, herbicides, solvents and resins; and other intermediates which are used to produce fertilizers, detergents and animal feed supplements.

Intermediates relies on aggressive cost control, exceptional product quality, world-class manufacturing scale and proprietary manufacturing technology to drive its competitive success. Its strategy is to support the competitiveness of other Chemicals products by achieving the low-cost position on their critical "building block" chemicals and to pursue profitable external sales of these products. Intermediates has achieved a leading position in nylon intermediates through a combination of proprietary technology and scale.

Intermediates obtains its key raw materials, including natural gas, cyclohexane, propylene, benzene and chlorine, from a number of suppliers.

To meet internal demand and address external sales opportunities, Intermediates is planning an expansion of its acrylonitrile manufacturing capacity, which will also reduce its manufacturing costs.

The majority of the production of Intermediates is used internally, with most of the external sales made to a limited number of customers. In some product lines, external sales are dependent on a major customer. However, in each of these cases, sales to internal customers account for the majority of the business unit's production capacity.

Competitors vary by product line and by world region and include DuPont, Rhone-Poulenc S.A. ("Rhone-Poulenc") and BASF.

6.  Nylon Plastics & Polymers

Chemicals manufactures and markets a line of Vydyne(R) nylon 6,6 molding resins and extrusion polymers and nylon 6,6 polymers for fiber applications. Vydyne(R) nylon gives plastics manufacturers the ability to provide their products with enhanced performance characteristics, such as heat resistance, chemical resistance and toughness. Vydyne(R) nylon molding resins are used in under-the-hood automotive components, electrical connectors for telephone systems and computers, medical devices and similar applications.

Product performance, technical service, vertical integration and breadth of product line are the major drivers of success in this market. Nylon Plastics & Polymers relies on nylon 6,6 salt as its primary raw material. This material is produced internally by Intermediates. The business unit's primary competitor is DuPont.

7.  Phosphorus Derivatives

Chemicals has developed an extensive franchise in phosphorus chemistry. Chemicals is a low-cost producer of phosphorus-based chemicals, and most of its product technologies are proprietary. It also has a joint venture in Brazil using purified wet acid technology to produce many of these products. Chemicals manufactures products for a wide range of industries:

     Food and Beverage. Its phosphates are used in many food products to improve texture, appearance and flavor. Branded products include Levn-Lite(R), Pan-O-Lite(R) and Leverage(R) brand leavening agents, used in baking; Nutrifos(R) sodium tripolyphosphate, used in meat and poultry processing; and Katch Fish(R) phosphate, used to extend the shelf life of fish products.

     Personal Care Products. Major toothpaste manufacturers around the world rely on Chemicals' oral care phosphates to improve the performance of their products. Chemicals has been a leader in the development of dentrifice agents which are used to control tartar and to polish and whiten teeth.

     Specialty Chemicals. Chemicals manufactures a number of phosphorus-based intermediates which serve as key ingredients in oil additives, pesticides and mining chemicals. Chemicals also offers high-purity phosphoric acid, used as a building block in the manufacture of high-purity phosphate salts.

     Industrial Cleaners and Fire Retardants. Chemicals provides specialized cleaning ingredients for commercial laundries, restaurant and hospital dishwashing systems and vehicle wash facilities. Chemicals also makes and sells Phos-Chek(R) fire fighting agent, used in aerial spraying to control forest fires and wildfires.

     Elemental Phosphorus. Chemicals will also offer for sale elemental phosphorus sourced from the P4 Joint Venture.

Its primary competitors are FMC Corporation, Albright & Wilson and Rhone-Poulenc. The business unit's primary raw material is elemental phosphorus, which is mined and processed in Soda Springs, Idaho, at facilities which will be jointly owned by Chemicals and the Company through the P4 Joint Venture. See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture."

8.  Polymer Modifiers

Chemicals manufactures and markets a line of polymer modifiers and specialty plasticizers which are used to improve the performance of flooring products, sealants, caulks, adhesives and other goods. Unit brands include Santicizer(R) polymer modifiers and plasticizers, and Santotac MRS(R), a flooring additive.

Polymer Modifiers is focused on specialty applications, where technical expertise and processing knowledge can be used to help customers obtain valuable performance attributes in their products (e.g., mar/scratch resistance, stain resistance, enhanced gloss and flame retardance). Competitors vary by product line and include Bayer and Akzo Nobel.

Polymer Modifiers obtains its key raw materials from U.S. and European markets. New products (such as Santotac MRS(R)) and geographic expansion (particularly into central Europe and Asia) are expected to be the primary drivers of growth.

9.  Resins

This business unit manufactures and markets a line of specialty resins which are used in the manufacture of thermoset paints and coatings, pressure sensitive adhesives, paper coatings, plastic products and other applications. Brands include Resimene(R) amino crosslinkers, Gelva(R) pressure sensitive adhesives, Santosol(R) solvents which have certain environmentally friendly characteristics, Scripset(R) resins for paper sizing, Butvar(R) specialty binders, Modaflow(R) flow and leveling agents, ClearPass(R) spray control systems and other fabricated products.

Resins provides technical expertise to help customers obtain value-added performance characteristics. Major competitors vary by product line and include Cytec Industries, Inc. (coatings and surface size); National Starch and Chemical Co. and Ashland Inc. (solution acrylic adhesives); Rohm and Haas Company and Air Products and Chemicals, Inc. (emulsion water-based adhesives); and DuPont (solvents which have certain environmentally friendly characteristics).

Resins relies on a number of commodity chemicals as raw materials, all of which are readily available. New products (such as di-methyl esters, a solvent with certain environmentally-friendly characteristics) and geographic expansion (particularly into Europe, Latin America and Asia) are expected to be the primary drivers of growth.

10.  Saflex(R) Plastic Interlayer

Chemicals is the world's largest producer of polyvinyl butyral ("PVB"), a plastic interlayer used in the manufacture of laminated glass for automotive and architectural applications. The business unit's product is marketed under the Saflex(R), Saflex SV(R) (superior value) and KeepSafe(TM) (for residential security windows) trademarks. In 1997, Saflex(R) Plastic Interlayer will commercialize a patented, reformulated product which is designed to provide superior processing and application performance. Continued business development will be driven by the introduction of the reformulated PVB product, by increased penetration of geographic markets (especially Asia) and by the creation of new primary demand for PVB in laminated glass worldwide. A Saflex(R) finishing plant is scheduled to start up in Singapore in late 1997.

Six customers account for 65% to 70% of total sales of Saflex(R) products worldwide. Saflex(R) Plastic Interlayer relies on vinyl acetate monomer, polyvinyl alcohol and butanol as raw materials, all of which are readily available in the U.S. and European markets. Sales volumes are influenced by shifts in automotive production and commercial building construction, which are cyclical businesses. The principal competitor in the manufacture of PVB is DuPont.

PRINCIPAL EQUITY AFFILIATES

Chemicals participates in a number of joint ventures in which it shares management control with other companies. Principal joint ventures include Flexsys and Advanced Elastomer Systems. Chemicals' share of the unconsolidated net sales of Chemicals' joint ventures was $445 million in 1996. In connection with the Spinoff, the Company and Chemicals will enter into the P4 Joint Venture.

Flexsys, headquartered in Belgium, is the world's leading supplier of process chemicals to the rubber industry. Its product line includes a number of branded accelerators (Santocure(R), Thiofide(R), Thiotax(R)), pre-vulcanization inhibitors (Santogard(R)), antidegradants and antioxidants (Flectol(R), Santowhite(R)), and insoluble sulphur (Crystex(R)). Flexsys is a 50/50 joint venture between Chemicals and Akzo Nobel.

Advanced Elastomer Systems, headquartered in the United States, produces and sells thermoplastic elastomers -- materials which combine the processability of thermoplastic and the functional performance of thermoset rubber products. The joint venture's product lines include Santoprene(R) thermoplastic rubber and Vistaflex(R) thermoplastic elastomer. Advanced Elastomer Systems is a 50/50 joint venture between Chemicals and Exxon.

See "Relationship Between the Company and Chemicals After the Spinoff -- P4 Joint Venture" for information about the P4 Joint Venture with the Company.

SALE OF PRODUCTS

Chemicals' products are sold directly to end users in various industries, and to wholesalers, principally by Chemicals' own sales force. Chemicals' marketing and distribution practices do not result in unusual working capital requirements on a consolidated basis. Inventories of finished goods, goods in process and raw materials are maintained to meet customer requirements and Chemicals' scheduled production. In general, Chemicals does not manufacture its products against a backlog of firm orders; production is geared to the level of incoming orders and to projections of future demand. Chemicals generally is not dependent upon one or a group of customers, and it has no material contracts with the government of the United States, or any U.S. state or local, or foreign government. In general, Chemicals' sales are not subject to seasonality.

RAW MATERIALS AND ENERGY RESOURCES

Chemicals is a significant purchaser of basic, commodity raw materials, including propylene, cyclohexane, benzene and natural gas. Major requirements for key raw materials and fuels are typically purchased pursuant to long-term contracts. Chemicals is not dependent on any one supplier for a material amount of its raw materials or fuel requirements, but certain important raw materials are obtained from a few major suppliers. In general, where Chemicals has limited sources of raw materials, it has developed contingency plans to minimize the effect of any interruption or reduction in supply. Information regarding specific raw materials is provided under "-- Description of Principal Products and Competitive Situation."

While temporary shortages of raw materials and fuels may occasionally occur, these items are generally sufficiently available to cover current and projected requirements. However, their continuing availability and price are subject to unscheduled plant interruptions occurring during periods of high demand, or due to domestic and world market and political conditions, as well as to the direct or indirect effect of U.S. and other countries' government regulations. The impact of any future raw material and energy shortages on Chemicals' business as a whole or in specific world areas cannot be accurately predicted. Operations and products may, at times, be adversely affected by legislation, shortages or international or domestic events.

PATENTS AND TRADEMARKS

As of the Spinoff, Chemicals will own a large number of patents currently owned by the Company or its subsidiaries which relate to a wide variety of products and processes, will have pending a substantial number of patent applications, and will be licensed under a small number of patents owned by others. Also, Chemicals will own a considerable number of established trademarks currently owned by the Company or its subsidiaries in many countries under which it markets its products. Such patents and trademarks in the aggregate are of material importance in the operations of the Chemicals Business.

COMPETITION

Chemicals encounters substantial competition with respect to each of its product lines. This competition, from other manufacturers of the same products and from manufacturers of different products designed for the same uses, is expected to continue in both U.S. and ex-U.S. markets. Depending on the product involved, various types of competition are encountered, including price, delivery, service, performance, product innovation, product recognition and quality. Overall, Chemicals regards its principal product groups to be competitive with many other products of other producers, and believes that it is an important producer of many such product groups. For information regarding competition in specific markets, see "-- Description of Principal Products and Competitive Situation."

RESEARCH AND DEVELOPMENT

Research and development constitute an important part of Chemicals' activities. In recent years, Chemicals' research and development expenses amounted to approximately 2.6% of sales on average, or $76 million, $77 million and $81 million in 1994, 1995 and 1996, respectively. Chemicals focuses its research and development expenditures on process improvements and select product development.

Chemicals actively pursues technologies from around the world that are expected to bring value to its business. Recent examples include new technology for converting benzene to phenol, which was licensed from Boreskov Institute of Catalysis in Russia, and which Chemicals is actively seeking to license to third parties; and nylon industrial spinning technology, licensed from Toray Industries Inc. in Japan.

The Chemicals Business also licenses technologies to other firms. For example, it recently agreed to license acrylonitrile technology to Tae Kwang Industrial Company in Korea.

ENVIRONMENTAL MATTERS

For a discussion of environmental matters, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of
Chemicals -- Environmental Matters."

EMPLOYEE RELATIONS

As of June 1, 1997, Chemicals had approximately 8,800 employees worldwide. Satisfactory relations have prevailed between Chemicals and its employees. Chemicals uses self-directed work teams, gainsharing programs, and other initiatives to keep employees actively involved in the success of the business. As of the Distribution Date, substantially all of the Chemicals employees will have Chemicals Options. About 25% of the Chemicals workforce is represented by various labor unions.

INTERNATIONAL OPERATIONS

Chemicals and affiliated companies are engaged in manufacturing, sales and research and development in areas outside the United States, including Europe, Canada, Latin America and Asia. Approximately one-third of Chemicals' 1996 sales were made into markets outside the United States. Operations outside the United States are potentially subject to a number of risks and limitations which are not present in domestic operations, including fluctuations in currency values, trade restrictions, investment regulations, governmental instability and other potentially detrimental governmental practices or policies affecting U.S. companies doing business abroad.

PROPERTIES

The General Offices of Chemicals are located in St. Louis County, Missouri. Chemicals also has research laboratories, research centers and manufacturing locations worldwide. Chemicals' principal facilities as of the Spinoff, all of which will be owned, will include:

            PLANT SITE                                 BUSINESS UNITS SERVED
-----------------------------------    ------------------------------------------------------
Anniston, Alabama                      Industrial Products

Augusta, Georgia                       Phosphorus Derivatives

Carondelet                             Phosphorus Derivatives
(St. Louis, Missouri)

Chocolate Bayou                        Industrial Products, Intermediates
(Alvin, Texas)
Decatur, Alabama                       Acrilan(R) Acrylic Fiber, Intermediates, Research
                                         Center
Delaware River                         Industrial Products, Intermediates, Polymer Modifiers
(Bridgeport, New Jersey)

Foley, Alabama                         Carpet Fibers, Nylon Plastics & Polymers

Ghent, Belgium                         Resins, Saflex(R) Plastic Interlayer

Greenwood, South Carolina              Carpet Fibers, Industrial Nylon Fibers, Intermediates,
                                         Nylon Plastics & Polymers

Indian Orchard                         Research Center, Resins, Saflex(R) Plastic Interlayer
(Springfield, Massachusetts)

Krummrich                              Intermediates, Phosphorus Derivatives
(Sauget, Illinois)

LaSalle, Canada                        Polymer Modifiers, Resins

Newport, Wales (U.K.)                  Industrial Products, Polymer Modifiers, Resins

Pensacola, Florida                     Carpet Fibers, Industrial Nylon Fibers, Intermediates,
                                         Nylon Plastics & Polymers, Research Center
Queeny                                 Industrial Products, Polymer Modifiers, Resins
(St. Louis, Missouri)

Trenton, Michigan                      Phosphorus Derivatives, Resins, Saflex(R) Plastic
                                         Interlayer

Westport                               Resins
(St. Louis, Missouri)

Following the Spinoff, Chemicals will own certain buildings and production equipment, and will lease the underlying real estate, used to produce products for the indicated business units at the following Company sites:

            PLANT SITE                                 BUSINESS UNITS SERVED
-----------------------------------    ------------------------------------------------------
Antwerp, Belgium                       Industrial Products, Polymer Modifiers, Saflex(R)
                                       Plastic Interlayer

Luling, Louisiana                      Intermediates

Sao Jose dos Campos, Brazil            Industrial Products, Phosphorus Derivatives, Saflex(R)
                                       Plastic Interlayer

The Company will operate these facilities pursuant to arrangements described under "Relationship Between the Company and Chemicals After the
Spinoff -- Operating Agreements."

Chemicals' principal plants are suitable and adequate for their use. Utilization of these facilities may vary with seasonal, economic and other business conditions, but none of the principal plants is substantially idle. The facilities generally have sufficient capacity for existing needs and expected near-term growth. Chemicals operates several facilities for third parties, principally within the Chocolate Bayou and Pensacola sites, under long-term lease and operating agreements. In connection with the Spinoff, Chemicals will enter into an Operating Agreement with the Company relating to a portion of the Chocolate Bayou site. See "Relationship Between the Company and Chemicals After the Spinoff -- Operating Agreements."

Chemicals is an active participant in the VPP Star program, a voluntary safety and health program administered by OSHA. Through 1996, nine of Chemicals' sites had qualified for the VPP Star and one site for the Merit designation. In addition, 16 of Chemicals' locations have been certified wholly or in part under the ISO 9000 quality program.

LEGAL PROCEEDINGS

At the time of the Spinoff, Chemicals will assume from the Company, pursuant to the Distribution Agreement, liabilities related to specified legal proceedings. As a result, although the Company will remain the named defendant, Chemicals will manage the litigation and indemnify the Company for costs, expenses and judgments arising from such litigation. Most of these proceedings have arisen in the ordinary course of business and involve claims for money damages. While the results of litigation cannot be predicted with certainty, Chemicals does not believe these matters or their ultimate disposition will have a material adverse effect on Chemicals' combined financial position, profitability or liquidity in any one year, as applicable. The following describes certain proceedings to which the Company is a party and for which Chemicals will assume any liabilities, pursuant to the Distribution Agreement as of the Distribution Date.

On April 12, 1985, the Company was named as a defendant in Alanis et al. v. Farm & Home Savings, et al., filed in the District Court in Harris County, Texas, the first of a number of lawsuits in which plaintiffs claim injuries resulting from alleged exposure to substances present at or emanating from the Brio Superfund site near Houston, Texas. The Company is one of a number of companies that has sold materials to the chemical reprocessor at that site. Currently pending are the following matters: (1) the Company is one of a number of defendants in 11 cases brought in Harris County District Court or the United States District Court for the Southern District of Texas on behalf of 960 plaintiffs who owned homes or lived in subdivisions near the Brio site or along Clear Creek downstream from the site, attended school near the site or used nearby recreational baseball fields. Plaintiffs claim to have suffered various personal injuries and fear future disease; they assert the need for medical monitoring, and, in the case of the homeowners, claim property damage. In addition to their claims of personal injury, four plaintiffs in one of these cases allege business losses. Plaintiffs seek compensatory and punitive damages in an unspecified amount. The Company has reached an agreement in principle to settle the claims of 811 plaintiffs in six of the cases described in this subparagraph for $10 million. Court approval of the settlements is required for 190 of these plaintiffs who are minors; and (2) the Company is one of a number of defendants in two actions brought in Harris County District Court and one action brought in Galveston County District Court on behalf of 409 plaintiffs, who are former employees of the owners/operators of the Brio site, and members of the employees' families or persons who worked near the Brio site. Plaintiffs in one of these actions also owned homes or lived in subdivisions near the site, attended schools near the site or used nearby recreational ball fields. Plaintiffs claim physical and emotional injury and seek compensatory and punitive damages in an unspecified amount. The Company believes that it has meritorious defenses to all of these lawsuits including lack of proximate cause, lack of negligent or other improper conduct on the part of the Company, and negligence of plaintiffs (or their parents) and/or of builders and developers of the Southbend subdivision. The Company is vigorously defending these actions.

On November 15, 1993, the Company was named in Dyer et al. v. Monsanto Company, et al., filed in the Circuit Court in St. Clair County, Alabama, the first of a number of lawsuits in which plaintiffs claim to have sustained personal injuries or property damage as a result of the discharge of hazardous substances, including polychlorinated biphenyls ("PCBs"), from its Anniston, Alabama, plant site. The following matters are currently pending: (1) the Company is a defendant in a case pending in Circuit Court in St. Clair County, Alabama which has been certified as a class action on behalf of all property owners in a specified area along waterways near the plant. Plaintiffs claim loss in the value of their property and seek compensatory and punitive damages in an unspecified amount; (2) the Company is a defendant in eight additional cases brought in Circuit Court in Calhoun County, Circuit Court in St. Clair County, Circuit Court in Taladega County or in U.S. District Court in the Northern District of Alabama on behalf of 1,641 individual plaintiffs who own or rent homes or own or operate businesses along waterways near the plant or who live or attend churches near the plant. An additional case has been filed in Circuit Court in Calhoun County by one of the churches near the plant. The individual plaintiffs claim to have suffered various personal injuries and fear future disease; they assert the need for medical monitoring and claim to have suffered loss in the value of their property or commercial injury. They seek compensatory and punitive damages of $3 million or in unspecified amounts for each individual, and $20 million for the church; and (3) the Company is a defendant in an action brought in U.S. District Court in the Northern District of Alabama pursuant to RCRA Section 7002(a)(1)(B) on behalf of four individuals who are plaintiffs in one of the suits pending in Circuit Court in Calhoun County. Plaintiffs seek an order enjoining the Company from continuing to handle improperly hazardous waste from the Anniston plant, directing the Company immediately to remove all PCBs released from the plant and granting plaintiffs their costs of suit, including attorney and expert witness fees. The Company believes it has meritorious defenses to all these matters, including lack of any physical injury or property damage to plaintiffs, lack of any imminent or substantial endangerment to health or the environment and lack of negligence or improper conduct on the Company's part. The Company is vigorously defending these actions.

RISK MANAGEMENT

Chemicals has evaluated risk retention and insurance levels for product liability, property damage and other potential areas of risk. Chemicals will continue to devote significant effort to maintaining and improving safety and internal control programs, which reduce its exposure to certain risks. Management will decide the amount of insurance coverage to purchase from unaffiliated companies and the appropriate amount of risk to retain based on the cost and availability of insurance and the likelihood of a loss. Management believes that the levels of risk retention which it decides to implement will be consistent with those of other companies in the chemical industry. There can be no assurance that Chemicals will not incur losses beyond the limits, or outside the coverage, of its insurance. Chemicals' combined financial position, profitability and liquidity are not expected to be affected materially by the levels of risk retention that it accepts. For treatment of Chemicals coverage under existing Company insurance policies in connection with the Spinoff, see "Relationship Between the Company and Chemicals After the Spinoff -- Distribution Agreement."

                   MANAGEMENT OF CHEMICALS AFTER THE SPINOFF

EXECUTIVE OFFICERS OF CHEMICALS

Set forth below are the names, ages, future titles with Chemicals and present and past positions of the persons who are expected to serve as executive officers of Chemicals immediately following the Spinoff. Each such individual will be elected to the indicated office with Chemicals in anticipation of the Spinoff and will serve at the pleasure of the Chemicals' Board of Directors (the "Chemicals Board"). Those persons named below who are currently officers or employees of the Company will resign from their positions with the Company by the Distribution Date.

                                                                 PRESENT AND PAST POSITIONS
      NAME AND AGE          FUTURE POSITION WITH CHEMICALS         SINCE JANUARY 1, 1992
-------------------------   -----------------------------    ----------------------------------
Robert G. Potter, 58.....   Chairman, Chief Executive        Chief executive of the Company's
                            Officer and Director             chemical businesses, since 1986.
                                                             Executive Vice President of the
                                                             Company, since 1990. Advisory
                                                             Director of the Company, since
                                                             1986.
Karl R. Barnickol, 55....   Senior Vice President, General   General Counsel of the Chemicals
                            Counsel and Secretary            Business, since 1997. Associate
                                                             General Counsel and Assistant
                                                             Secretary of the Company, since
                                                             1985.
Rodney L. Bishop, 56.....   Vice President and Treasurer     Treasurer of the Chemicals
                                                             Business, since 1997. General
                                                             Auditor of the Company, since
                                                             1993. Assistant Controller of the
                                                             Company, 1982-1993.
Dennis L. Cavner, 43.....   Vice President, Operational      Vice President, Operational
                            Excellence                       Excellence of the Chemicals
                                                             Business, since 1997. Director,
                                                             Manufacturing, Saflex(R) Plastic
                                                             Interlayer, of the Company,
                                                             1996-1997. Director,
                                                             Manufacturing, Phosphorus and
                                                             Derivatives, of the Company,
                                                             1995-1996. Plant Manager of the
                                                             Company's Muscatine, Iowa
                                                             facility, 1992-1995.
Robert A. Clausen, 52....   Senior Vice President and        Chief Financial Officer of the
                            Chief Financial Officer          Chemicals Business, since 1997.
                                                             President, Monsanto Business
                                                             Services, 1994-1997. Vice
                                                             President, Asset Management of the
                                                             Company, 1992-1994.
Sheila Feldman, 42.......   Vice President, Human            Vice President, Human Resources,
                            Resources                        of the Chemicals Business, since
                                                             1997. Director, Human Resources,
                                                             Monsanto Business Services and
                                                             Stewardship, 1995-1997. Director,
                                                             Human Resources, The Chemical
                                                             Group of the Company, 1993-1995.
                                                             Manager, Human Resources Planning,
                                                             The Chemical Group of the Company,
                                                             1991-1993.

                                                                 PRESENT AND PAST POSITIONS
      NAME AND AGE          FUTURE POSITION WITH CHEMICALS         SINCE JANUARY 1, 1992
-------------------------   -----------------------------    ----------------------------------
G. Bruce Greer, 36.......   Vice President, Growth and       Vice President, Growth and Commer-
                            Commercial Development           cial Development of the Chemicals
                                                             Business, since 1997. Senior
                                                             Director, Strategic Change, of the
                                                             Company, 1996-1997. Associate
                                                             Manager and Principal of Gemini
                                                             Consulting, a management
                                                             consulting firm, 1992-1996.
Roger S. Hoard, 52.......   Vice President and Controller    Controller of the Chemicals
                                                             Business, since 1997. Senior
                                                             Director, Finance, Monsanto
                                                             Business Services, 1995-1997.
                                                             Controller, Fibers Division, The
                                                             Chemical Group of the Company,
                                                             1990-1995.
John C. Hunter III, 50...   President, Chief Operating       Chief Operating Officer of the
                            Officer and Director             Chemicals Business, since 1997.
                                                             President, Fibers Business Unit of
                                                             the Company, 1995-1997. Vice
                                                             President and General Manager,
                                                             Fibers Division and Asia-Pacific,
                                                             The Chemical Group of the Company
                                                             1993-1995. Vice President and
                                                             General Manager, Asia-Pacific,
                                                             Monsanto Chemical Company,
                                                             1989-1993.
Michael E. Miller, 55....   Vice President, Shared           Vice President, Shared Services
                            Services and Supply Chain        and Supply Chain of the Chemicals
                                                             Business, since 1997. President,
                                                             Specialty Products Business Unit
                                                             of the Company, 1995-1997. Group
                                                             Vice President, Industrial
                                                             Products of the Company,
                                                             1993-1995. Senior Vice President,
                                                             Operations, The Chemical Group of
                                                             the Company, 1993-1995. Corporate
                                                             Vice President, Administration of
                                                             the Company, 1989-1993.
O. Jerry Mullis, 54......   Vice President, Growth and       Vice President, Growth and Commer-
                            Commercial Development and       cial Development and Chief
                            Chief Technical Officer          Technical Officer of the Chemicals
                                                             Business, since 1997. Director of
                                                             Technology and MTS for Specialty
                                                             Products Division, The Chemical
                                                             Group of the Company, 1993-1997.
                                                             Director of Technology, Fibers
                                                             Division, The Chemical Group of
                                                             the Company, 1991-1993.

DIRECTORS OF CHEMICALS

Prior to the Distribution Date, the Company, as sole stockholder of Chemicals, plans to elect the persons named in the table below to constitute the Chemicals Board. The Chemicals Board will be divided into three classes. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years.

Information with respect to the persons who as of July 8, 1997, are expected to serve as directors is set forth below. Chemicals may add additional directors over the next several months.

                                                                                         INITIAL
                                                                                          TERM
        NAME AND AGE                 PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS        EXPIRES
-----------------------------  --------------------------------------------------------  -------
Robert T. Blakely, 55........  Executive Vice President and Chief Financial Officer,       2000
                               Tenneco Inc., since 1981. Director: New York City
                               Ballet; Manhattan and Bronx Council of the Boy Scouts of
                               America.
Joan T. Bok, 67..............  Chairman of the Board, New England Electric System,         1999
                               since 1984. Director: Avery Dennison Corporation; John
                               Hancock Mutual Life Insurance Company; New England
                               Electric System and its subsidiaries Massachusetts
                               Electric Company, The Narragansett Electric Company, and
                               New England Power Company. Trustee: National
                               Osteoporosis Foundation; Woods Hole Oceanographic
                               Institution; Worcester Foundation for Biomedical
                               Research.
Paul H. Hatfield, 61.........  Chairman of the Board, President and Chief Executive        2000
                               Officer, Petrolite Corporation, 1995-1997. Vice
                               President, Ralston Purina Co. and Chief Executive
                               Officer, Protein Technologies International, Inc., a
                               subsidiary of Ralston Purina Co., 1977-1995. Director:
                               DeKalb Genetics Corporation; Penwest, Ltd.
John C. Hunter III, 50.......  Director: Missouri Baptist Hospital. See also               1998
                               "-- Executive Officers of Chemicals."
Howard M. Love, 67...........  Chief Executive Officer, National Intergroup, Inc.,         1999
                               1981-91; Honorary Chairman, National Steel Corporation,
                               formerly a subsidiary of National Intergroup, Inc.,
                               since 1990; Chairman and Chief Executive Officer,
                               1984-90. Director: AEA Investors; COMSAT Corp. Member:
                               The Business Council.
Frank A. Metz, Jr., 63.......  Senior Vice President, Finance and Planning, and Chief      2000
                               Financial Officer, International Business Machines
                               Corporation, 1986-93; Director, 1991-93. Director:
                               Allegheny Power System, Inc.; Norrell Corporation.
Robert G. Potter, 58.........  Director: Southdown Inc.; Stepan Company. See also          1999
                               "-- Executive Officers of Chemicals."
William D. Ruckelshaus, 64...  See "Election of Directors to Classified Terms."            1998
John B. Slaughter, 63........  President, Occidental College since 1988. Director,         1998
                               National Science Foundation, 1980-82. Director: Atlantic
                               Richfield Company; Avery Dennison Corporation;
                               International Business Machines Corporation; Northrop
                               Grumman Corp. Member: American Academy of Arts and
                               Sciences; National Academy of Engineering. Fellow:
                               American Association for the Advancement of Science;
                               Institute of Electrical and Electronic Engineers.

Mrs. Bok, Messrs. Love and Metz and Dr. Slaughter will resign as directors of the Company as of the Spinoff. Mr. Ruckelshaus will continue as a director of the Company at and after the Spinoff.

COMMITTEES OF THE CHEMICALS BOARD

The Chemicals Board is expected to establish several committees including an Audit and Finance Committee, an Executive Compensation Committee (the "Chemicals Executive Compensation Committee"), and a Governance Committee. The membership of these committees will be established at the initial meeting of the Chemicals Board. A description of each committee follows:

Audit and Finance Committee. The Audit and Finance Committee will be composed of non-employee directors. It will review and monitor Chemicals' internal controls, financial reports and accounting practices and the scope and extent of the audits to be performed by the independent auditors and internal auditors. The committee will also recommend to the full Chemicals Board the selection of Chemicals' principal independent auditors. The internal auditors and the principal independent auditors will meet with this committee, with and without management representatives present, to discuss the results of their examination, the adequacy of Chemicals' internal accounting control and the quality of Chemicals' financial reporting.

The Audit and Finance Committee will also review and monitor Chemicals' financial planning and structure so that they conform to the corporation's requirements for growth and sound operation. The committee will also review proposed equity and debt offerings and financial policies such as the level of dividend payout.

Executive Compensation Committee. The Chemicals Executive Compensation Committee will be composed of non-employee directors. It will recommend to the Chemicals Board the establishment and modification of management incentive plans for Chemicals. The committee will make grants and awards under these plans to senior management of Chemicals (including its executive officers) and will administer and interpret these plans. It is anticipated that the committee will delegate authority to a compensation committee composed of senior managers to make grants and awards under the incentive plans to employees other than senior management. The Chemicals Executive Compensation Committee will also have authority to approve the establishment, modification, and termination of other executive compensation programs and agreements. The committee will also review plans for executive succession and determine the salaries of the senior management of Chemicals (including its executive officers).

Governance Committee. The Governance Committee will be composed of non-employee directors. It will serve as a nominating committee to consider candidates for the Chemicals Board. As such, it will develop internal criteria for the selection of directors and criteria by which sitting directors will be evaluated. In performing these responsibilities, the committee will consult with the Chairman of the Chemicals Board. The committee will consider nominations of candidates for election as director recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be submitted in writing by year-end to the Secretary of Chemicals.

The committee will also develop principles and procedures for the Chemicals Board. These principles and procedures will be reevaluated periodically to ensure that the Chemicals Board is fulfilling its responsibilities in a manner that effectively serves the interests of the stockholders of Chemicals. The Governance Committee will also review and monitor the performance of Chemicals as it affects employees, communities, customers and the environment.

COMPENSATION OF DIRECTORS

Employee directors of Chemicals will not receive a retainer or other compensation for attendance at Chemicals Board or Chemicals Board committee meetings. Chemicals anticipates that non-employee directors will receive an annual retainer of $50,000, at least half of which will be paid in deferred stock units ("DSUs") or restricted stock and the remainder of which will be paid, in accordance with the director's election, in cash, DSUs, restricted stock or a combination thereof. In addition, non-employee directors will receive an option to purchase Chemicals Common Stock upon their initial election and a smaller option grant annually. Chemicals does not expect to have a retirement program for its directors. Actual compensation will be determined by the Chemicals Board after the Spinoff.

EXECUTIVE COMPENSATION

Historical Compensation

The following table sets forth compensation paid by the Company in 1996 to the Chief Executive Officer of Chemicals and the individuals who will be executive officers of Chemicals as of the Distribution Date and were, based on such compensation, the most highly compensated such employees for the fiscal year ended December 31, 1996 (the "Chemicals Named Executive Officers"). The principal positions listed in the table are those which will be held by the Chemicals Named Executive Officers as of the Distribution Date.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                          ---------------------------------
                          ANNUAL COMPENSATION                                     AWARDS            PAYOUTS
-----------------------------------------------------------------------   -----------------------   -------
             (A)               (B)       (C)          (D)         (E)        (F)          (G)         (H)       (I)
                                                                  OTHER                SECURITIES                 ALL
                                                                 ANNUAL   RESTRICTED       UNDER-               OTHER
                                                                COMPEN-        STOCK        LYING      LTIP   COMPEN-
                                                                 SATION       AWARDS      OPTIONS   PAYOUTS    SATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)(1)    ($)(2)       ($)(3)       (#)(4)    ($)(4)    ($)(5)
-----------------------------  ----   ---------   -----------   -------   ----------   ----------   -------   -------
R. G. Potter.................  1996    500,000      940,000       -0-           -0-      800,000      -0-     54,138
  Chairman, Chief
  Executive Officer and
  Director
K. R. Barnickol..............  1996    197,925      207,789       -0-       491,500          -0-      -0-     19,022
  Senior Vice President,
  General Counsel and
  Secretary
R. A. Clausen................  1996    230,000      307,150       -0-           -0-      250,000      -0-     21,762
  Senior Vice President and
  Chief Financial Officer
J. C. Hunter III.............  1996    250,000      340,000       -0-           -0-      250,000      -0-     28,077
  President, Chief Operating
  Officer and Director
M. E. Miller.................  1996    260,000      362,000       -0-           -0-      250,000      -0-     24,337
  Vice President, Shared
  Services and Supply Chain

---------------
(1) 30% of the 1996 bonus amounts shown above (excluding the portion attributable to achievement of the Company's return on equity ("ROE") goal for each of the Chemicals Named Executive Officers) was adjusted to recognize sustained long-term performance as described in footnote 1 to the Long-Term Incentive Plans -- Awards in 1996 table, below, and paid in March 1997.

(2) Applicable regulations set reporting levels for certain non-cash compensation.

(3) On December 31, 1996, Mr. Barnickol held 20,000 shares of Company Restricted Stock having a value on that date of $788,760. These shares were received on January 24, 1996, when they had the value shown in the table above. The restrictions on these shares are scheduled to lapse as to one-fourth of the shares on the first business day following each of the first four anniversaries of the date of grant. In accordance with this schedule, 5,000 shares vested on January 27, 1997. Dividends are paid on these shares of Company Restricted Stock at the same rate as paid to all stockholders.

(4) These columns reflect grants and payouts made under various option programs and long-term incentive plans ("LTIPs"), respectively. No LTIP payments were made in 1996.

(5) Amounts shown for 1996 include contributions to thrift/savings plans of the Company as follows: Mr. Potter, $21,000; Mr. Barnickol, $8,313; Mr. Clausen, $9,660; Mr. Hunter, $10,500; and Mr. Miller, $10,920; split dollar life insurance premiums paid as follows: Mr. Potter, $32,468; Mr. Barnickol, $10,563; Mr. Clausen, $11,618; Mr. Hunter, $17,577; and Mr. Miller, $13,417;
    costs for supplemental medical plans of the Company as follows: Mr. Potter, $524 and Mr. Clausen, $338; and costs for executive travel accident plans of the Company, as follows: Mr. Potter, $146; Mr. Barnickol, $146; and Mr. Clausen, $146.

The following table shows grants of Company Options under the Incentive Plan to the Chemicals Named Executive Officers during the 1996 fiscal year. In accordance with Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. The following assumptions were made for purposes of calculating the original grant date present value of the Company Options: an option term of 4.5 years, volatility of 25%, dividend yield of 1.5%, and a risk-free interest rate of 6.28%. As a result of the Spinoff, each Company Option granted to the Chemicals Named Executive Officers listed below will be replaced with either a Chemicals Option or a combination of a New Company Option and a Chemicals Option pursuant to adjustments provided in the Employee Benefits Allocation Agreement, and, as a result, their value may depend, in part, on the future value of Chemicals Common Stock as well as on the future value of Company Common Stock. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

                             OPTION GRANTS IN 1996

                                                                                                  GRANT
                                                                                                  DATE
                                                                                                  VALUE
                                     INDIVIDUAL GRANTS                                          ---------
-------------------------------------------------------------------------------------------
                                      (B)             (C)                                          (F)
                                   NUMBER OF       % OF TOTAL         (D)                         GRANT
                                   SECURITIES       OPTIONS        EXERCISE                       DATE
                                   UNDERLYING      GRANTED TO       OR BASE         (E)          PRESENT
                                    OPTIONS       EMPLOYEES IN       PRICE       EXPIRATION       VALUE
               (A)                 GRANTED(#)     FISCAL YEAR      ($/SHARE)        DATE           ($)
                                   ----------     ------------     ---------     ----------     ---------
R. G. Potter                         160,000(1)        0.6           30.338        04/25/06     1,459,200
                                     240,000           1.0           35.000        04/25/06     1,735,200
                                     240,000           1.0           40.000        04/25/06     1,351,200
                                     160,000           0.6           45.000        04/25/06       985,600(2)
K. R. Barnickol                          -0-           -0-               --              --            --
R. A. Clausen                         50,000(1)        0.2           30.338        04/25/06       456,080
                                      75,000           0.3           35.000        04/25/06       542,250
                                      75,000           0.3           40.000        04/25/06       422,250
                                      50,000           0.2           45.000        04/25/06       308,000(2)
J. C. Hunter III                      50,000(1)        0.2           30.338        04/25/06       456,080
                                      75,000           0.3           35.000        04/25/06       542,250
                                      75,000           0.3           40.000        04/25/06       422,250
                                      50,000           0.2           45.000        04/25/06       308,000(2)
M. E. Miller                          50,000(1)        0.2           30.338        04/25/06       456,080
                                      75,000           0.3           38.000        04/25/06       542,250
                                      75,000           0.3           40.000        04/25/06       422,260
                                      50,000           0.2           45.000        04/25/06       308,000(2)

---------------
(1) The exercise price of $30.338 for this tranche of Company Options was the fair market value per underlying share on April 26, 1996, the date of grant. The three succeeding tranches have pre-established "premium" exercise prices (prices higher than the fair market value per underlying share on the date of grant) which must be attained within four, five, and six years, respectively, from the date of grant and maintained for ten consecutive trading days in order to avoid forfeiture of the Company Options in the tranche. The $35 and $40 pre-established exercise prices have been met. All Company Options must be held for a minimum of one year from the date of grant before they may be exercised. These Company Options expire on the tenth anniversary of the grant date unless forfeited earlier. The Company Options carry stock tax withholding rights.

(2) Two of the assumptions used to calculate the grant date present value of these Company Options varied from the assumptions set forth above because the pre-established exercise price of these Company Options has not yet been attained. The option term was assumed to be six years, and the risk-free interest rate 6.37%.

The following table provides information with respect to Company Options exercised by the Chemicals Named Executive Officers during the 1996 fiscal year and the value of unexercised Company Options held by Chemicals Named Executive Officers at fiscal year end. The amounts set forth in the two columns relating to unexercised Company Options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying Company Options might not be exercised; and actual gains on exercise, if any, would depend on the value of Company Common Stock and Chemicals Common Stock on the date of exercise, and there can be no assurance that these values would be realized. As a result of the Spinoff, each Company Option granted to the Chemicals Named Executive Officers listed below will be replaced with either a Chemicals Option or a combination of a New Company Option and a Chemicals Option, pursuant to adjustments provided in the Employee Benefits Allocation Agreement and, as a result, their value may, in part, depend on the future value of Chemicals Common Stock as well as on the future value of Company Common Stock. See "Relationship Between the Company and Chemicals After the
Spinoff -- Employee Benefits Allocation Agreement."

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                       OPTION VALUES ON DECEMBER 31, 1996

                                                                    (D)                       (E)
                                                           ----------------------     --------------------
                                 (B)                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             -----------        (C)        UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                               SHARES        ---------           OPTIONS AT                    AT
            (A)               ACQUIRED         VALUE            FY-END(#)(2)             FY-END ($)(2)
           -----             ON EXERCISE     REALIZED           EXERCISABLE/              EXERCISABLE/
           NAME                  (#)          ($)(1)           UNEXERCISABLE             UNEXERCISABLE
---------------------------  -----------     ---------     ----------------------     --------------------
R. G. Potter...............      - 0 -           - 0 -         947,390/800,000        25,961,332/2,521,120
K. R. Barnickol............     22,000         503,800               434,000/0        12,017,131/0
R. A. Clausen..............      - 0 -           - 0 -         229,305/250,000        5,735,595/787,850
J. C. Hunter III...........     60,000       1,272,000         114,500/250,000        3,133,914/787,850
M. E. Miller...............    115,000       1,542,449         318,000/250,000        8,941,810/787,850

---------------
(1) The amounts in column (c) reflect the value of shares received on the exercises of Company Options granted up to ten years earlier at fair market values ranging from $6.90 to $11.50.

(2) Unexercised Company Options shown in columns (d) and (e) reflect grants received over an extended period of time.

The following table includes information with respect to awards made pursuant to the Monsanto Executive Stock Purchase Incentive Plan (the "Company Executive Stock Purchase Incentive Plan") to Chemicals Named Executive Officers in 1996.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

                                           PERFORMANCE
                          NUMBER OF         OR OTHER            ESTIMATED FUTURE PAYOUTS UNDER
                           SHARES,           PERIOD               NON-STOCK PRICE-BASED PLANS
                          UNITS OR            UNTIL        -----------------------------------------
                        OTHER RIGHTS       MATURATION      THRESHOLD       TARGET         MAXIMUM
        NAME                 (#)            OR PAYOUT         ($)            ($)            ($)
         (A)                 (B)               (C)            (D)            (E)            (F)
---------------------  ---------------     -----------     ----------     ---------     ------------
R. G. Potter.........           N/A(1)            N/A             N/A       242,813              N/A
                       65,000 units(2)       12/31/00      799,976(3)     1,199,964(3)  2,399,927(3)
K. R. Barnickol......           N/A(1)            N/A             N/A        47,715              N/A
R. A. Clausen........           N/A(1)            N/A             N/A        72,750              N/A
                       20,000 units(2)       12/31/00      246,146(3)       369,220(3)    738,439(3)
J. C. Hunter III.....           N/A(4)            N/A             N/A       468,313              N/A
                       20,000 units(2)       12/31/00      246,146(3)       369,220(3)    738,439(3)
M. E. Miller.........           N/A(4)            N/A             N/A       498,620              N/A
                       20,000 units(2)       12/31/00      246,146(3)       369,220(3)    738,439(3)

---------------

(1) The amount shown in this line represents the sustained performance adjustment applied this year to both the portion of the 1996 bonus described in footnote 1 to the Summary Compensation Table and the portion of the annual bonus withheld for 1995 because net income and capital employed objectives were met for all three performance years under the Company's annual incentive program for the years 1994-1996. The total of all adjustments for sustained performance relative to an individual's cumulative incentive awards over the 1994-1996 performance period paid in March 1997 ranges from 20% to 25% of the awards paid for the three-year period.

(2) The units represent shares purchased under the Company Executive Stock Purchase Incentive Plan. Pursuant to this plan, each Chemicals Named Executive Officer purchased with a full-recourse interest-bearing loan from the Company the number of shares of the Company Common Stock equal to the number of units next to his name. The interest rate was 6.36%, the applicable U.S. federal rate (as determined by Section 1274(d) of the Code) in effect at the time of purchase. The estimated future payouts shown in this table are based upon the principal amount of the loan plus unpaid interest at the end of the performance period (the "Ending Loan Amount") and cannot exceed the amount to be repaid. The threshold payout represents
    33 1/3% of the estimated Ending Loan Amount. In order to achieve the threshold payout, the Chemicals Named Executive Officer must not sell the stock purchased and must remain employed with the Company during the entire performance cycle (which ends December 31, 2000), and the Company must have positive cumulative net income for this period ("Service Award"). Each Chemicals Named Executive Officer may also receive an additional award of up to the remaining 66 2/3% of the Ending Loan Amount ("Performance Award"). The size of this Performance Award depends upon the total shareholder return to the Company's stockholders through the year 2000 as compared with the total shareholder return for companies in the Standard & Poor's Industrials (the "Index"). In order to achieve the maximum payout shown in the table, the Chemicals Named Executive Officer must earn the full Service Award, and the Company's total shareholder return through the year 2000 must be at or above the total shareholder return of companies at the 75th percentile of the Index, entitling the Chemicals Named Executive Officer to the maximum Performance Award. To achieve the target award shown in the table, the Chemicals Named Executive Officer must earn the full Service Award, and the Company's total shareholder return through the year 2000 must be at or above the 50th percentile of the Index, entitling the executive to the minimum Performance Award. Amounts paid must be applied by the Chemicals Named Executive Officer towards payment of the outstanding principal and accrued interest on the loan. If only the threshold or target award is received, the outstanding loan balance would significantly exceed the payment to the Chemicals Named Executive Officers under the

Company Executive Stock Purchase Incentive Plan, and the executive would be required to either sell some or all of the shares or use other personal assets to pay off the remainder of the loan.

(3) Assumes the Company's annual dividend in effect as of December 31, 1996 remains unchanged through December 31, 2000. An increase in the dividend would reduce the amount of the deferred incentive award. Similarly, a decrease in the dividend would increase the amount of the deferred incentive award. Assumes also that the Chemicals Named Executive Officer keeps the shares of Company Common Stock purchased under the Company Executive Stock Purchase Incentive Plan and remains an employee of the Company until December 31, 2000. As a result of the Spinoff and the executive's consequent termination of employment with the Company, the executive will receive a prorated Service Award based on the number of months of service with the Company during the performance period and be eligible to receive a prorated Performance Award based upon the Company's relative stock price performance through the date of termination. In addition, if the balance outstanding on his loan after applying the aftertax proceeds of his deferred incentive award toward repayment of the loan exceeds the value of his shares, the Company will reimburse the participant on an aftertax basis for the amount of such excess, provided that the amount of this payment together with the executive's Service Award does not exceed one-third of the Ending Loan Amount.

(4) The amount shown in this line represents the sum of (a) the award for recognition of performance in 1996 under the 1994-1996 long-term incentive program applicable to the executive and (b) the sustained performance adjustment applied this year to the total of the long-term incentive award for 1996 and the portion of the annual bonuses withheld for 1995 and 1996 because net income and capital employed objectives were met for all three performance years under both the annual and the long-term incentive programs for the years 1994-1996. The total of all adjustments for sustained performance relative to an individual's cumulative incentive awards over the 1994-1996 performance period paid in March 1997 ranges from 20% to 25% of the awards paid for the three-year period.

Pension Plans

Prior to the Spinoff, the Chemicals Named Executive Officers are eligible to receive benefits payable under the Company's defined benefit pension plans. Those benefits are described under "Management of the Company -- Executive Compensation."

Average final compensation and the respective years of service at the Company as of December 31, 1996 for the Chemicals Named Executive Officers are as follows:
Mr. Potter, $1,073,223 (31.1 years); Mr. Barnickol, $333,120 (26.4 years); Mr.
Clausen, $368,244 (27.8 years); Mr. Hunter, $423,408 (27.3 years); and Mr.
Miller, $530,604 (31.4 years).

Following the Spinoff, the Company and Chemicals will generally each be responsible for providing pension benefits to their own employees through their own separate pension plans. However, the Company and Chemicals may create a multiple employer pension plan, of which they would initially be the joint sponsors, to provide for certain benefits accrued by certain non-union employees and retirees of the Chemicals Business. Chemicals would be primarily liable for all contributions to fund this multiple employer pension plan, but the Company would remain secondarily liable for such funding. In addition, the Company's pension plan will continue to be responsible for benefits accrued under that plan and the corresponding non-qualified pension plan by certain other retirees of the Chemicals Business through December 31, 1997.

Treatment of Outstanding Company Stock Awards

Pursuant to the Employee Benefits Allocation Agreement, at the time of the Spinoff, certain Company Options granted to Chemicals employees will be converted into Chemicals Options with adjustments to preserve their value. These adjustments will be based upon the pre-Spinoff trading value of the Company Common Stock and the post-Spinoff trading value of the Chemicals Common Stock. In addition, certain Company Options will be converted into two awards, one based on Chemicals Common Stock and one based on Company Common Stock, with the same overall value at the time of the Spinoff as the old award. Chemicals will be responsible for delivering shares of Chemicals Common Stock upon exercise of Chemicals

Options, and the Company will be responsible for the delivery of shares of Company Common Stock upon exercise of New Company Options. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement." The holders of Company Restricted Stock (whether employed by the Company or Chemicals after the Spinoff) will be entitled under the terms of the Company Restricted Stock to receive the distribution of shares of Chemicals Restricted Stock with respect to their Company Restricted Stock, and such shares of Chemicals Restricted Stock will generally be subject to the same restrictions as the Company Restricted Stock.

Employment and Change of Control Arrangements

Each of the Chemicals Named Executive Officers and certain other key executives of Chemicals is a party to a change of control employment agreement (a "Change of Control Employment Agreement") as described in "Management of the Company -- Certain Agreements." The Spinoff will not be considered to be a change of control that triggers the effectiveness of these Change of Control Agreements. These Change of Control Agreements with Chemicals executives will be assumed by Chemicals at the time of the Spinoff, and each will terminate six months after the Spinoff unless before that time there is either a change of control of Chemicals or the Chemicals Board ratifies such Change of Control Agreement.

CHEMICALS INCENTIVE AND BENEFIT PLANS

Prior to the Spinoff, Chemicals will adopt an incentive plan for its management which will authorize the Chemicals Board or the Chemicals Executive Compensation Committee to grant non-qualified stock options, incentive stock options meeting the requirements of the Code, stock appreciation rights, and restricted and unrestricted shares similar to those authorized by the Incentive Plan. See "Incentive Plan Proposal -- Material Features of the Incentive Plan." It is anticipated that the plan will authorize the use of sufficient shares to provide grants and awards which are competitive with those of other companies in the chemical industry and which are intended to align the interests of management with those of stockholders. While the precise number of shares to be authorized has not yet been determined, it is anticipated that the plan will allow for grants and awards on one to two percent of the outstanding shares in any one year. In addition, it is expected that Chemicals will grant non-qualified stock options on up to approximately 21 million shares, contemporaneously with the Spinoff, to provide for the conversion of certain Company Options into Chemicals Options in conjunction with the Spinoff. See "-- Treatment of Outstanding Company Stock Awards."

Prior to or shortly after the Spinoff, Chemicals intends to adopt pension, thrift and welfare plans generally comparable to those currently applicable to most Company employees in the respective countries where they are employed. Chemicals may elect to change these plans in the future as necessary or desirable to respond to changes in economic or industry conditions or regulatory requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness

During 1996, Mr. Potter, Mr. Clausen, Mr. Hunter and Mr. Miller all received full-recourse, interest-bearing loans for the purchase price of the Company Common Stock they purchased pursuant to the terms of the Company Executive Stock Purchase Incentive Plan. The loans have an eight-year term and accrue interest at the applicable U.S. federal rate (as determined by Section 1274(d) of the Code) on the purchase date for loans of such maturity, compounded annually. The applicable U.S. federal rate in effect on the purchase date was 6.36%. In addition, the loans are secured by a pledge of the shares of Company Common Stock acquired under the Company Executive Stock Purchase Incentive Plan.

Interest is payable prior to maturity to the extent of dividends paid on the shares purchased, with the balance due at the maturity of the loan. The proceeds of the deferred cash incentives awarded during the performance cycle under the Company Executive Stock Purchase Incentive Plan must also be applied to prepay the loans. Following such prepayment, the balance of the loans at the end of the performance cycle, together with accrued and unpaid interest thereon, will generally be payable in three equal installments (plus interest) on the first three anniversaries of the end of the performance cycle. The payment of the loan will be accelerated if an executive officer's service is terminated during the performance cycle for any reason other than retirement or following a change of control. In the event of retirement, there is no loan acceleration. In the event of a change of control, the loan must be repaid over a three-year period following such event. The loan may also be prepaid at any time at the executive officer's option. As a result of the Spinoff and the executive's consequent termination of employment with the Company, the executive will receive a prorated Service Award based on the number of months of service with the Company during the performance period and be eligible to receive a prorated Performance Award based upon the Company's relative stock price performance through the date of termination. In addition, if the balance outstanding on his loan after applying the aftertax proceeds of his deferred incentive award toward repayment of the loan exceeds the value of his shares, the Company will reimburse the participant on an aftertax basis for the amount of such excess, provided that the amount of this payment together with the executive's Service Award does not exceed one-third of the Ending Loan Amount. The executive will be required to repay the remaining Ending Loan Amount.

On May 10, 1996, Mr. Potter and the other three Chemicals Named Executive Officers who received loans were given loans in the following amounts: Mr. Potter, $1,962,194; Mr. Clausen, $603,752; Mr. Hunter, $603,752; and Mr. Miller,
$603,752. As of December 31, 1996, the aggregate principal balance of these loans was $3,870,634.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF
                              COMPANY COMMON STOCK

BY MANAGEMENT

The following table sets forth the number of shares of Company Common Stock beneficially owned, directly or indirectly, by each director of Chemicals, each Chemicals Named Executive Officer and all directors and executive officers of Chemicals as a group, as of May 31, 1997. A list of the individuals who are expected to be executive officers of Chemicals immediately following the Spinoff is set forth under "Management of Chemicals After the Spinoff -- Executive Officers of Chemicals." Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown. In accordance with the Distribution Ratio, the persons listed below will receive one share of Chemicals Common Stock for every five shares of Company Common Stock held by them on the Distribution Date. In addition, as a result of the Spinoff, the Company Options referenced in the table below will be converted into either Chemicals Options or a combination of New Company Options and Chemicals Options, in each case with the same overall value at the time of the Spinoff as the old award. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

                                                        SHARES OF         SHARES UNDERLYING
                                                      COMMON STOCK       OPTIONS EXERCISABLE
                                                    OWNED DIRECTLY OR         WITHIN 60
                      NAME                          INDIRECTLY (A)(B)         DAYS (C)             TOTAL
-------------------------------------------------   -----------------    -------------------    -----------
Karl R. Barnickol................................          54,115(d)             384,000            438,115
Robert T. Blakely................................               0                                         0
Joan T. Bok......................................          13,398                                    13,398
Robert A. Clausen................................          38,101                330,000            368,101
Paul H. Hatfield.................................           2,000                                     2,000
John C. Hunter III...............................          50,078(e)             306,500            356,578
Howard M. Love...................................          19,785(f)                                 19,785
Frank A. Metz, Jr................................          10,154                                    10,154
Michael E. Miller................................          38,048                468,000            506,048
Robert G. Potter.................................         251,881(g)           1,587,390          1,839,271
William D. Ruckelshaus...........................          14,610(h)                                 14,610
John B. Slaughter................................           9,646(i)                                  9,646
All directors and executive officers
  (18 persons)...................................         517,329(j)           3,399,555          3,916,884

-------------------------

(a) Includes shares held under the Company SIP: Mr. Potter, 31,406; Mr. Barnickol, 13,583; Mr. Clausen, 166 ; Mr. Hunter, 10,366; Mr. Miller, 12,637; and directors and executive officers as a group, 91,211. With respect to shares held under the Company SIP, employee directors and officers have sole discretion as to voting and, within limitations provided by the Company SIP, investment of shares. Shares are voted by the trustees of the Company SIP in accordance with instructions from participants. If instructions are not received by the trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Company SIP. Also includes shares held under other benefit and incentive plans of the Company: Mr. Potter, 1,390; Mr. Barnickol, 16,026 ; Mr. Clausen, 1,040; Mr. Hunter, 712; and directors and executive officers as a group, 23,299 . With respect to shares held under other benefit and incentive plans of the Company, employee directors and officers have sole voting power and no current investment power.

(b) Includes the following shares received from the Company by Mrs. Bok, Messrs. Love, Metz, and Ruckelshaus and Dr. Slaughter, who are currently directors of the Company, as a portion of the non-employee director annual retainer:
    Mrs. Bok, 660 shares; Mr. Love, 1,625 shares; Mr. Metz, 3,245 shares; Mr. Ruckelshaus, 1,500 shares; and Dr. Slaughter, 1,625 shares. With respect to those shares, these directors have sole voting power and no current investment power. A number of these shares will be forfeited by four of these directors (Mrs. Bok, Messrs. Love and Metz and Dr. Slaughter) as a result of their resignation from the Company Board at the Spinoff: Mrs. Bok, 495; Mr. Love, 650; Mr. Metz, 1,310; and Dr. Slaughter, 650.

(c) The Commission deems a person to have beneficial ownership of all shares which that person has the right to purchase within 60 days. The shares indicated represent Company Options granted under Company incentive plans.

(d) Includes 8,890 shares owned jointly by Mr. Barnickol and his wife.

(e) Includes 165 shares owned by Mr. Hunter's son.

(f) Includes 6,000 shares held in trust in which Mr. Love has an income interest as to which he expressly disclaims beneficial ownership.

(g) Includes 32,600 shares owned by Mr. Potter's wife as to which he expressly disclaims beneficial ownership and 495 shares owned jointly by Mr. Potter and his wife.

(h) Includes 1,000 shares owned jointly by Mr. Ruckelshaus and his wife.

(i) Includes 681 shares owned by Dr. Slaughter's wife as to which he expressly disclaims beneficial ownership.

(j) Includes 450 shares beneficially owned by a member of the household of an executive officer not named above.

The percentage of shares of outstanding Company Common Stock, including Company Options exercisable within 60 days of May 31, 1997, beneficially owned by all persons who will be directors and executive officers of Chemicals as a group does not exceed 1%. The percentage of such shares beneficially owned by any one director or Chemicals Named Executive Officer does not exceed 1%.

BY OTHERS

The following table sets forth each person or entity that, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Company Common Stock.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL
                                                                    OWNERSHIP
                                                                   OF COMPANY             PERCENT OF
                  NAME OF BENEFICIAL OWNER                        COMMON STOCK              CLASS
-------------------------------------------------------------   -----------------         ----------
Oppenheimer Group, Inc.......................................       31,232,321(a)            5.31%
Oppenheimer Tower
World Financial Center
New York, New York 10281
FMR Corp.....................................................       29,935,145(b)            5.09%
82 Devonshire Street
Boston, Massachusetts 02109

-------------------------
(a) The ownership information disclosed above is based on a Schedule 13G with respect to Company Common Stock filed with the Commission on February 4, 1997 by Oppenheimer Group, Inc., on behalf of itself and related companies and certain investment advisory clients. Such 13G reports the beneficial ownership of 31,232,321 shares of Company Common Stock. Power to vote and dispose of all 31,232,321 shares, including 30,923,115 shares held by Oppenheimer Capital, is shared. Oppenheimer Group, Inc. and the related companies and investment advisory clients disclaim beneficial ownership and shared voting and dispositive power with respect to all 31,232,321 shares. According to a Schedule 13F filed with respect to the first quarter of 1997 by Oppenheimer Group, Inc., the 31,232,321 has been decreased to 31,116,110.

(b) The ownership information disclosed above is based on a Schedule 13G with respect to Company Common Stock filed on February 12, 1997 with the Commission by FMR Corp. ("FMR") on behalf of itself, certain related companies, and certain shareholders. Such 13G reports beneficial ownership of 29,935,145 shares of Company Common Stock. FMR, through its subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company, and through Fidelity International Limited, had sole dispositive power over all 29,935,145 shares, shared voting power as to none of these shares, and sole voting power as to 4,483,385 of these shares. According to a Schedule 13F filed with respect to the first quarter of 1997 by FMR, the 29,935,145 has increased to 32,441,650.

                           MANAGEMENT OF THE COMPANY

EXECUTIVE COMPENSATION

The following Company Summary Compensation Table sets forth compensation earned by the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company and its subsidiaries (the "Company Named Executive Officers") for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1996. Each of such executives will continue as a senior executive of the Company following the Spinoff, with the exception of Mr. Potter who will become Chairman and Chief Executive Officer of Chemicals. Information regarding shares of Company Common Stock and Company Options reported in this table and in the succeeding tables has been adjusted to reflect the Company's five-for-one stock split in 1996.

                       COMPANY SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                           ---------------------------------
                                             ANNUAL COMPENSATION                   AWARDS
                                     -----------------------------------   -----------------------   PAYOUTS
                                                                   (E)                     (G)       -------     (I)
                                                                  OTHER       (F)       SECURITIES               ALL
                                                                 ANNUAL    RESTRICTED     UNDER-       (H)      OTHER
             (A)                                                 COMPEN-     STOCK        LYING       LTIP     COMPEN-
          NAME AND            (B)       (C)          (D)         SATION      AWARDS      OPTIONS     PAYOUTS   SATION
     PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)     ($)(2)      ($)(3)       (#)(4)     ($)(4)    ($)(5)
----------------------------- ----   ---------   -----------     -------   ----------   ----------   -------   -------
R. B. Shapiro................ 1996    800,000     2,120,000        -0-         -0-       2,950,000       -0-   89,709
Chairman and                  1995    685,417     1,235,600        -0-         -0-         262,500       -0-   50,627
Chief Executive Officer       1994    567,500       893,905        -0-         -0-         616,665   560,000   42,956
and Director
R. U. De Schutter(6)......... 1996    500,000       806,000(7)     -0-         -0-         350,000       -0-   50,856
Chairman and                  1995    453,635       556,000        -0-         -0-         200,000       -0-   61,719
Chief Executive Officer       1994         --            --         --          --              --        --       --
G. D. Searle & Co.
R. G. Potter................. 1996    500,000       940,000        -0-         -0-         800,000       -0-   54,138
Executive Vice President      1995    470,834       807,926        -0-         -0-         351,390       -0-   51,240
                              1994    456,667       645,720        -0-         -0-             -0-   785,000   52,778
N. L. Reding................. 1996    515,000       944,200        -0-         -0-         800,000       -0-   51,135
Vice Chairman of the Board    1995    515,000       869,200        -0-         -0-             -0-       -0-   60,742
and Director                  1994    504,583       741,825        -0-         -0-         466,665       -0-   56,421
H. A. Verfaillie............. 1996    500,000       940,000        -0-         -0-         800,000       -0-   61,633
Executive Vice President      1995    393,333       715,200        -0-         -0-         351,390       -0-   42,461
                              1994    320,000       459,650        -0-         -0-             -0-   500,000   39,295

-------------------------
(1) 30% of the 1996 bonus amounts shown above (excluding the portion attributable to achievement of the Company's ROE goal) for each of the Company Named Executive Officers were adjusted to recognize sustained long-term performance as described in footnote 1 to the Company Long-Term Incentive Plans -- Awards in 1996 table below and paid in March 1997.

(2) Applicable regulations set reporting levels for certain non-cash compensation.

(3) There were no grants of Company Restricted Stock to Company Named Executive Officers during the period covered in this table. Company Restricted Stock holdings on December 31, 1996 were as follows:

     - Mr. Shapiro held 125,000 shares of Company Restricted Stock having a value on December 31, 1996, of $4,929,750. These were the remaining shares of Company Restricted Stock from an award of 250,000 shares received on January 22, 1993, when the award had a value of $2,621,900. Dividends on these shares of Company Restricted Stock accrue at the same rate as paid to all stockholders. In each of February 1995 and February 1996, 62,500 shares and the related dividends vested because the Company achieved its 20% ROE goal for 1994 and 1995, respectively. An additional 62,500 shares of Company Restricted Stock and the related dividends vested in February 1997 because the ECDC determined that the effect of the significant charges taken in connection with the Spinoff would not be utilized in determining whether the Company achieved its 1996 ROE goal. The final 62,500 shares of Company Restricted Stock will vest in February 1998 if the

Company achieves 20% ROE for 1997. Failure to achieve 20% ROE for 1997 will result in forfeiture of the final 62,500 shares along with any related dividends.

     - Mr. Verfaillie held 31,250 shares of Company Restricted Stock having a value on December 31, 1996, of $1,232,438. These were the remaining restricted shares from an award of 75,000 shares received on January 22, 1993, when the award had a value of $786,570. Dividends on these shares accrue at the same rate as paid to all stockholders. In February 1995, 12,500 shares and the related dividends vested because the return on capital goal for his business unit was achieved for 1994. In February 1996, 31,250 shares and the related dividends vested because the Company achieved its 20% ROE goal for 1995. These remaining 31,250 restricted shares vested in February 1997 because the ECDC determined that the effect of the significant restructuring charges taken in connection with the Spinoff would not be utilized in determining whether the Company achieved its 1996 ROE goal.

     - On December 31, 1996, no shares of Company Restricted Stock were held by any of Messrs. De Schutter, Potter, or Reding.

(4) These columns reflect grants and payouts made under various option programs and LTIPs, respectively. No LTIP payments were made in 1996.

(5) Amounts shown for 1996 include contributions to the Company's thrift/savings plans as follows: Mr. Shapiro, $33,600; Mr. De Schutter, $24,930; Mr. Potter, $21,000; Mr. Reding, $21,630; and Mr. Verfaillie, $21,000; split dollar life insurance premiums paid as follows: Mr. Shapiro, $55,963; Mr. De Schutter, $16,145; Mr. Potter, $32,468; Mr. Reding, $29,359; and Mr.
    Verfaillie, $40,487; costs for supplemental medical plans as follows: Mr. De Schutter, $6,463; and Mr. Potter, $524; costs for executive disability, as follows: Mr. De Schutter, $3,211; and costs for executive travel accident plans of the Company, as follows: Mr. Shapiro, $146; Mr. De Schutter, $107; Mr. Potter, $146; Mr. Reding, $146; and Mr. Verfaillie, $146.

(6) Mr. De Schutter became an executive officer of the Company during 1995.

(7) Consistent with the policy in the Searle business unit of the Company, the portion of Mr. De Schutter's bonus attributable to achievement of the Company's ROE goal was capped at $6,000.

The following table provides information with respect to Company Options granted to the Company Named Executive Officers in 1996. In accordance with Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the Company Options set forth in this table. Except as set forth in footnote 3 below, the following assumptions were made for purposes of calculating the original grant date present value: an option term of 4.5 years, volatility of 25%, dividend yield of 1.5%, and a risk-free interest rate of 6.28%. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing Company Options. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the price performance of the underlying stock. As a result of the Spinoff, each Company Option granted to the Company Named Executive Officers listed below will be replaced with either a New Company Option, a Chemicals Option or a combination of both, pursuant to adjustments provided in the Employee Benefits Allocation Agreement and, as a result, their value may depend, in part, on the future value of Company Common Stock as well as the future value of Chemicals Common Stock. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

                         COMPANY OPTION GRANTS IN 1996

                                                                                                     GRANT
                                                                                                     DATE
                                                                                                     VALUE
                                       INDIVIDUAL GRANTS                                           ---------
-----------------------------------------------------------------------------------------------
                                             (B)            (C)                                       (F)
                                          NUMBER OF      % OF TOTAL        (D)                       GRANT
                                          SECURITIES      OPTIONS       EXERCISE                     DATE
                                          UNDERLYING     GRANTED TO      OR BASE        (E)         PRESENT
                  (A)                      OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION      VALUE
                 NAME                     GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE          ($)
---------------------------------------   ----------    ------------    ---------    ----------    ---------
R. B. Shapiro..........................     590,000(1)       2.4          30.338       04/25/06    5,380,800
                                            885,000          3.5          35.000       04/25/06    6,398,550
                                            885,000          3.5          40.000       04/25/06    4,982,550
                                            590,000          2.4          45.000       04/25/06    3,634,400(3)
R. U. De Schutter......................     100,000(2)       0.4          27.125       02/21/06      719,000
                                             50,000(1)       0.2          30.338       04/25/06      456,000
                                             75,000          0.3          35.000       04/25/06      542,250
                                             75,000          0.3          40.000       04/25/06      422,250
                                             50,000          0.2          45.000       04/25/06      308,000(3)
R. G. Potter...........................     160,000(1)       0.6          30.338       04/25/06    1,459,200
                                            240,000          1.0          35.000       04/25/06    1,735,200
                                            240,000          1.0          40.000       04/25/06    1,351,200
                                            160,000          0.6          45.000       04/25/06      985,600(3)
N. L. Reding...........................     160,000(1)       0.6          30.338       04/25/06    1,459,200
                                            240,000          1.0          35.000       04/25/06    1,735,200
                                            240,000          1.0          40.000       04/25/06    1,351,200
                                            160,000          0.6          45.000       04/25/06      985,600(3)
H. A. Verfaillie.......................     160,000(1)       0.6          30.338       04/25/06    1,459,200
                                            240,000          1.0          35.000       04/25/06    1,735,200
                                            240,000          1.0          40.000       04/25/06    1,351,200
                                            160,000          0.6          45.000       04/25/06      985,600(3)

-------------------------
(1) The exercise price of $30.338 for this tranche of Company Options was the fair market value per underlying share on April 26, 1996, the date of grant. The three succeeding tranches have pre-established "premium" exercise prices (prices higher than the fair market value per underlying share on the date of grant) which must be attained within four, five and six years, respectively, from the date of grant and maintained for ten consecutive trading days in order to avoid forfeiture of the Company Options in the tranche. The $35 and $40 pre-established exercise prices have been met. All Company Options must be held for a minimum of one year from the date of grant before they may be exercised. These Company Options expire on the tenth anniversary of the grant date unless forfeited earlier. The Company Options carry stock tax withholding rights.

(2) The exercise price of $27.125 was the fair market value per underlying share on February 22, 1996, the date of grant. These Company Options were to become exercisable upon the earliest of the attainment of the Company's 20% ROE target for 1996, the attainment of other criteria as specified by the ECDC or the ninth anniversary of the option grant date, but in no event earlier than the first anniversary of the option grant date. The Company Options have now become exercisable because the ECDC determined that the 20% ROE goal for 1996 would have been achieved but for the significant charges taken in connection with the Spinoff. The Company Options have a ten-year term and carry stock tax withholding rights.

(3) Two of the assumptions used to calculate the grant date present value of these Company Options varied from the assumptions set forth above because the pre-established exercise price of these Company Options has not yet been attained. The option term was assumed to be six years and the risk-free interest rate was assumed to be 6.37%.

The following table provides information with respect to exercises of Company Options by Company Named Executive Officers in 1996 and the value of Company Options held by Company Named Executive Officers at year-end. The amounts set forth in the two columns relating to unexercised Company Options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying Company Options might not be exercised, and actual gains on exercise, if any, would depend on the value of Company Common Stock and Chemicals Common Stock on the date of exercise. As a result of the Spinoff, each Company Option granted to the Company Named Executive Officers listed below will be replaced with either a New Company Option, a Chemicals Option or a combination of both, pursuant to adjustments provided in the Employee Benefits Allocation Agreement and, as a result, their value may, in part, depend on the future value of Company Common Stock as well as the future value of Chemicals Common Stock. See "Relationship Between the Company and Chemicals After the Spinoff -- Employee Benefits Allocation Agreement."

                AGGREGATED COMPANY OPTION EXERCISES IN 1996 AND
                   COMPANY OPTION VALUES ON DECEMBER 31, 1996

                                                                      (D)
                                                              -------------------
                                                                                             (E)
                                                                   NUMBER OF         --------------------
                                                                  SECURITIES
                                                                  UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                      (B)           (C)               AT                      AT
                                  -----------    ---------       FY-END(#)(2)            FY-END($)(2)
              (A)                   SHARES         VALUE      -------------------    --------------------
--------------------------------  ACQUIRED ON    REALIZED        EXERCISABLE/            EXERCISABLE/
              NAME                EXERCISE(#)     ($)(1)         UNEXERCISABLE          UNEXERCISABLE
--------------------------------  -----------    ---------    -------------------    --------------------
R. B. Shapiro...................     82,500      1,492,739    1,758,835/2,950,000    46,418,358/9,296,630
R. U. De Schutter...............     84,500      1,295,434      302,000/350,000       7,354,426/2,019,150
R. G. Potter....................        -0-            -0-      947,390/800,000      25,961,332/2,521,120
N. L. Reding....................     64,000        153,756    1,398,000/800,000      36,913,500/2,521,120
H. A. Verfaillie................        -0-            -0-      675,890/800,000      17,919,762/2,521,120

-------------------------
(1) The amounts in column (c) reflect the value of shares received on the exercises of Company Options granted up to nine years ago at fair market values ranging from $8.706 to $11.600.

(2) Unexercised Company Options shown in columns (d) and (e) reflect grants received over an extended period of time.

The following table includes information with respect to awards made pursuant to the Company Executive Stock Purchase Incentive Plan and the Searle Phantom Stock Option Plan of 1986 (the "Searle Phantom Plan") to Company Named Executive Officers in 1996.

              COMPANY LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

                                         PERFORMANCE
                                           OR OTHER              ESTIMATED FUTURE PAYOUTS UNDER
                  NUMBER OF SHARES,      PERIOD UNTIL              NON-STOCK PRICE-BASED PLANS
                   UNITS OR OTHER         MATURATION        -----------------------------------------
      NAME             RIGHTS             OR PAYOUT         THRESHOLD        TARGET          MAXIMUM
      (A)              (#)(B)                (C)             ($)(D)          ($)(E)          ($)(F)
----------------  -----------------      ------------       ---------       ---------       ---------
R. B. Shapiro...  N/A(1)                          N/A             N/A         424,500             N/A
                  180,000 units(2)           12/31/00       2,215,317(3)    3,322,976(3)    6,645,951(3)
R. U. De
  Schutter......  N/A(1)                          N/A             N/A         243,000             N/A
                  20,000 units(2)            12/31/00         246,146(3)      369,220(3)      738,439(3)
                  25,000 "options"                N/A             N/A             -0-(0%)         N/A
                  for units(4)                                                630,000(5%)
                                                                            1,590,000(10%)
R. G. Potter....  N/A(1)                          N/A             N/A         242,813             N/A
                  65,000 units(2)            12/31/00         799,976(3)    1,199,964(3)    2,399,927(3)
N. L. Reding....  N/A(1)                          N/A             N/A         228,750             N/A
                  65,000 units(2)            12/31/00         799,976(3)    1,199,964(3)    2,399,927(3)
H. A.
  Verfaillie....  N/A(1)                          N/A             N/A         224,250             N/A
                  65,000 units(2)            12/31/00         799,976(3)    1,199,964(3)    2,399,927(3)

-------------------------
(1) The amount shown in this line represents the sustained performance adjustment applied this year to both the portion of the 1996 bonus described in footnote 1 to the Company Summary Compensation Table and the portion of the annual bonus withheld for 1995 because net income and capital employed objectives were met for all three performance years under the annual incentive program for the years 1994-1996. These sustained performance adjustments are as follows: Mr. Shapiro, $424,500; Mr. De Schutter, $243,000; Mr. Potter, $242,813; Mr. Reding, $228,750; and Mr. Verfaillie,
    $224,250. The total of all adjustments for sustained performance relative to an individual's cumulative incentive awards over the 1994-1996 performance period that were paid in March 1997 ranges from 20% to 25% of the awards that will actually be paid for the three-year period.

(2) The units represent shares purchased under the Company Executive Stock Purchase Incentive Plan. Pursuant to this plan, each Company Named Executive Officer purchased with a full-recourse interest-bearing loan from the Company the number of shares of the Company Common Stock equal to the number of units next to his name. The interest rate was 6.36%, the applicable U.S. federal rate (as determined by Section 1274(d) of the Code), in effect at the time of purchase. The estimated future payouts shown in this table are based upon the Ending Loan Amount and cannot exceed the amount to be repaid. The threshold payout represents a Service Award equal to 33 1/3% of the estimated Ending Loan Amount. In order to receive the Service Award, the Company Named Executive Officer must not sell the stock purchased and must remain employed with the Company during the entire performance cycle (which ends December 31, 2000), and the Company must have positive cumulative net income for this period. Each Company Named Executive Officer may also receive a Performance Award of up to the remaining 66 2/3% of the Ending Loan Amount. The size of this Performance Award depends upon the total shareholder return to the Company's stockholders through the year 2000 as compared with the total shareholder return for companies in the Index. In order to achieve the maximum payout shown in the table, the Company Named Executive Officer must earn the full Service Award, and the Company's total shareholder return through the year 2000 must be at or above the total shareholder return of companies at the 75th percentile of the Index, entitling the Company Named Executive Officer to the maximum Performance Award. To achieve the target award shown in the table, the Company Named Executive

    Officer must earn the full Service Award, and the Company's total shareholder return through the year 2000 must be at or above the 50th percentile of the Index, entitling the executive to the minimum Performance Award. Amounts paid must be applied by the Company Named Executive Officer towards payment of the outstanding principal and accrued interest on the loan. If only the threshold or target award is received, the outstanding loan balance would significantly exceed the payment to the Company Named Executive Officers under the Company Executive Stock Purchase Incentive Plan, and the executive would be required to either sell some or all of the shares or use other personal assets to pay off the remainder of the loan.

(3) Assumes the Company's annual dividend in effect at December 31, 1996 remains unchanged through December 31, 2000. An increase in the dividend would reduce the amount of the deferred incentive award. Similarly, a decrease in the dividend would increase the amount of the deferred incentive award. Assumes also that the Company Named Executive Officer keeps the shares of Company Common Stock purchased under the Company Executive Stock Purchase Incentive Plan and remains an employee of the Company until December 31, 2000.

(4) Mr. De Schutter's "options" were awarded under the Searle Phantom Plan, which gave participants the opportunity to receive the appreciation in the value of a hypothetical share of Searle stock. Such "shares" represented units of valuation created solely for purposes of measuring the increase, if any, in the value of Searle as determined by using such factors and methods as deemed appropriate, including analyses by independent investment bankers. Company Options to receive the appreciation in the value of these units were granted for a ten-year period. The target values shown above assume various hypothetical rates of appreciation over the original term of the grant. In February 1997, the ECDC decided to terminate the Searle Phantom Plan and to credit Mr. De Schutter and other active participants in the Searle Phantom Plan with a combination of cash and Company Options representing current and anticipated future appreciation of the units.

Pension Plans

The following table illustrates the annual normal retirement benefits payable under the Company's defined benefit pension plans in effect in 1996 and applicable to Messrs. Shapiro, De Schutter, Potter, Reding and Verfaillie. The benefit levels in the table assume retirement at age 65 and payment in the form of a single life annuity.

                                                                YEARS OF SERVICE
                     -------------------------------------------------------------------------------------------------------
    REMUNERATION        5            10           15           20           25           30            35             40
    ------------     --------     --------     --------     --------     --------     --------     ----------     ----------
     $  400,000      $ 28,000     $ 56,000     $ 84,000     $112,512     $142,512     $172,512     $  202,512     $  252,512
        600,000        42,000       84,000      127,512      172,512      217,512      262,512        307,512        352,512
        800,000        56,000      112,512      172,512      232,512      292,512      352,512        412,512        472,512
      1,000,000        70,000      142,512      217,512      292,512      367,512      442,512        517,512        592,512
      1,200,000        84,000      172,512      262,512      352,512      442,512      532,512        622,512        712,512
      1,400,000        98,000      202,512      307,512      412,512      517,512      622,512        727,512        832,512
      1,600,000       112,512      232,512      352,512      472,512      592,512      712,512        832,512        952,512
      1,800,000       127,512      262,512      397,512      532,512      667,512      802,512        937,512      1,072,512
      2,000,000       142,512      292,512      442,512      592,512      742,512      892,512      1,042,512      1,192,512

Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in columns (c) and (d) of the Summary Compensation Table and the Company Summary Compensation Table, respectively. However, the portion of the annual bonus attributable to achievement of 20% ROE is not included in the pension formula.

The annual normal retirement benefits payable under the Company's pension plans to the Company Named Executive Officers are the greater of 1.4% of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of these plans is the greater of (1) average compensation received during the final 36 months of employment or (2) average compensation received during the highest three of the final five calendar years of employment.

Average final compensation and the respective years of service at the Company as of December 31, 1996, are as follows: Mr. Shapiro, $1,582,795 (6.6 years); Mr. Potter, $1,073,223 (31.1 years); Mr. Reding, $1,188,695 (41.3 years); and Mr.
Verfaillie, $789,222 (13.0 years). Mr. De Schutter's benefit under the Company's defined benefit pension plans will be based on his years of service with the Company and his average final compensation at Searle, which were as of December 31, 1996, $888,722 (21.5 years); Mr. Shapiro and Mr. De Schutter also accrue benefits under the Searle and NutraSweet defined benefit pension plans described below. Mr. Shapiro's benefit will be based on his years of service at NutraSweet and his average final compensation at the Company. Mr. De Schutter's benefit will be based on both his years of service and average final compensation at Searle.

In addition to the retirement benefits for Mr. Verfaillie based on his 13 years of service as a U.S. employee, Mr. Verfaillie is also eligible for regular retirement benefits based on his 7.8 years of service as a non-U.S. employee. In addition, he participates in the Company's regular, non-qualified pension plan designed to protect retirement benefits for employees serving in more than one country. However, his total retirement benefits from the combined plans when considering his total service of 20.8 years are expected to be generally comparable to the benefits described in this section.

The following table illustrates the annual normal retirement benefits payable under the Searle and NutraSweet defined benefit pension plans applicable to Mr. De Schutter and Mr. Shapiro. The benefit levels in the table assume retirement at age 65 and payment in the form of a single life annuity.

                                                         YEARS OF SERVICE
                     ----------------------------------------------------------------------------------------
    REMUNERATION        5            10           15           20           25           30            35
    ------------     --------     --------     --------     --------     --------     --------     ----------
     $  600,000      $ 52,664     $105,328     $157,992     $210,656     $263,320     $315,984     $  315,984
        800,000        70,664      141,328      211,992      282,656      353,320      423,984        423,984
      1,000,000        88,664      177,328      265,992      354,656      443,320      531,984        531,984
      1,200,000       106,664      213,328      319,992      426,656      533,320      639,984        639,984
      1,400,000       124,664      249,328      373,992      498,656      623,320      747,984        747,984
      1,600,000       142,664      285,328      427,992      570,656      713,320      855,984        855,984

The annual normal retirement benefits payable under the Searle and NutraSweet pension plans are (1) 1.8% of average final compensation (the average compensation for the highest consecutive 60 of the last 120 months of employment preceding retirement) multiplied by years of service (up to a maximum of 30 years) less (2) 1.67% of estimated annual Social Security benefits at age 65 multiplied by years of service (up to a maximum of 30 years). Generally, compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Company Summary Compensation Table. However, the portion of the annual bonus attributable to achievement of 20% ROE is not included in the pension formula.

Average final compensation under the pension formula and years of service at Searle or NutraSweet as of December 31, 1996 for Mr. De Schutter and Mr. Shapiro are as follows: Mr. De Schutter, $731,700 (11.5 years) and Mr. Shapiro, $1,303,661 (11.5 years).

Effective January 1, 1997, the defined benefit pension plans for the Company, Searle and NutraSweet were changed. The new defined benefit pension plans consist of two accounts: a "Prior Plan Account" and a "Cash Balance Account." The opening balance of the Prior Plan Account was the lump sum value of the executive's December 31, 1996 monthly retirement benefit earned prior to January 1, 1997 under the old defined benefit pension plans described above, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. For each year of the executive's continued employment with the Company, the executive's Prior Plan Account will be increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases. For each year following December 31, 1996 during which the executive is employed, 3% of annual compensation in excess of the Social Security wage base and a percentage (based on age) of annual compensation (salary and annual bonus) will be credited to the Cash Balance Account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages

40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the Cash Balance Account of executives who earned benefits under the Company's old defined benefit pension plans will be credited each year (for up to 10 years based on prior years of service with the Company) following December 31, 1996 during which the executive is employed with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

Mr. Shapiro will be provided supplemental retirement benefits which recognize his experience prior to employment by the Company. Subject to certain service requirements, the Company will provide Mr. Shapiro with supplemental retirement benefits equal to 12% of average final compensation. The supplemental retirement benefits become vested in the event of a change of control of the Company. The estimated annual supplemental benefits payable to Mr. Shapiro upon retirement at age 65 are $253,194. Mr. Shapiro will also receive the same Company contribution to the retiree medical plan as an eligible retiree with 30 years of service. The value of this benefit will be determined at retirement based on age, the premium paid for medical coverage, and projected premium cost increases.

If the total of the benefits payable to Mr. De Schutter under the Company's and Searle's defined benefit pension plans described above do not equal the benefit Mr. De Schutter would have received if all his service had been with the Company, he will be provided supplemental retirement benefits in an amount equal to the benefits he would have received under the Company's plans had all his years of service been with the Company less the benefits provided by the Searle plans. It is estimated that there will be no annual supplemental benefit payable to Mr. De Schutter if he retires at age 65.

CERTAIN AGREEMENTS

The Company will enter into Change of Control Employment Agreements with each of the Company Named Executive Officers and certain other key executives. These Change of Control Employment Agreements will replace the Key Executive Employment Agreements currently in effect for the executive officers and such other key executives. Each such Change of Control Employment Agreement becomes effective upon a "change of control" of the Company (as defined in the Change of Control Employment Agreement). Each Change of Control Employment Agreement provides for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the Company without "cause" or if the executive terminates his or her own employment for "good reason" (each as defined in the Change of Control Employment Agreement), the executive is entitled to severance benefits equal to a "multiple" of his or her annual compensation (including bonus) and continuation of certain benefits for a number of years equal to the multiple. The multiple is three for the Company Named Executive Officers and two or three for the other executives (or, in either case, the shorter number of years until the executive's normal retirement date). In addition, each of the Company Named Executive Officers and the other executives who are entitled to a severance multiple of three is entitled to receive the severance benefits if he or she voluntarily terminates his or her own employment during the 30-day period beginning on the first anniversary of certain changes of control. Finally, the executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Code on certain change of control payments (unless the safe harbor below which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Robson, Senior Advisor, Robertson, Stephens & Company, was first elected a director of the Company on September 26, 1996. Robertson, Stephens & Company has provided investment banking services to the Company in 1996 and is continuing to provide similar services to the Company in 1997.

Mr. Kantor, who was elected director of the Company on April 25, 1997, is a partner at the law firm of Mayer, Brown & Platt, which provided services to the Company in 1996 and is providing services to the Company in 1997.

Consistent with applicable regulations, no information has been solicited or provided regarding transactions between the Company and any individual for the period during which the individual did not serve as a director or executive officer.

During 1996, Mr. Shapiro, the other Company Named Executive Officers, and the other nine executive officers of the Company received full-recourse, interest-bearing loans for the purchase price of the Company Common Stock they purchased pursuant to the terms of the Company Executive Stock Purchase Plan. The loans have an eight-year term and accrue interest at the applicable U.S. federal rate (as determined by Section 1274(d) of the Code) on the purchase date for loans of such maturity, compounded annually. For Mr. Shapiro and the other Company Named Executive Officers the applicable U.S. federal rate is 6.36%. For two other executive officers who purchased shares at a later date because of promotion or hiring into a position eligible for participation in the Company Executive Stock Purchase Plan, the rates are 6.72% and 6.60%, respectively. In addition, the loans are secured by a pledge of the shares of Company Common Stock acquired under the Company Executive Stock Purchase Plan.

Interest is payable prior to maturity to the extent of dividends paid on the shares purchased, with the balance due at the maturity of the loan. The proceeds of the deferred cash incentives awarded during the performance cycle under the Company Executive Stock Purchase Plan must also be applied to prepay the loans. Following such prepayment, the balance of the loans at the end of the performance cycle, together with accrued and unpaid interest thereon, will generally be payable in three equal installments (plus interest) on the first three anniversaries of the end of the performance cycle. The payment of the loan will be accelerated if an executive officer's service is terminated during the performance cycle for any reason other than retirement or following a change of control. In the event of retirement, there is no loan acceleration. In the event of a change of control, the loan must be repaid over a three-year period following such event. The loan may also be prepaid at any time at the executive officer's option.

On May 10, 1996, Mr. Shapiro and the other Company Named Executive Officers received loans in the following amounts: Mr. Shapiro, $5,433,768; Mr. De Schutter, $603,752; Mr. Potter, $1,962,194; Mr. Reding, $1,962,194; and Mr.
Verfaillie, $1,962,194. The aggregate amount of loans made pursuant to the Company Executive Stock Purchase Plan to all executive officers as a group (including the Company Named Executive Officers) during 1996 was $21,902,996. As of December 31, 1996, the aggregate principal balance of such loans was $22,436,741.

In addition, one executive officer (not a Company Named Executive Officer) who participates in the Company Executive Stock Purchase Plan also has a loan from the Company pursuant to the terms of the Company's Employee Stock Purchase Plan (the "Company ESPP"), a plan open generally to all regular full-time and regular part-time employees of the Company, for shares of Company Common Stock he contracted to purchase over a 40-month period by means of payroll deductions. No interest is charged on loans under the Company ESPP. The executive has two contracts to purchase shares outstanding, one entered into on December 21, 1994 and the other entered into on June 28, 1996. The executive's largest aggregate amount of indebtedness outstanding during 1996 under the Company ESPP was $32,792, and the aggregate amount outstanding as of December 31, 1996 under the Company ESPP was $24,741.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            OF COMPANY COMMON STOCK

BY MANAGEMENT

Information is set forth below regarding beneficial ownership of Company Common Stock by (1) each person who is a director of the Company; (2) each Company Named Executive Officer; and (3) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of May 31, 1997.

                                                        SHARES OF         SHARES UNDERLYING
                                                      COMMON STOCK       OPTIONS EXERCISABLE
                                                    OWNED DIRECTLY OR         WITHIN 60
                      NAME                          INDIRECTLY (A)(B)         DAYS (C)             TOTAL
-------------------------------------------------   -----------------    -------------------    -----------
Joan T. Bok......................................          13,398                     --             13,398
Richard U. De Schutter...........................         108,312                542,000            650,312
Robert M. Heyssel................................          14,071(d)                  --             14,071
Michael Kantor...................................             800(e)                  --                  0
Gwendolyn S. King................................           4,555                     --              4,555
Philip Leder.....................................           8,884                     --              8,884
Howard M. Love...................................          19,785(f)                  --             19,785
Frank A. Metz, Jr................................          10,154                     --             10,154
Jacobus F. M. Peters.............................           4,705                     --              4,705
Robert G. Potter.................................         251,881(g)           1,587,390          1,839,271
Nicholas L. Reding...............................         299,117(h)           2,038,000          2,337,117
John S. Reed.....................................          37,305                     --             37,305
John E. Robson...................................           1,359                     --              1,359
William D. Ruckelshaus...........................          14,610(i)                  --             14,610
Robert B. Shapiro................................         567,524              3,740,619          4,308,143
John B. Slaughter................................           9,646(j)                  --              9,646
Hendrik A. Verfaillie............................         157,279(k)           1,315,890          1,473,169
25 directors and executive officers as a group...       2,066,973(l)          13,764,794         15,831,767

-------------------------
(a) Includes shares held under the Company SIP: Mr. De Schutter, 14,732; Mr. Potter, 31,406; Mr. Reding, 37,869; Mr. Shapiro, 3,732; Mr. Verfaillie, 14,924; and directors and executive officers as a group, 133,630. With respect to shares held under the Company SIP, employee directors and officers have sole discretion as to voting and, within limitations provided by the Company SIP, investment of shares. Shares are voted by the trustees of the Company SIP in accordance with instructions from participants. If instructions are not received by the trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Company SIP. Also includes shares held under other benefit and incentive plans of the Company: Mr. De Schutter, 1,080; Mr. Potter, 1,390; Mr. Reding, 1,570; Mr. Shapiro, 62,500; Mr. Verfaillie, 235; and directors and executive officers as a group, 92,626. With respect to shares held under other benefit and incentive plans of the Company, employee directors and officers have sole voting power and no current investment power.

(b) Includes the following shares received on varying dates as a portion of the non-employee director annual retainer and with the restrictions on sale described under "Election of Directors to Classified Terms -- Compensation of Directors": Mrs. Bok, 660 shares; Dr. Heyssel, 4,555 shares; Mrs. King, 4,225 shares; Dr. Leder, 3,245 shares; Mr. Love, 1,625 shares; Mr. Metz, 3,245 shares; Mr. Reed, 1,500 shares; Mr. Robson, 1,350 shares; Mr. Ruckelshaus, 1,500 shares; and Dr. Slaughter, 1,625 shares. With respect to such shares, non-employee directors have sole voting power and no current investment power.

(c) The Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent Company Options granted under Company incentive plans. The shares under option cannot be voted.

(d) Includes 1,500 shares owned by Dr. Heyssel's wife.

(e) Mr. Kantor was elected a director of the Company on April 25, 1997. Consistent with the Company Board's determination to suspend annual retainer stock grants pursuant to a review of the Company's director compensation policy, Mr. Kantor did not receive a grant upon his election.

(f) Includes 6,000 shares held in trusts in which Mr. Love has an income interest as to which he expressly disclaims beneficial ownership.

(g) Includes 32,600 shares owned by Mr. Potter's wife as to which he expressly disclaims beneficial ownership and 495 shares owned jointly by Mr. Potter and his wife.

(h) Includes 1,056 shares owned by Mr. Reding's son and 416 shares owned by Mr. Reding's daughter.

(i) Includes 1,000 shares owned jointly by Mr. Ruckelshaus and his wife.

(j) Includes 681 shares owned by Dr. Slaughter's wife as to which he expressly disclaims beneficial ownership.

(k) Includes 77,120 shares owned jointly by Mr. Verfaillie and his wife.

(l) Includes 26,930 shares as to which certain executive officers not named above have shared voting and investment power; and 873 shares under contract pursuant to the Company ESPP.

The percentage of shares of outstanding Company Common Stock, including Company Options exercisable within 60 days of May 31, 1997, beneficially owned by all directors and executive officers as a group is 2.66%. The percentage of such shares beneficially owned by any one director of the Company or Company Named Executive Officer does not exceed 1%.

                           -------------------------

BY OTHERS

See the table under "Security Ownership of Certain Beneficial Owners of Chemicals Common Stock and Company Common Stock -- By Others" for certain information regarding the only known beneficial owners of more than 5% of the Company Common Stock.

               MARKET INFORMATION CONCERNING COMPANY COMMON STOCK

The Company Common Stock is listed and traded principally on the NYSE. As of the close of business on June 27, 1997, the Special Meeting Record Date, there were 589,494,131 shares of Company Common Stock outstanding and held of record by 56,572 holders. The following table sets forth, for the fiscal periods indicated, the high and low sales prices per share of Company Common Stock on the NYSE Composite Tape and the amounts of cash dividends paid per share of Company Common Stock. Information provided below is adjusted for the Company's five-for-one stock split in 1996.

                                                                                         CASH
                                                                                       DIVIDENDS
                                FISCAL                              HIGH      LOW         PAID
        -------------------------------------------------------     ---       ---       ---------
        1995
          First Quarter........................................      16 1/8    13 5/8    .126
          Second Quarter.......................................      18 1/4    15 7/8    .138
          Third Quarter........................................      20 7/8    18        .138
          Fourth Quarter.......................................      25        19 1/2    .138
        1996
          First Quarter........................................      31 3/4    23        .138
          Second Quarter.......................................      34 1/2    28 1/8    .150
          Third Quarter........................................      37 7/8    26 1/8    .150
          Fourth Quarter.......................................      43 1/4    36 1/2    .150
        1997
          First Quarter........................................      41 1/2    34 3/4    .150
          Second Quarter.......................................      46 1/2    37        .160
          Third Quarter through July 8, 1997...................      48 5/8    43 5/32

On December 6, 1996, the last trading day prior to the public announcement of the proposed Spinoff, the high and low sales prices of Company Common Stock were $41.875 and $40.125, respectively. On July 8, 1997, the closing sale price per share of Company Common Stock on the NYSE Composite Tape was 47 7/8. Stockholders should obtain current market quotations for Company Common Stock.

                     DESCRIPTION OF CHEMICALS CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

Chemicals' present authorized capital stock consists of ten shares of Chemicals Common Stock, of which all ten shares are issued and outstanding and are owned by the Company. Prior to the Distribution Date, the Chemicals Charter will be amended by the Chemicals Board and by the Company, as sole stockholder of Chemicals. Under the amended Chemicals Charter, which will be substantially in the form set forth as an exhibit to the Registration Statement, the total number of shares of all classes of stock that Chemicals will have authority to issue under the Chemicals Charter will be 610,000,000, of which 10,000,000 will be shares of preferred stock, $0.01 par value (the "Chemicals Preferred Stock"), and 600,000,000 will be shares of Chemicals Common Stock. No shares of Chemicals Preferred Stock will be issued in connection with the Spinoff. Based on the number of shares of Company Common Stock outstanding at June 27, 1997, approximately 118 million shares of Chemicals Common Stock, constituting approximately 20% of the authorized Chemicals Common Stock, will be issued to stockholders of the Company in the Spinoff. All of the shares of Chemicals Common Stock issued in the Spinoff will be validly issued, fully paid and nonassessable.

CHEMICALS COMMON STOCK

The holders of Chemicals Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Chemicals Board with respect to any series of Chemicals Preferred Stock, the holders of Chemicals Common Stock will exclusively possess all voting power. The Chemicals Charter does not provide for cumulative voting for the election of directors. Subject to any preferential rights of any outstanding series of Chemicals Preferred Stock designated by the Chemicals Board from time to time, the holders of Chemicals Common Stock will be entitled to such dividends as may be declared from time to time by the Chemicals Board from funds available therefor, and, upon liquidation, will be entitled to receive pro rata all assets of Chemicals available for distribution to such holders. See "RISK
FACTORS -- Dividend Policies."

CHEMICALS PREFERRED STOCK

The Chemicals Board will be authorized to provide for the issue of shares of Chemicals Preferred Stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolutions adopted by the Chemicals Board providing for the issue of such series and as are permitted by the Delaware Law. See "Certain Antitakeover Effects of Certain Charter and By-Laws Provisions and the Company Rights and the Chemicals Rights -- Preferred Stock." In connection with the Chemicals Rights Agreement between Chemicals and First Chicago Trust Company of New York, as rights agent, to be adopted by Chemicals and to be effective as of the Distribution Date (the "Chemicals Rights Agreement"), the Chemicals Board will designate a series of Chemicals Preferred Stock. For a description of the terms of such Preferred Stock, see "-- Chemicals Rights."

CHEMICALS RIGHTS

In connection with the Spinoff, the Chemicals Board intends to adopt the Chemicals Rights Agreement, effective as of the Distribution Date. Prior to the Distribution Date, the Chemicals Board will declare a dividend of one Chemicals Right to be paid on the Distribution Date in respect of each share of the Chemicals Common Stock to the holder of record thereof as of the Distribution Date. Each Chemicals Right will entitle the registered holder to purchase from Chemicals one one-hundredth of a share of Series A Junior Participating Preferred Stock, $0.01 par value, of Chemicals ("Chemicals Junior Preferred Stock") at a price per one one-hundredth of a share to be determined by the Chemicals Board prior to the Distribution Date (the "Purchase Price"), subject to adjustment. The terms of the Chemicals Rights will be set forth in the Chemicals Rights Agreement.

Until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the then outstanding shares of Chemicals Common Stock or (2) ten business days (or such later date as may be determined by action of the Chemicals Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Chemicals Common Stock (the earlier of such dates being called the "Chemicals Rights Distribution Date"), the Chemicals Rights will be evidenced by the certificates representing shares of Chemicals Common Stock.

The Chemicals Rights Agreement will provide that until the Chemicals Rights Distribution Date (or earlier redemption or expiration of the Chemicals Rights), the Chemicals Rights will be transferred with and only with the shares of Chemicals Common Stock. Until the Chemicals Rights Distribution Date (or earlier redemption or expiration of the Chemicals Rights), certificates representing shares of Chemicals Common Stock will contain a notation incorporating the terms of the Chemicals Rights by reference. Until the Chemicals Rights Distribution Date (or earlier redemption or expiration of the Chemicals Rights), the surrender for transfer of any certificates representing shares of Chemicals Common Stock will also constitute the transfer of the Chemicals Rights associated with the shares of Chemicals Common Stock represented by such certificate. As soon as practicable following the Chemicals Rights Distribution Date, separate certificates evidencing the Chemicals Rights ("Chemicals Rights Certificates") will be mailed to holders of record of the shares of Chemicals Common Stock as of the close of business on the Chemicals Rights Distribution Date and such separate Chemicals Rights Certificates alone will evidence the Chemicals Rights.

The Chemicals Rights will not be exercisable until the Chemicals Rights Distribution Date. The Chemicals Rights will expire on the tenth anniversary of the Distribution Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Chemicals Rights are earlier redeemed or exchanged by Chemicals, in each case, as described below.

The Purchase Price payable, and the number of shares of Chemicals Junior Preferred Stock or other securities or property issuable, upon exercise of the Chemicals Rights are subject to adjustment from time to time to prevent dilution
(1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Chemicals Junior Preferred Stock, (2) upon the grant to holders of the shares of Chemicals Junior Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Chemicals Junior Preferred Stock at a price, or securities convertible into shares of Chemicals Junior Preferred Stock with a conversion price, less than the then-current market price of the shares of Chemicals Junior Preferred Stock or
(3) upon the distribution to holders of the shares of Chemicals Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Chemicals Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Chemicals Rights and the number of one one-hundredths of a share of Chemicals Junior Preferred Stock issuable upon exercise of each Chemicals Right are also subject to adjustment in the event of a stock split of Chemicals Common Stock or a stock dividend on Chemicals Common Stock payable in Chemicals Common Stock or subdivisions, consolidations or combinations of Chemicals Common Stock occurring, in any such case, prior to the Chemicals Rights Distribution Date.

Shares of Chemicals Junior Preferred Stock purchasable upon exercise of the Chemicals Rights will not be redeemable. Each share of Chemicals Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend equal to 100 times the dividend declared per share of Chemicals Common Stock. In the event of liquidation, the holders of the Chemicals Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment equal to 100 times the payment made per share of Chemicals Common Stock. Each share of Chemicals Junior Preferred Stock will have 100 votes, together with Chemicals Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Chemicals Common Stock is exchanged, each share of Chemicals Junior Preferred Stock will be entitled to receive an amount equal to 100 times the amount received per share of Chemicals Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of Chemicals Junior Preferred Stock, the value of the one one-hundredth interest in a share of Chemicals Junior Preferred Stock purchasable upon exercise of each Chemicals Right should approximate the value of one share of Chemicals Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Chemicals Right, other than Chemicals Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then-current exercise price that number of shares of Chemicals Common Stock having a market value of two times the exercise price of the Chemicals Right (such right being referred to as a "Flip-in-Right"). In the event that, at any time on or after the date that any person has become an Acquiring Person, Chemicals is acquired in a merger or other business combination transaction or 50% or more of consolidated assets or earning power are sold, proper provision will be made so that each holder of a Chemicals Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Chemicals Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Chemicals Right.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Chemicals Common Stock, the Chemicals Board may exchange the Chemicals Rights (other than Chemicals Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Chemicals Common Stock, or one one-hundredth of a share of Chemicals Junior Preferred Stock, per Chemicals Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Chemicals Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Chemicals Junior Preferred Stock, which may, at the election of the Chemicals Board, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Chemicals Junior Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Chemicals Common Stock, the Chemicals Board may redeem the Chemicals Rights in whole, but not in part, at a price of $.01 per Chemicals Right (the "Redemption Price"). The redemption of the Chemicals Rights may be made effective at such time, on such basis and with such conditions as the Chemicals Board in its sole discretion may establish. Immediately upon any redemption of the Chemicals Rights, the right to exercise the Chemicals Rights will terminate and the only right of the holders of Chemicals Rights will be to receive the Redemption Price.

The terms of the Chemicals Rights may be amended by the Chemicals Board without the consent of the holders of the Chemicals Rights, including an amendment to lower (1) the threshold at which a person becomes an Acquiring Person and (2) the percentage of Chemicals Common Stock proposed to be acquired in a tender or exchange offer that would cause the Chemicals Rights Distribution Date to occur, to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Chemicals Common Stock then known to Chemicals to be beneficially owned by any person or group of affiliated or associated persons and (b) 10%, except that, from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Chemicals Rights.

Until a Chemicals Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Chemicals, including, without limitation, the right to vote or to receive dividends.

The Chemicals Rights will have certain antitakeover effects. See "Certain Antitakeover Effects of Certain Charter and By-Laws Provisions and the Company Rights and the Chemicals Rights -- Preferred Share Purchase Rights."

The foregoing summary of certain terms of the Chemicals Rights is qualified in its entirety by reference to the form of the Chemicals Rights Agreement, a copy of which will be filed as an exhibit to the Registration Statement. The Chemicals Rights are being registered under the Exchange Act, together with Chemicals

Common Stock, pursuant to the Registration Statement. In the event that the Chemicals Rights become exercisable, Chemicals will register the shares of Chemicals Junior Preferred Stock for which the Chemicals Rights may be exercised in accordance with applicable law.

PREEMPTIVE RIGHTS

No holder of any stock of Chemicals of any class authorized at the Distribution Date will then have any preemptive right to subscribe to any securities of Chemicals of any kind or class.

                    CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN
                     CHARTER AND BY-LAWS PROVISIONS AND THE
                    COMPANY RIGHTS AND THE CHEMICALS RIGHTS

GENERAL

Both the Company Charter, including certain of the Company Charter Amendments, if the Company Charter Proposal is approved, and the Chemicals Charter will contain provisions that will make more difficult the acquisition of control of the Company or Chemicals, respectively, by means of a tender offer, open market purchases, a proxy fight or otherwise that are not approved by their respective boards. The Company By-Laws and the Chemicals By-Laws will also contain provisions that could have an antitakeover effect.

The purposes of such provisions of the Company Charter and the Company By-Laws and the Chemicals Charter and the Chemicals By-Laws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company or Chemicals and to encourage persons seeking to acquire control of the Company or Chemicals to negotiate the terms of any proposed business combination or offer with their respective boards. The provisions are designed to reduce the vulnerability of the Company or Chemicals to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of the Company or Chemicals, or an unsolicited proposal for the restructuring or sale of all or part of the Company or Chemicals. The Company believes that, as a general rule, such proposals would not be in the best interests of the Company, Chemicals and the stockholders of each. These provisions will help ensure that the Company Board or the Chemicals Board, if confronted by a surprise proposal from a third party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders.

There has been a marked increase in hostile takeover activity during the last three years. The Company believes that the provisions discussed herein may provide some measure of protection for stockholders against certain potentially coercive takeover tactics. Such takeover tactics include the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover, a restructuring or a sale of all or part of the company or another similar extraordinary corporate action. Such actions are often undertaken by a third party without advance notice to, or consultation with, the management or board of directors of a company. In many cases, the purchaser seeks representation on a company's board of directors in order to increase the likelihood that its proposal will be implemented by a company. If a company resists the efforts of the purchaser to obtain representation on the company's board, a purchaser may commence a proxy contest to have its nominees elected to the board of directors in place of certain directors or in place of the entire board of directors. In some cases, a purchaser may not truly be interested in taking over a company, but may use the threat of a proxy fight and/or a bid to take over a company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

The Company believes that the imminent threat of removal of the Company's or Chemicals' management or board of directors in such situations would severely curtail the ability of management or the board of directors to negotiate effectively with such purchasers. Management or the board of directors would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company or Chemicals which may ultimately be undertaken. If the real purpose of a takeover bid were to force the Company or Chemicals to repurchase an accumulated stock interest at a premium price, management or the board of directors would face the risk that, if it did not repurchase the purchaser's stock interest, the Company's or Chemicals' business and management would be disrupted, perhaps irreparably.

These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of Chemicals Common Stock or Company Common Stock and the removal of incumbent management, even if such removal might be beneficial to stockholders. Furthermore, these provisions may deter or could be used to frustrate a future takeover attempt which is not approved by the incumbent board of directors, but which the holders of a majority of the shares may deem to be in their best interests or in which stockholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

Set forth below is a description of such provisions in the Company Charter Amendments, the Company Charter and the Company By-Laws, and the Chemicals Charter and the Chemicals By-Laws. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Charter Amendments set forth herein under "The Company Charter Proposal," and the Company Charter and the Company By-Laws, which are exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, respectively, and the Chemicals Charter and the Chemicals By-Laws, which will be filed as exhibits to the Registration Statement. Capitalized terms used and not defined herein are defined in the Company Charter or the Company By-Laws and the Chemicals Charter or the Chemicals By-Laws, as the case may be.

CLASSIFIED BOARDS OF DIRECTORS

The Company Charter Proposal provides for the Company Board to be divided into three classes serving staggered terms. In addition, the Chemicals Charter will provide for the Chemicals Board to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1998, 1999 or 2000 Annual Meeting of Chemicals stockholders. Starting with the 1998 Annual Meeting of Chemicals stockholders, one class of directors would be elected each year for three-year terms. See "Management of Chemicals After the Spinoff -- Directors of Chemicals" and "The Company Charter Proposal -- Classification of the Company Board and Related Provisions."

The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company Board or the Chemicals Board, as the case may be, in a relatively short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Company Board or the Chemicals Board. Such a delay may help ensure that the Company Board or the Chemicals Board, if confronted by a stockholder's attempt to force a stock repurchase at a premium above market price, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what they believe are the best interests of the stockholders. The Company also believes that a classified board of directors will help to assure the continuity and stability of the Company Board and the Chemicals Board and the Company's or Chemicals' business strategies and policies as determined by their respective boards of directors, because generally a majority of the directors at any given time will have had prior experience as directors of the Company or Chemicals, as the case may be.

The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company or Chemicals, as the case may be, even though such an attempt might be beneficial to the company and its stockholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

The Company Charter currently provides that the number of directors constituting the whole Company Board is to be fixed as provided in the Company By-Laws by the Company Board or the stockholders and that vacancies caused by an increase in the number of directors or otherwise may be filled by the Company Board in the manner provided in the Company By-Laws. The Company Charter Amendments provide and the Chemicals Charter will provide that the number of directors will be fixed from time to time, in each case, exclusively by the Company Board or the Chemicals Board, respectively. In addition, the Company Charter Amendments provide and the Chemicals Charter will provide that, subject to any rights of the holders of preferred stock, $0.01 par value, of the Company ("Company Preferred Stock") or Chemicals Preferred Stock, only a majority of the board of directors then in office shall have the authority to fill any vacancies on the board of directors. Accordingly, the Company Board or the Chemicals Board could prevent any stockholder from obtaining majority representation on the respective board of directors by enlarging such board of directors and filling the new directorships with its own nominees.

Moreover, while the Company Charter currently permits removal of directors with or without cause by vote of the holders of a majority of the outstanding stock, the Chemicals Charter will provide and the Company Charter Amendments provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 80% of the voting power of all of the then-outstanding shares of Chemicals Common Stock or Company Common Stock, as the case may be, voting together as a single class. This provision, when coupled with the provisions of the Chemicals Charter and the Company Charter Amendments authorizing only their respective board of directors to fill vacant directorships, would preclude stockholders from removing incumbent directors without cause and filling the vacancies created by such removal with their own nominees.

LIMITATIONS ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

Under the Delaware Law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having the requisite number of shares that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company Charter does not currently preclude stockholder action by written consent. The Company Charter Amendments provide and the Chemicals Charter will provide that stockholder action can be taken only at an annual or special meeting of stockholders, and prohibit stockholder action by written consent in lieu of a meeting. If the Company Charter Proposal is approved, conforming changes would be made to the Company By-Laws. The Company By-Laws and the Chemicals By-Laws each provide that, subject to the rights of holders of any series of the relevant preferred stock, special meetings of stockholders can be called only by the Chairman of the Board, the President or pursuant to resolution of the respective board of directors. Stockholders are not permitted to call a special meeting or to require that the respective board of directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the purpose or purposes of the meeting as stated in the notice of the meeting.

The provisions of the Company Charter Amendments and the Chemicals Charter restricting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman of the Board, the President or pursuant to a board resolution. These provisions would also prevent the holders of a majority of the voting power of Company Common Stock or Chemicals Common Stock, as the case may be, from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of the Company or Chemicals entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Company Board or the Chemicals Board, as the case may be, by calling a special meeting of stockholders prior to the time the board believed such consideration to be appropriate.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

The Company By-Laws establish and the Chemicals By-Laws will establish an advance notice procedure with regard to the nomination, other than by or at the direction of the respective board of directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of stockholders (the "Business Procedure").

Pursuant to the Company By-Laws and the Chemicals By-Laws, the Nomination Procedure provides that only persons who are nominated by, or at the direction of, the board of directors or by a stockholder of record who has given timely prior written notice to the Secretary of the Company or Chemicals, respectively, prior to the meeting at which directors are to be elected will be eligible for election as directors. The Business Procedure provides that at an annual meeting only such business can be conducted as has been brought before the meeting pursuant to the notice of the meeting, by, or at the direction of, the board of directors or by a stockholder of record who has given timely prior written notice to the Secretary of such stockholder's intention to bring such business before the meeting. To be timely, notice must generally be received by the Company or Chemicals, as applicable, not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. For notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received not earlier than the 90th day before such meeting and not later than the later of (1) the 60th day prior to such meeting and (2) the tenth day after public announcement of the date of such meeting is first made.

Under the Nomination Procedure, notice to the Company or Chemicals, as the case may be, from a stockholder who proposes to nominate a person at a meeting for election as director must contain certain information about that person, including such person's consent to be nominated and such information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person or the beneficial owner, if any, on whose behalf the nomination is made. Under the Business Procedure, notice relating to the conduct of business must contain certain information about such business and about the stockholder who proposes to bring the business before the meeting including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the class and number of shares of stock beneficially owned by such stockholder, and by the beneficial owner, if any, on whose behalf the proposal is made, and any material interest of such stockholder, and such beneficial owner in the business so proposed. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

The purpose of the Nomination Procedure is, by requiring advance notice of nominations by stockholders, to afford the Chemicals Board or the Company Board, as the case may be, a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by such boards, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of proposed business, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Chemicals Board or the Company Board to provide such board with a meaningful opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendation as to the board's position or belief as to action to be taken with respect to such business, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the board as to the disposition of any such business. Although the Chemicals By-Laws will not give and the Company By-Laws do not give the Chemicals Board or the Company Board, as the case may be, any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by a stockholder to be conducted at an annual meeting, the Chemicals By-Laws and the Company By-Laws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular annual meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company or Chemicals, as the case may be, even if the conduct of such solicitation or such attempt might be beneficial to the Company or Chemicals and their stockholders.

PREFERRED STOCK

The Company Charter authorizes and the Chemicals Charter will authorize the Company Board and the Chemicals Board, respectively, to establish series of preferred stock and to determine, with respect to any series of preferred stock, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are stated in the board resolutions providing for such series. The number of authorized shares of Company Preferred Stock is 10,000,000 and the number of authorized shares of Chemicals Preferred Stock is 10,000,000.

The Company and Chemicals believe that the availability of such preferred stock will provide the Company and Chemicals with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow the Company and Chemicals to issue shares of preferred stock without the expense and delay of a special stockholder's meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company and Chemicals securities may be listed. Although neither the Company Board nor the Chemicals Board has any intention at the present time of doing so, they could issue a series of preferred stock that could, subject to certain limitations imposed by the securities laws and stock exchange rules, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. The Company Board and the Chemicals Board will make any determination to issue such shares based on their judgment as to the best interests of either company and its then existing stockholders. The Company Board or the Chemicals Board, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The terms of the Company Rights Agreement are similar to the terms of the Chemicals Rights Agreement described under the caption "Description of Chemicals Capital Stock -- Chemicals Rights." The authorized and unissued preferred stock of each of the Company and Chemicals, as well as the authorized and unissued common stock of the Company and Chemicals, would be available, and the Company Charter and the Chemicals Charter explicitly authorize use of their capital stock, for the above purposes.

COMMON STOCK

The Company Charter presently authorizes the issuance of 850 million shares of Company Common Stock and, if the Company Charter Proposal is approved, the Company Charter will authorize one billion shares of Company Common Stock. At the Spinoff, the Chemicals Charter will authorize the Chemicals Board to issue up to 600 million shares of Chemicals Common Stock of which approximately 118 million are expected to be issued in the Spinoff.

The increased number of authorized shares of Company Common Stock will provide the Company, and the authorized but unissued Chemicals Common Stock will provide Chemicals, with the ability to meet future capital needs and to provide shares for possible acquisitions and stock dividends or stock splits. The Company Board and the Chemicals Board would each have the ability, in the event of a proposed merger, tender offer or other attempt to gain control of the company that was not approved by such board, to issue additional common stock that would dilute the stock ownership of the acquiror. Except as provided under the terms of the Company Rights Agreement and the Chemicals Rights Agreement, the Company and Chemicals do not currently contemplate any issuance of common stock that might be deemed to have an antitakeover purpose.

AMENDMENT OF CERTAIN CHARTER PROVISIONS AND THE BY-LAWS

The Company Charter and the Company By-Laws may currently be amended by the affirmative vote of the majority of the outstanding shares of Company Common Stock. The Company Charter Amendments contain and the Chemicals Charter will contain provisions requiring the affirmative vote of the holders of at least 80% of the outstanding Company Common Stock or the Chemicals Common Stock, respectively, to amend the provisions of such charters pertaining to classification of the respective boards of directors, the number of directors, filling vacancies in the respective boards of directors, removal of directors and the requirement that stockholders can act only at annual or special meetings and not by written consent. The Company Charter Amendments require and the Chemicals Charter and the Chemicals By-Laws will also require the vote of at least 80% of the outstanding Company Common Stock and the Chemicals Common Stock, respectively, for stockholders to adopt, amend or repeal any provision of the Company By-Laws or the Chemicals By-Laws, respectively. These provisions will make it more difficult for stockholders to make changes in the Company Charter and the Company By-Laws or the Chemicals Charter and the Chemicals By-Laws, respectively, including changes designed to facilitate the exercise of control over the Company or Chemicals. In addition, the requirement for approval by at least an 80% stockholder vote will enable the holders of a minority of the Company's or Chemicals' capital stock to prevent holders of a less-than-80% majority from amending the indicated provisions of the Company Charter and the Company By-Laws or the Chemicals Charter and the Chemicals By-Laws, respectively.

PREFERRED SHARE PURCHASE RIGHTS

The Company has entered into the Company Rights Agreement and Chemicals will enter into the Chemicals Rights Agreement. Each of the Company Rights and the Chemicals Rights will have certain antitakeover effects. Each of the Company Rights and the Chemicals Rights will cause substantial dilution to a person or group that attempts to acquire the Company or Chemicals and thereby effect a change in the composition of the Company Board or Chemicals Board on terms not approved by the Company Board or the Chemicals Board, respectively, including by means of a tender offer at a premium to the market price, other than an offer conditioned on a substantial number of Rights being acquired. The Company Rights and the Chemicals Rights should not interfere with any merger or business combination approved by the Company Board or Chemicals Board, as the case may be, since the Company Rights or the Chemicals Rights may be redeemed by the Company or Chemicals, respectively, at the applicable redemption price prior to the time that a person or group has become an Acquiring Person. See "Description of Chemicals Capital Stock -- Chemicals Rights."

ANTITAKEOVER LEGISLATION

Business Combinations (as defined herein) of either the Company or Chemicals would be subject to the applicable voting requirements, if any, specified under the Delaware Law, the Company Charter or the Chemicals Charter, as the case may be, and the rules of the NYSE or other applicable stock exchange. In general, under current provisions of the Delaware Law, most mergers and consolidations, the sale of substantially all of the assets and any reclassification of securities or plan for the dissolution of a corporation must be approved by the board of directors of the corporation and by the vote of the holders of a majority of the outstanding shares entitled to vote thereon. Under each of the Company Charter and the Chemicals Charter, the holder of each currently outstanding share of Company Common Stock and Chemicals Common Stock, respectively, is entitled to one vote per share on all such matters. Under the rules of the NYSE, acquisitions involving substantial security holders or the issuance of additional shares of common stock aggregating 20% or more of the outstanding shares of common stock require the approval of the holders of a majority of the shares voting thereon.

In addition, Section 203 of the Delaware Law ("Section 203") prohibits certain "Business Combination" (as defined in Section 203) transactions between a publicly held Delaware corporation, such as the Company or Chemicals, and any Interested Stockholder (as defined herein) for a period of three years after the date the Interested Stockholder became an Interested Stockholder, unless (1) prior to the Interested Stockholder becoming an Interested Stockholder, either the proposed Business Combination or the proposed acquisition of stock which would make such Interested Stockholder an Interested Stockholder was approved by the company's board of directors, (2) in the same transaction in which the Interested Stockholder becomes an Interested Stockholder, the Interested Stockholder acquires at least 85% of the voting stock of the company (excluding shares owned by directors who are also officers and certain shares held in employee stock plans), or (3) the Interested Stockholder obtains the approval of a company's board of directors and the approval of the holders of at least two-thirds of the outstanding shares of a company's voting stock other than any shares of voting stock held by the Interested Stockholder.

For purposes of Section 203, an "Interested Stockholder" is any person that (1) beneficially owns 15% or more of the outstanding voting stock of the company or
(2) is an affiliate or associate of the company and at any time within the preceding three-year period was the beneficial owner of 15% or more of the outstanding voting stock of the company, together, in each case, with the affiliates and associates of such person.

The Business Combination transactions to which Section 203 applies include: (1) any merger or consolidation with an Interested Stockholder; (2) any sale, lease, exchange, or other disposition to or with an Interested Stockholder (except proportionately as a stockholder of the company) of 10% or more of the company's assets; (3) any issuance or transfer of stock to the Interested Stockholder except pursuant to the exercise of previously outstanding options or rights; (4) any transaction involving the company that has the effect of increasing the Interested Stockholder's percentage ownership; and (5) any loan, guarantee, or other financial benefit provided by or through the company to the Interested Stockholder, except proportionately as a stockholder of such company.

Section 203 should encourage persons interested in acquiring the Company or Chemicals to negotiate in advance with the relevant board of directors since the higher stockholder voting requirements imposed would not be invoked if such person, prior to acquiring 15% of the Company's or Chemicals' voting stock, as the case may be, obtains the approval of the relevant board of directors for such stock acquisition or for the proposed business combination transaction (unless such person acquires 85% or more of such voting stock in the transaction). As stated above, in the event of a proposed acquisition of the Company or Chemicals, the Company believes that the interests of the Company's or Chemicals' stockholders will best be served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid to minority stockholders, the form of consideration paid and tax effects of the transaction.

In addition, Section 203 should tend to prevent certain of the potential inequities of business combinations which are part of a two-tier transaction. Any merger, consolidation or similar transaction following a partial tender offer not approved by a board of directors under Section 203 would have to be approved by the holders of at least two-thirds of the remaining shares of stock unless the acquiror obtains 85% or more of Company's voting stock in such partial tender offer. Section 203 should also tend to discourage the accumulation of large blocks of the Company's or Chemicals' stock by third parties which each of the respective boards of directors believes can be disruptive to the stability of each of the respective companies' important relationships with its employees, customers and major lenders, since the acquiror would run the risk of being required to wait three years in order to eliminate the remaining public stockholders of the Company or Chemicals if the two-thirds stockholder vote could not be obtained.

Section 203 will not prevent a hostile takeover of the Company or Chemicals. It may, however, make more difficult or discourage a takeover of the Company or Chemicals or the acquisition of control of the Company or Chemicals by a principal stockholder and thus the removal of incumbent management. Some stockholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers which are not approved by the board of directors, but in which they might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction. Section 203 should not prevent or discourage transactions in which an acquiring person is willing to negotiate in good faith with the Company Board or the Chemicals Board, as the case may be, and is prepared to pay the same price to all stockholders of each class of the Company's or Chemicals' voting stock, respectively.

                 LIABILITY AND INDEMNIFICATION OF OFFICERS AND
                             DIRECTORS OF CHEMICALS

LIMITATION OF LIABILITY OF CHEMICALS DIRECTORS

The Chemicals Charter will provide that a director of Chemicals will not be personally liable to Chemicals or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Chemicals or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

While the Chemicals Charter will provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Chemicals Charter will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Chemicals Charter described above apply to an officer of Chemicals only if he or she is a director of Chemicals and is acting in his or her capacity as director, and do not apply to officers of Chemicals who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Chemicals Charter will provide that each person who is or was or has agreed to become a director or officer of Chemicals, or each such person who is or was serving or has agreed to serve at the request of Chemicals as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by Chemicals, in accordance with the Chemicals By-Laws, to the fullest extent permitted from time to time by the Delaware Law, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. Chemicals may be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Chemicals Board or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Chemicals Charter or otherwise by Chemicals. In addition, Chemicals may enter into one or more agreements with any person providing for indemnification greater than or different from that provided in the Chemicals Charter.

The Chemicals By-Laws will provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of Chemicals or any such person who is or was serving at the request of Chemicals as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Chemicals to the fullest extent authorized by the Delaware Law as the same exists or may in the future be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, except as described in the next paragraph with respect to Proceedings to enforce rights to indemnification, Chemicals will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Chemicals Board.

Pursuant to the Chemicals By-Laws, if a claim is not paid in full by Chemicals within 30 days after a written claim has been received by Chemicals, the claimant may at any time thereafter bring suit against Chemicals to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. The Chemicals By-Laws will provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Chemicals) that the claimant has not met the standard of conduct which makes it permissible under the Delaware Law for Chemicals to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on Chemicals.

The Chemicals By-Laws will provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by Chemicals the expenses incurred in defending any Proceeding in advance of its final disposition, subject to certain exceptions and conditions.

The Chemicals By-Laws will provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Chemicals By-Laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Chemicals Charter, the Chemicals By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

For inclusion in the Company's proxy statement and form of proxy, any proposals of stockholders intended to be presented at the 1998 Annual Meeting of the Company must be received by the Company no later than November 13, 1997.

Subject to completion of the Spinoff, it is expected that the 1998 Annual Meeting of Chemicals will be held on April 22, 1998. For inclusion in Chemicals' proxy statement and form of proxy, any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Chemicals must be received by Chemicals no later than November 11, 1997.

                            SOLICITATION OF PROXIES

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. The Company has engaged Georgeson & Company Inc., a proxy solicitation firm, to assist by mail or telephone, in person or otherwise in the solicitation of proxies. The fee of Georgeson & Company Inc. is expected to be approximately $35,000 plus expenses. A few regular employees of the Company may also participate in the solicitation, without additional compensation. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their proxies.

               WHERE STOCKHOLDERS CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are also available to the public from commercial document retrieval services and at the Commission's site on the Internet's world wide web at "http://www.sec.gov". Reports and other information concerning the Company can also be read and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Under the Exchange Act, Chemicals will file with the Commission the Registration Statement covering the shares of Chemicals Common Stock and Chemicals Rights to be issued in connection with the Spinoff. It is expected that Chemicals will file the Registration Statement with the Commission prior to the date of the Special Meeting and request effectiveness of the Registration Statement prior to the Spinoff. As allowed by Commission rules, this Proxy Statement does not contain all of the information you can find in the Registration Statements or the exhibits to the Registration Statement. Once those exhibits are filed, you will be able to read and copy them by the means described above. The descriptions in this Proxy Statement of the documents filed as exhibits to the Registration Statement are summaries, and you should read the exhibits themselves for further information.

The Commission allows the Company to "incorporate by reference" information into this Proxy Statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that the Company has previously filed with the Commission. These documents contain important information about the Company and its financial condition.

COMPANY COMMISSION FILINGS (FILE NO. 1-2516)                             PERIOD
--------------------------------------------------------------------------------------------
Annual Report on Form 10-K................................... Year ended December 31, 1996
Quarterly Report on Form 10-Q................................ Period ended March 31, 1997

The Company is also incorporating by reference additional documents that it files with the Commission pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting. These include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The Company may have previously sent you some of the documents incorporated by reference, but Company stockholders can obtain any of them through the Company, the Commission, the Commission's Internet web site or the NYSE as described above. The Company will provide these documents, without charge, excluding the exhibits, if you call us at (314) 694-3655 or write to us at:

                               Monsanto Company -- D2000
                               800 N. Lindbergh Boulevard
                               St. Louis, Missouri 63167
                               U.S.A.

Exhibits which are specifically incorporated by reference into any information contained in the Proxy Statement will also be provided without charge by the Company. There will be a charge sufficient to defray copying costs for other exhibits.

                             INDEX OF DEFINED TERMS

                                                   PAGE
                                                   ----
Acquiring Person.................................. 105
Advanced Elastomer Systems........................  22
affiliates........................................  26
Akzo Nobel........................................  30
Albright & Wilson.................................  72
AlliedSignal......................................  71
Amended Article VIII..............................  34
Amended Article X.................................  35
Anti-Morris Trust Proposal........................  26
BASF..............................................  71
BCF...............................................  71
Bayer.............................................  72
broker non-votes..................................  16
Business Combination.............................. 113
Business Procedure................................ 110
Calgene...........................................  42
Calgene Acquisition...............................  42
Change of Control Employment Agreement............  89
Chemicals.........................................  15
Chemicals Board...................................  80
Chemicals Business................................  22
Chemicals By-Laws.................................  21
Chemicals Charter.................................  21
Chemicals Common Stock............................  15
Chemicals Executive Compensation Committee........  83
Chemicals Junior Preferred Stock.................. 105
Chemicals Named Executive Officers................  84
Chemicals Options.................................  26
Chemicals Preferred Stock......................... 105
Chemicals Restricted Stock........................  31
Chemicals Right...................................  15
Chemicals Rights Agreement........................ 105
Chemicals Rights Certificates..................... 106
Chemicals Rights Distribution Date................ 106
Chemicals SpinCo..................................  15
Code..............................................  20
Commission........................................  28
Company...........................................  15
Company Board.....................................  15
Company By-Laws...................................  15
Company Charter...................................  15
Company Charter Amendments........................  15
Company Charter Proposal..........................  15
Company Common Stock..............................  15
Company DRP.......................................  16
Company ESPP...................................... 101
Company Executive Stock Purchase Incentive Plan...  87
Company Named Executive Officers..................  93
Company Options...................................  31
Company PAYSOP....................................  16
Company Plans.....................................  41
Company Preferred Stock........................... 110
Company Restricted Stock..........................  31
Company Rights....................................  24
Company Rights Agreement..........................  24
Company SIP.......................................  16
Credit Facilities.................................  27
Delaware Law......................................  34
Distribution Agent................................  23
Distribution Agreement............................  22
Distribution Date.................................  23
Distribution Ratio................................  24
Distribution Record Date..........................  23

                                                   PAGE
                                                   ----
DSUs..............................................  83
DuPont............................................  71
ECDC..............................................  40
Employee Benefits Allocation Agreement............  30
Ending Loan Amount................................  87
EPA...............................................  68
Exchange Act......................................  17
Exxon.............................................  30
Final Expiration Date............................. 106
Flexsys...........................................  22
Flip-in-Right..................................... 107
FMR...............................................  92
Guest.............................................  33
holding period....................................  44
Incentive Plan....................................  15
Incentive Plan Proposal...........................  15
Index.............................................  87
Intellectual Property Agreements..................  32
Interested Stockholder............................ 113
IRS...............................................  20
Kelco.............................................  22
Life Sciences Business............................  22
LTIPs.............................................  84
New Article XI....................................  35
New Company Options...............................  31
Nomination Procedure.............................. 110
NYSE..............................................  20
Operating Agreements..............................  33
Operator..........................................  33
OSHA..............................................  68
P4 Joint Venture..................................  32
PCBs..............................................  78
Performance Award.................................  87
Proceeding........................................ 115
Proposals.........................................  15
Proxy Statement...................................  15
PRP...............................................  18
Purchase Price.................................... 105
PVB...............................................  74
Redemption Price.................................. 107
RCRA..............................................  68
Registration Statement............................  28
Rhone-Poulenc.....................................  73
ROE...............................................  84
Searle............................................  29
Searle Phantom Plan...............................  97
Section 203....................................... 113
Securities Act....................................  17
Service Award.....................................  87
Service Provider..................................  32
Service User......................................  32
SFAS..............................................  10
SOP...............................................  19
Special Meeting...................................  15
Special Meeting Record Date.......................  16
Spinoff...........................................  15
Spinoff Proposal..................................  15
Substituted Options...............................  31
Superfund.........................................  68
Tax Sharing and Indemnification Agreement.........  26
Transition Services...............................  32
Transition Services Agreement.....................  32

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
CHEMICALS SPINCO
  Report of Independent Auditors......................................................   F-2
  Statement of Combined Income for the three years ended December 31, 1996............   F-3
  Statement of Combined Financial Position at December 31, 1996 and December 31,
     1995.............................................................................   F-4
  Statement of Combined Cash Flow for the three years ended December 31, 1996.........   F-5
  Notes to Combined Financial Statements..............................................   F-6

  Interim Combined Financial Statements (Unaudited):
  Statement of Combined Income for the three months ended March 31, 1997 and 1996.....  F-21
  Statement of Combined Financial Position at March 31, 1997..........................  F-22
  Statement of Combined Cash Flow for the three months ended March 31, 1997 and
     1996.............................................................................  F-23
  Notes to Interim Combined Financial Statements......................................  F-24

                         REPORT OF INDEPENDENT AUDITORS

To the stockholders of Monsanto Company:

We have audited the accompanying statement of combined financial position of the chemicals business that will comprise "Chemicals SpinCo" (as described in Note 1 to the combined financial statements) as of December 31, 1996 and 1995, and the related statements of combined income and cash flow for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the financial position of "Chemicals SpinCo" as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP Signature

Deloitte & Touche LLP
St. Louis, Missouri

May 1, 1997, except for the
Subsequent Event section of
Note 1, as to which the
date is July 10, 1997

                                CHEMICALS SPINCO

                          STATEMENT OF COMBINED INCOME

                                                                        YEAR ENDED DECEMBER 31,
                                                                       --------------------------
                                                                        1996      1995      1994
                                                                       ------    ------    ------
                                                                             (IN MILLIONS)
NET SALES...........................................................   $2,977    $2,964    $3,097
Cost of goods sold..................................................    2,325     2,243     2,368
                                                                       ------    ------    ------
GROSS PROFIT........................................................      652       721       729
Marketing expenses..................................................      172       179       202
Administrative expenses.............................................      167       136       138
Technological expenses..............................................       88        95        99
Restructuring expenses -- net.......................................      192        53        34
                                                                       ------    ------    ------
OPERATING INCOME....................................................       33       258       256
Interest expense....................................................      (36)      (36)      (29)
Other income (expense) -- net.......................................       36         9         1
                                                                       ------    ------    ------
INCOME BEFORE INCOME TAXES..........................................       33       231       228
Income taxes........................................................        1        84        79
                                                                       ------    ------    ------
NET INCOME..........................................................   $   32    $  147    $  149
                                                                       ======    ======    ======

                  See Notes to Combined Financial Statements.

                                CHEMICALS SPINCO

                    STATEMENT OF COMBINED FINANCIAL POSITION

                                                                                 DECEMBER 31,
                                                                               ----------------
                                                                                1996      1995
                                                                               ------    ------
                                                                                (IN MILLIONS)
ASSETS
CURRENT ASSETS:
Trade receivables, net of allowances of $7 in 1996 and $6 in 1995...........   $  412    $  369
Miscellaneous receivables and prepaid expenses..............................       80       113
Deferred income tax benefit.................................................      108        92
Inventories.................................................................      291       311
                                                                               ------    ------
TOTAL CURRENT ASSETS........................................................      891       885
PROPERTY, PLANT AND EQUIPMENT:
Land........................................................................       18        15
Buildings...................................................................      367       368
Machinery and equipment.....................................................    2,622     2,581
Construction in progress....................................................      121        88
                                                                               ------    ------
Total property, plant and equipment.........................................    3,128     3,052
Less accumulated depreciation...............................................    2,217     2,140
                                                                               ------    ------
NET PROPERTY, PLANT AND EQUIPMENT...........................................      911       912
INVESTMENTS IN AFFILIATES...................................................      366       344
LONG-TERM DEFERRED INCOME TAX BENEFIT.......................................      194       172
OTHER ASSETS................................................................      121       149
                                                                               ------    ------
TOTAL ASSETS................................................................   $2,483    $2,462
                                                                               ======    ======

LIABILITIES AND MONSANTO COMPANY EQUITY
CURRENT LIABILITIES:
Accounts payable............................................................   $  223    $  230
Wages and benefits..........................................................      156       114
Restructuring reserves......................................................       79        39
Miscellaneous accruals......................................................      312       271
                                                                               ------    ------
TOTAL CURRENT LIABILITIES...................................................      770       654
POST-RETIREMENT LIABILITIES.................................................      634       632
OTHER LIABILITIES...........................................................      423       421
MONSANTO COMPANY EQUITY.....................................................      656       755
                                                                               ------    ------
TOTAL LIABILITIES AND MONSANTO COMPANY EQUITY...............................   $2,483    $2,462
                                                                               ======    ======

                  See Notes to Combined Financial Statements.

                                CHEMICALS SPINCO

                        STATEMENT OF COMBINED CASH FLOW

                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                        1996     1995     1994
                                                                        -----    -----    -----
                                                                             (IN MILLIONS)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OPERATING ACTIVITIES:
Net income............................................................  $  32    $ 147    $ 149
Adjustments to reconcile to Cash Provided by Operations:
  Items that did not use (provide) cash:
     Deferred income taxes............................................    (45)      25      (23)
     Depreciation and amortization....................................    166      162      219
     Restructuring expenses...........................................    192       53       34
     Other............................................................     43        1       (7)
  Working capital changes that provided (used) cash:
     Accounts receivable..............................................    (43)      64      (27)
     Inventories......................................................     20      (78)      48
     Accounts payable and accrued liabilities.........................    (33)     (61)     (59)
     Other............................................................     24      (13)      12
  Other items.........................................................    (20)      20        8
                                                                        -----    -----    -----
TOTAL CASH PROVIDED BY OPERATIONS.....................................    336      320      354
                                                                        -----    -----    -----
INVESTING ACTIVITIES:
Property, plant and equipment purchases...............................   (192)    (179)    (187)
Acquisition and investment payments...................................    (17)     (51)      (4)
Investment and property disposal proceeds.............................      4       51       73
                                                                        -----    -----    -----
CASH USED IN INVESTING ACTIVITIES.....................................   (205)    (179)    (118)
                                                                        -----    -----    -----
FINANCING ACTIVITIES:
Net transactions with Monsanto Company................................   (131)    (141)    (236)
                                                                        -----    -----    -----
CASH USED IN FINANCING ACTIVITIES.....................................   (131)    (141)    (236)
                                                                        -----    -----    -----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................     --       --       --
CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR.....................................................     --       --       --
                                                                        -----    -----    -----
END OF YEAR...........................................................  $  --    $  --    $  --
                                                                        =====    =====    =====

                  See Notes to Combined Financial Statements.

                                CHEMICALS SPINCO
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1. BASIS OF PRESENTATION

  Combined Financial Statements

The accompanying combined financial statements have been prepared on a basis which reflects the historical financial statements of Chemicals SpinCo ("Chemicals") assuming that the operations of Monsanto Company (the "Company") expected to be contributed to Chemicals in connection with the spinoff of Chemicals to the Company's stockholders (the "Spinoff") were organized as a separate legal entity, owning certain net assets of the Company. Generally, only those assets and liabilities of the ongoing chemicals business expected to be transferred to Chemicals prior to the Spinoff were included in the Statement of Combined Financial Position.

The Company provided certain general and administrative services to Chemicals, including finance, legal, treasury, information systems and human resources. The cost for these services was allocated to Chemicals based upon the percentage relationship between the net assets utilized in Chemicals' operations and the Company's total net assets, as well as other methods which management believes to be reasonable. These allocations were $85 million, $72 million and $69 million in 1996, 1995 and 1994, respectively. As a result of the Spinoff, Chemicals will be required to perform these general and administrative services using its own resources or purchased services and will be responsible for the costs and expenses associated with the management of a public company. Chemicals management estimates that the cost of such general and administrative expenses on a stand-alone basis would have been approximately $46 million in 1996.

As described in Notes 9, 10 and 11, Chemicals employees and retirees participate in various Company pension, health care, savings and other benefit plans. The costs and certain obligations related to these plans are included in Chemicals combined financial statements generally based on the percentage of Chemicals payroll costs to total Company payroll cost.

Certain assets and liabilities related to the Chemicals operations have been managed and controlled by the Company on a centralized basis. Such assets and liabilities have been allocated to Chemicals in the manner described in preceding paragraphs for allocating general and administrative expenses and benefit plans. A portion of the following assets and liabilities have been determined in this manner: other assets, accounts payable, post-retirement liabilities, miscellaneous accruals and other liabilities.

The Company uses a centralized approach to cash management and the financing of its operations. As a result, cash and cash equivalents and debt were not allocated to Chemicals in the historical financial statements. Chemicals generally has not had borrowings except amounts due to the Company. Interest expense has been allocated to Chemicals in the combined financial statements to reflect Chemicals' pro rata share of the financing structure of the Company. This allocation in the combined financial statements is based upon the percentage relationship between the net assets utilized in the Chemicals operations and the Company's net assets.

The allocation methodology followed in preparing the combined financial statements may not necessarily reflect the results of operations, cash flows, or financial position of Chemicals in the future, or what the results of operations, cash flows, or financial position would have been had Chemicals been a separate stand-alone public entity.

  Pending Spinoff

In December 1996, the Company's board of directors approved in principle a plan to spin off the Company's chemical operations to the stockholders of the Company. In the Spinoff, each of the Company's stockholders will receive a pro rata share of the voting common stock of Chemicals in a special dividend and Chemicals will become a separately traded, publicly held company. The Spinoff is subject to several conditions, including stockholder approval. The Company has filed a request for a ruling from the U.S. Internal Revenue Service (the "IRS") that this transaction generally would be free from U.S. federal income taxes.

The Spinoff will be accomplished through a distribution agreement that will provide for, among other things, the assets to be contributed to Chemicals and the liabilities to be assumed by Chemicals, certain of which assets and liabilities have not been included in the accompanying Statement of Combined Financial Position. Those assets and liabilities include, among other things: a joint venture interest in the Company's elemental phosphorus business and a defined amount of cash and debt.

The Company and Chemicals will also enter into an employee benefits and compensation allocation agreement to set forth the manner in which assets and liabilities under employee benefit plans and other employment-related liabilities will be divided between them. Certain assets and liabilities related to the plans have not been included in the accompanying Statement of Financial Position. These include, among other things, assets and liabilities for: the U.S. defined benefit pension plans, workers' compensation and additional obligations for health care and other post-retirement benefits that Chemicals is expected to retain for substantially all retired U.S. employees.

The final determination of the assets to be contributed to Chemicals and the liabilities to be assumed by Chemicals will be made pursuant to the agreements to be entered into between the Company and Chemicals in connection with the Spinoff. As of the date of the Spinoff, the effect of the final transfer will be treated as a direct increase or decrease in "Monsanto Company Equity" in the Statement of Combined Financial Position.

Regardless of the allocation of the assets and liabilities described in the preceding paragraphs, Chemicals' Statement of Combined Income includes all of the related costs of doing business including an allocation of certain general corporate expenses from the Company which were not directly related to Chemicals.

  Subsequent Event

On July 10, 1997, management approved the asset and liability allocation which set forth the assets to be contributed to Chemicals and the liabilities to be assumed by Chemicals in connection with the Spinoff. Included in those assets and liabilities are the following material items which have not been included in the accompanying Statements of Combined Financial Position: a joint venture interest in the Company's elemental phosphorus business, cash of $75 million, debt of $1.03 billion, accrued net pension liability for the U.S. defined benefit pension plans, and additional obligations for healthcare and other postretirement benefits. The following unaudited pro forma amounts give effect to those items, as well as certain other items, as set forth in the unaudited pro forma condensed financial statements included in the Proxy Statement for the Monsanto Company Special Meeting of Stockholders to be held on August 18, 1997. The following unaudited pro forma amounts are presented as if the Spinoff had occurred on March 31, 1997 and December 31, 1996, with respect to the unaudited pro forma condensed Statements of Combined Financial Position amounts and as of January 1, 1997 and 1996 with respect to the unaudited pro forma condensed Statement of Combined Income amounts for the three months ended March 31, 1997 and for the year ended December 31, 1996, respectively.

Unaudited pro forma condensed Statements of Combined Financial Position as of March 31, 1997 and December 31, 1996:

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1996
                                                                   ---------     ------------
    Total Assets.................................................   $ 2,717         $2,660
    Long-term debt...............................................     1,030          1,030
    Post-retirement liabilities..................................       890            876
    Monsanto Company (deficit)...................................      (283)          (440)
    Total Liabilities and Monsanto Company Deficit...............     2,717          2,660

Unaudited pro forma Statements of Combined Income for the three months ended March 31, 1997 and the year ended December 31, 1996:

                                                                 THREE MONTHS
                                                                    ENDED          YEAR ENDED
                                                                  MARCH 31,       DECEMBER 31,
                                                                     1997             1996
                                                                 ------------     ------------
    Income Before Income Taxes.................................     $   80           $   16
    Net Income.................................................         53               21
    Earnings per Share.........................................     $ 0.44           $ 0.18

The effect of the employee benefits and compensation allocation is an increase in the retiree medical and pensions costs allocation of $17 million for the year ended December 31, 1996 in excess of the amounts allocated to Chemicals in Chemicals' historical financial statements.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transactions actually occurred on the dates assumed, nor is it necessarily indicative of the future combined results of operations.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination

The combined financial statements include the accounts of Chemicals as described in Note 1. Other companies in which Chemicals has a significant interest (20 to 50 percent) are included in "Investments in Affiliates" in the Statement of Combined Financial Position. Chemicals' share of these companies' net earnings or losses is included in "Other income (expense) -- net" in the Statement of Combined Income.

  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that affect revenues and expenses during the period reported. Estimates are adjusted when necessary to reflect actual experience. Significant estimates are used when accounting for the allocation of financial statement amounts between the Company and Chemicals, restructuring reserves, environmental reserves, self-insurance reserves, employee benefit plans, asset impairments, and contingencies.

  Currency Translation

The financial statements for most of Chemicals' ex-U.S. operations are translated into U.S. dollars at current exchange rates. Unrealized currency adjustments in the Statement of Combined Financial Position are accumulated in equity. The financial statements of ex-U.S. operations in hyperinflationary economies, principally Brazil, are translated at either current or historical exchange rates, as appropriate. These currency adjustments are included in net income.

  Property, Plant and Equipment

Property, plant and equipment is recorded at cost. The cost of plant and equipment is depreciated over weighted average periods of 18 years for buildings and 10 years for machinery and equipment, by the straight-line method.

  Impairment of Long-lived Assets

Impairment tests of long-lived assets are made when conditions indicate a possible loss. Such impairment tests are based on a comparison of undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset value is written down to its fair value based upon discounted cash value, using an appropriate discount rate.

  Inventory Valuation

Inventories are stated at cost or market, whichever is less. Actual cost is used to value raw materials and supplies. Standard cost, which approximates actual cost, is used to value finished goods and goods in process. Standard cost includes direct labor and raw materials, and manufacturing overhead based on practical capacity. The cost of certain inventories (76 percent as of December 31, 1996) is determined by using the last-in, first-out "LIFO" method, which generally reflects the effects of inflation or deflation on cost of goods sold sooner than other inventory cost methods. The cost of other inventories generally is determined by using the first-in, first-out "FIFO" method.

  Income Taxes

Chemicals does not file separate tax returns. It is included in the consolidated returns filed by the Company and its subsidiaries in various U.S. and ex-U.S. jurisdictions. The tax provisions reflected in the Statement of Combined Income have been computed as if Chemicals was a separate company. The accompanying Statement of Combined Financial Position includes deferred tax amounts applicable to Chemicals. Taxes currently payable and income tax payments are recorded directly by the Company and, as a result, amounts related to Chemicals are included in "Net transactions with Monsanto Company" in the Statement of Combined Cash Flow.

  Earnings per Share

Historical earnings per share have not been presented as Chemicals was wholly owned by the Company.

  Environmental Remediation

Costs for remediation of waste disposal sites are accrued in the accounting period in which the responsibility is established and when the cost is estimable. Post-closure and remediation costs for hazardous and other waste facilities at operating locations are accrued over the estimated life of the facility as part of its anticipated closure cost. Environmental liabilities are not discounted, and they have not been reduced for any claims for recoveries from insurance or third parties. In those cases where insurance carriers or third-party indemnitors have agreed to pay any amounts and management believes that collectability of such amounts is probable, the amounts are reflected as receivables in the combined financial statements.

3. TRANSACTIONS WITH THE COMPANY

Chemicals participates in the Company's centralized cash management system. Under this system, cash received from Chemical's operations is transferred to the Company's centralized cash accounts and cash disbursements are funded from the centralized cash accounts.

Included in the Statement of Combined Income are sales to the Company of $63 million, $75 million, and $80 million in 1996, 1995, and 1994, respectively. Such sales are made at the Company's established transfer prices.

As specified in Note 1, the Company provided certain general and administrative services to Chemicals. The cost of these services, also included in such statement, are $85 million, $72 million, and $69 million in 1996, 1995, and 1994, respectively. Interest expense charged to Chemicals represents an allocation from the Company of its total interest expense. The allocated interest expense to Chemicals was $36 million, $36 million, and $29 million in 1996, 1995, and 1994, respectively.

4. RESTRUCTURING AND OTHER ACTIONS

In December 1996, Chemicals recorded pretax restructuring and other special charges totaling $256 million ($164 million aftertax) to cover the costs associated with the closure or sale of certain facilities, asset write-offs, and workforce reductions. Approximately 900 positions are expected to be eliminated by these actions. Included in these charges were pretax amounts for asset impairments totaling $56 million. These write-offs were necessary primarily because of excess production capacity, coupled with insufficient demand for certain products. Asset values were written down to their discounted cash values, using appropriate discount rates.

In December 1995, the Company's board of directors approved a restructuring plan. The pretax charge associated with these actions was $66 million ($57 million aftertax) and covered the costs of work force reductions, business consolidations, facility closures and the exit from nonstrategic businesses and facilities. This plan was substantially completed by the end of 1996 and reduced employment by approximately 100 people.

In December 1994, the Company and Akzo Nobel N.V. agreed to form a 50-50 joint venture by combining their respective rubber chemicals businesses. The venture partners agreed to bear the one-time costs required to integrate their respective rubber chemicals businesses into the joint venture. For Chemicals, these integration costs, which totaled $40 million pretax ($25 million aftertax), were primarily for the cost of reducing the work force by approximately 120 people and for special termination benefits for approximately 300 people transferring from Chemicals to the joint venture. The charge for these actions was recorded in the first quarter of 1995. On May 1, 1995, the joint venture, known as Flexsys, L.P. ("Flexsys"), began operations and is accounted for as an equity affiliate. Accordingly, Chemicals share of the earnings of Flexsys after that date has been reflected in "Other income (expense) -- net" in the Statement of Combined Income. Chemicals' results of operations for 1995 and 1994 included net sales of $140 million and $400 million, respectively, from the rubber chemicals business. Operating income for this business during these periods was not significant.

Other items that affected Chemicals' results of operations in 1995 included the receipt in the first and third quarters of settlement payments from various insurers related to environmental and other insurance litigation. The combined effect of these settlements totaled $88 million pretax ($55 million aftertax). In addition, the Company settled a lawsuit related to a Comprehensive Environmental Response, Compensation and Liability site, commonly known as "Superfund," in La Marque, Texas. The suit was brought by IT Corporation ("IT"), a subsidiary of International Technology Corp., and claimed, among other things, breach of a contract calling for IT to perform incineration and remediation work at the site. The Company settled the suit by paying $41 million pretax ($25 million aftertax), and Chemicals recorded the payment in the third quarter of 1995.

In December 1994, the Company's board of directors approved a plan to eliminate redundant staff activities and to consolidate certain staff and administrative business functions. The plan, which was substantially completed by the end of 1995, reduced worldwide employment by approximately 140 people. In addition, Chemicals closed certain facilities and terminated certain programs. The pretax expense related to these actions was $34 million ($21 million aftertax).

The components of the pretax expense (income) related to the restructuring programs and the other actions included in the accompanying Statement of Combined Income were:

                                                                      1996    1995    1994
                                                                      ----    ----    ----
        Cost of employee reductions................................   $157    $ 22    $27
        Shutdown and consolidation of various facilities and
          departments..............................................     33      44      7
        Asset impairments..........................................     56
        Insurance-related settlement (income)......................            (88)
        Litigation settlement......................................             41
        Joint venture integration costs............................             40
        Other costs................................................     10
                                                                      ----    ----    ----
               Total...............................................   $256    $ 59    $34
                                                                      ====    ====    ====

Restructuring expenses are recorded based on estimates prepared at the time the restructuring actions are approved by the board of directors. The balance in restructuring reserves as of December 31, 1996, was $265 million. It is earmarked primarily for work force reduction costs, asset impairments, and the costs associated with shutdowns and consolidation of various facilities and departments. Management believes that the balance of these reserves as of December 31, 1996, is adequate for completion of those activities. Restructuring actions during the last three years have reduced these liabilities by approximately $300 million. Approximately two-thirds of these reductions were recorded for write-offs and expenditures related to the termination or sale of nonstrategic products and facilities. The remaining reductions were primarily related to the cost of work force reduction programs, most of which have been completed.

The pretax expenses (income) related to the restructuring programs and the other unusual items were recorded in the Statement of Combined Income in the following categories:

                                                                       1996    1995    1994
                                                                       ----    ----    ----
        Cost of goods sold..........................................   $ 56    $(7)
        Restructuring expenses -- net...............................    192     53     $34
                                                                       ----    ----    ----
          Decrease in operating income..............................    248     46      34
        Other expense(1)............................................      8     13
                                                                       ----    ----    ----
          Total decrease in income before income taxes..............   $256    $59     $34
                                                                       ====    ====    ====

-------------------------
(1) In 1996 and 1995, other expense includes Chemicals' share of restructuring actions undertaken by Flexsys.

Net income decreased by $164 million, $52 million and $21 million, in 1996, 1995 and 1994, respectively, because of these restructurings and unusual items.

5.  INVESTMENTS IN AFFILIATES

At December 31, 1996, Chemicals' investments in affiliates consisted principally of its 50 percent interests in Flexsys, the rubber chemicals joint venture, and the Advanced Elastomer Systems, L.P. ("AES") joint venture for which Chemicals uses the equity method of accounting. Summarized combined financial information for the Flexsys and AES joint ventures follows (results of operations for 1995 reflects eight months of operations for Flexsys):

                                                            1996       1995       1994
                                                           ------     ------     ------
        Results of operations

        Net sales........................................  $  779     $  628     $  200
        Net income.......................................      64          3         21

        Financial position
        Total assets.....................................  $  853     $  854
        Total liabilities................................  $  237     $  290

6. INVENTORY VALUATION

The components of inventories were:

                                                                         1996     1995
                                                                         -----    -----
        Finished goods................................................   $ 258    $ 266
        Goods in process..............................................      47       53
        Raw materials and supplies....................................     126      145
                                                                         -----    -----
        Inventories, at FIFO cost.....................................     431      464
        Excess of FIFO over LIFO cost.................................    (140)    (153)
                                                                         -----    -----
        TOTAL.........................................................   $ 291    $ 311
                                                                         =====    =====

Inventories at FIFO approximate current cost. The effect of LIFO inventory liquidations increased pretax income by $5 million in 1996 and was not material in 1995.

7. INCOME TAXES

The components of income before income taxes were:

                                                                      1996    1995    1994
                                                                      ----    ----    ----
        United States..............................................   $11     $221    $138
        Outside United States......................................    22       10      90
                                                                      ----    ----    ----
        TOTAL......................................................   $33     $231    $228
                                                                      ====    ====    ====

The components of income tax expense charged to operations were:

                                                                     1996    1995    1994
                                                                     ----    ----    ----
        Current:

          U.S. federal............................................   $ 13    $ 39    $ 72
          U.S. state..............................................      2       7       5
          Outside United States...................................     31      13      25
                                                                     ----    ----    ----
                                                                       46      59     102
                                                                     ----    ----    ----
        Deferred:
          U.S. federal............................................    (21)     23     (28)
          U.S. state..............................................     (1)      3       1
          Outside United States...................................    (23)     (1)      4
                                                                     ----    ----    ----
                                                                      (45)     25     (23)
                                                                     ----    ----    ----
        TOTAL.....................................................   $  1    $ 84    $ 79
                                                                     ====    ====    ====

Factors causing the Chemicals' effective tax rate to differ from the U.S. federal statutory rate were:

                                                                       1996    1995    1994
                                                                       ----    ----    ----
        U.S. federal statutory rate.................................    35%     35%     35%
        U.S. state income taxes.....................................     1       3       2
        Assumed tax benefit of foreign sales corporation............   (23)     (4)     (2)
        Taxes related to foreign income, net of credits.............     3       4      --
        Income from equity affiliates recorded net of tax...........   (13)     (1)     (1)
        Other.......................................................    --      (1)      1
                                                                       ----    ----    ----
        EFFECTIVE INCOME TAX RATE...................................     3 %    36%     35%
                                                                       ====    ====    ====

Deferred income tax balances were related to:

                                                                   1996          1995
                                                                   -----         -----
        Property...............................................    $(176)        $(181)
        Post-retirement benefits...............................      248           260
        Restructuring reserves.................................       92            18
        Environmental liabilities..............................       57            64
        Inventory..............................................        4             5
        Other..................................................       77            98
                                                                   -----         -----
        NET ASSET..............................................    $ 302         $ 264
                                                                   =====         =====

8. MONSANTO COMPANY EQUITY

The following is an analysis of the Company's investment in Chemicals:

                                                                    1996    1995    1994
                                                                    ----    ----    ----
        Balance at beginning of year..............................  $755    $741    $809
        Net income................................................    32     147     149
        Foreign currency translation adjustment...................    --       8      19
        Net transactions with the Company.........................  (131)   (141)   (236)
                                                                    ----    ----    ----
        Balance at end of year....................................  $656    $755    $741
                                                                    ====    ====    ====

9. POST-RETIREMENT BENEFITS -- PENSIONS

Chemicals' employees participate in the Company's noncontributory pension plans. No detailed information regarding the funded status of the plans and components of net periodic pension cost, as it relates to Chemicals is available. The information that follows relates to all of the Company's pension plans. The components of pension cost for these plans were:

                                                                 1996     1995     1994
                                                                 -----    -----    -----
        Service cost for benefits earned during the year.......  $  83    $  70    $  75
        Interest cost on benefit obligation....................    287      291      269
        Assumed return on plan assets(1).......................   (322)    (326)    (317)
        Amortization of unrecognized net (gain) loss...........      9      (25)     (12)
                                                                 -----    -----    -----
        Total..................................................  $  57    $  10    $  15
                                                                 =====    =====    =====

       --------------------------------
       (1) Actual returns (losses) on plan assets were $558 million, $671 million and $(142) million in 1996, 1995 and 1994, respectively.

Pension cost allocated to Chemicals in 1996, 1995 and 1994 was $18 million, $1 million, and $4 million, respectively.

Chemicals is expected to retain costs related to its active employees and certain former employees who last worked at a Chemicals facility following the proposed Spinoff. Consequently, future pension costs for Chemicals after the Spinoff are likely to be different when compared to historical amounts. Separate actuarial calculations will be performed as of the date of the Spinoff.

Pension benefits are based on the employee's years of service and/or compensation level. Pension plans are funded in accordance with the Company's long-range projections of the plans' financial conditions. These projections take into account benefits earned and expected to be earned, anticipated returns on pension plan assets, and income tax and other regulations.

Pension costs are determined through the use of the preceding year-end rate assumptions. Assumptions used as of December 31 for the principal plans were:

                                                                 1996     1995     1994
                                                                 -----    -----    -----
        Discount rate..........................................  7.50%    7.25%    8.50%
        Assumed long-term rate of return on plan assets........  9.50%    9.50%    9.50%
        Annual rates of salary increase (for plans that base
          benefits on final compensation level)................  4.50%    4.50%    5.00%

The funded status of the Company's pension plans at year-end was:

                                                                         1996      1995
                                                                        ------    ------
        PLAN ASSETS AT FAIR VALUE....................................   $3,817    $3,690
                                                                        ------    ------
        Actuarial present value of plan benefits:
          Vested.....................................................   $3,495    $3,457
          Nonvested..................................................      154       145
                                                                        ------    ------
        Accumulated benefit obligation...............................    3,649     3,602
        Effect of projected future salary increases..................      377       385
                                                                        ------    ------
        PROJECTED BENEFIT OBLIGATION(1)..............................   $4,026    $3,987
                                                                        ------    ------
        Deficiency of plan assets over projected benefit
          obligation.................................................   $ (209)   $ (297)
        Less:
          Unrecognized initial net gain..............................       94       119
          Unrecognized prior service costs...........................     (264)     (192)
          Unrecognized subsequent net gain (loss)....................      241        (5)
                                                                        ------    ------
        ACCRUED NET PENSION LIABILITY(2).............................   $  280    $  219
                                                                        ======    ======

       --------------------------------
       (1) Included $228 million in 1996 and $204 million in 1995 for unfunded plans.
       (2) Included $138 million in 1996 and $152 million in 1995 for unfunded plans.

Included in the preceding table are plan assets and projected benefit obligations for the principal U.S. plans of approximately $3.327 billion and $3.264 billion, respectively, as of December 31, 1996. Plan assets consist principally of common stocks and U.S. government and corporate obligations. Contributions to these plans were neither required nor made in 1996, 1995 and 1994 because the Company's principal pension plans are adequately funded, using assumed returns.

A final determination of the assets to be contributed and the liabilities to be assumed by Chemicals with respect to the U.S. plans has not been finalized. Accordingly, the corresponding net pension asset or liability has not been included in the accompanying Statement of Combined Financial Position.

10. POST-RETIREMENT BENEFITS -- HEALTH CARE AND OTHER

Chemicals' employees participate in the Company benefit programs which provide certain health care and life insurance benefits for retired employees. No detailed information regarding the components of the total cost and obligations of these post-retirement benefits, as it relates to Chemicals is available. Substantially all regular, full-time U.S. employees and certain employees in other countries may become eligible for these benefits if they reach retirement age while employed by the Company or Chemicals. These post-retirement benefits are unfunded and are generally based on the employee's years of service and/or compensation level. The costs of post-retirement benefits are accrued by the date the employees become eligible for the benefits.

The components of the total cost of the Company's post-retirement benefits, principally health care and life insurance, were:

                                                                    1996    1995    1994
                                                                    ----    ----    ----
        Service cost for benefits earned during the year.........   $ 25    $ 21    $ 23
        Interest cost on benefit obligation......................     88      94      87
        Amortization of unrecognized net (gain) loss.............      2      (2)      7
                                                                    ----    ----    ----
        TOTAL....................................................   $115    $113    $117
                                                                    ====    ====    ====

Post-retirement benefit costs allocated to Chemicals in 1996, 1995 and 1994 were $50 million, $54 million, and $55 million, respectively.

Post-retirement costs are determined by using the preceding year-end rate assumptions. Assumptions used as of December 31 for the principal plans were:

                                                                 1996      1995      1994
                                                                 -----     -----     -----
        Discount rate........................................    7.50%     7.25%      8.50%
        Initial trend rate for health care costs(1)..........    8.00%     9.00%     11.50%
        Ultimate trend rate for health care costs............    5.00%     5.00%      5.50%

       --------------------------------
      (1) The initial trend rate for health care costs declines by 1 percent per year to 5 percent for years after the year 2001.

A 1 percent increase in the assumed trend rate for health care costs would have increased the cost of 1996 post-retirement health care benefits by $4 million and the accumulated benefit obligation by $48 million as of December 31, 1996.

As of December 31, the status of the Company's obligations for post-retirement health care and life insurance benefit plans, and employee disability benefit plans was:

                                                                         1996      1995
                                                                        ------    ------
        ACCUMULATED BENEFIT OBLIGATION:
          Retirees...................................................   $  938    $1,006
          Eligible active employees..................................       60        52
          Other active employees.....................................      251       213
                                                                        ------    ------
        TOTAL........................................................   $1,249    $1,271
          Unrecognized benefits from prior service...................       27        34
          Unrecognized subsequent net loss...........................      (28)      (81)
                                                                        ------    ------
        ACCRUED LIABILITY............................................   $1,248    $1,224
                                                                        ======    ======

The assumptions used to compute the accumulated benefit obligation of the principal plans were changed as of December 31, 1996. That resulted in a decrease of approximately $28 million in the obligation.

Chemicals' portion of this liability was approximately $671 million and $696 million, as of December 31, 1996 and 1995, respectively.

Following the Spinoff, Chemicals is expected to retain the obligations for post-retirement benefits for approximately two-thirds of retired U.S. employees of the Company. Consequently, future post-retirement costs for Chemicals after the Spinoff are likely to be different and are likely to increase when compared to historical amounts. Separate actuarial calculations will be performed as of the date of the Spinoff.

11. EMPLOYEE SAVINGS PLANS

For some employee savings plans, employee contributions are matched in part by the Company. Chemicals' employees participate in these plans. The value of these contributions for Chemicals in each of 1996, 1995 and 1994 was approximately $11 million.

The information that follows relates to the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP held 18.6 million shares of the Company's common stock as of December 31, 1996. The ESOP acquired shares by using proceeds from the issuance of long-term notes and debentures that are guaranteed by the Company and from a $50 million loan from the Company. A portion of the ESOP shares is allocated each year to employee savings accounts as matching contributions. In 1996, 752,515 shares were allocated to participants under the plan, leaving 12,623,080 unallocated shares as of December 31, 1996. Compensation expense is equal to the cost of the shares allocated to participants, less dividends paid on the shares held by the

ESOP. Dividends on the common stock owned by the ESOP are being used to repay the ESOP borrowings, which totaled $180 million as of December 31, 1996.

                                                                       1996    1995    1994
                                                                       ----    ----    ----
        Total ESOP expense..........................................   $17     $26     $29
        Interest portion of total ESOP expense......................    14      16      17
        Cash contribution...........................................    16      18      19
        Dividends paid on ESOP shares held..........................    11      10       9

12. STOCK OPTION PLANS

The Company has two fixed option plans in which Chemicals' employees participated. Under the Management Incentive Plan of 1996, the Company may grant options to key officers and management employees for up to 46,250,000 shares of common stock. Under this plan, the exercise price of each option equals not less than the fair market value of the Company's stock on the date of grant, and an option's maximum term is 10 years. Options are granted at the discretion of the Company's board of directors' Executive Compensation and Development Committee or its delegate. Options generally vest upon the earlier of the achievement of business performance targets or upon the ninth anniversary of the option grant date. Options granted to senior management vest upon the attainment of pre-established prices within specified time periods. Under the Company's Shared Success Stock Option Plan, the majority of regular full-time and regular part-time employees of the Company have been granted options on 200 shares of common stock. The maximum number of shares for which stock options may be granted under this plan totals 13,500,000. Approximately 5,246,200 options, which vest in April 1999, were outstanding under this plan as of December 31, 1996. Under this plan, the exercise price of each option is determined by the committee administering the plan and generally equals the market price of the Company's stock on the date of grant. An option's maximum term is 10 years.

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by the standard, the Company has elected to continue following the guidance of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," for measurement and recognition of stock-based transactions with employees. Accordingly, no compensation cost has been recognized for the Company's option plans. Had the determination of compensation cost for these plans been based on the fair value at the grant dates for awards under these plans, consistent with the method of SFAS No. 123, Chemicals' net income would have been reduced to the pro forma amounts indicated below:

                                                                            1996    1995
                                                                            ----    ----
        Net income:
          As reported.....................................................  $32     $147
          Pro forma.......................................................   18      144

The resulting compensation expense may not be representative of compensation expense to be incurred on a pro forma basis in future years.

The fair value of each option grant is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for grants in 1996 and 1995:

                                                                            1996    1995
                                                                            ----    ----
        Expected dividend yield...........................................   1.5%    3.0%
        Expected volatility...............................................  25.0%   20.0%
        Risk-free interest rates..........................................   6.0%    7.1%
        Expected option lives (years).....................................   4.0     4.5

The weighted-average fair values of options granted during 1996 and 1995 were $6.43 and $3.99, respectively.

Options to purchase Company common stock under the above plans will be converted into either options to purchase Chemicals common stock, adjusted options to purchase Company common stock or a combination of both. The total value of the options prior to the conversion will be equal to the combined value of the resulting options at the date of the Spinoff.

13. COMMITMENTS AND CONTINGENCIES

Commitments, principally in connection with uncompleted additions to property, were approximately $37 million as of December 31, 1996. The Company was contingently liable as a guarantor for bank loans and for discounted customers' receivables relating to Chemicals totaling approximately $16 million and $7 million as of December 31, 1996 and 1995, respectively. Future minimum payments under noncancelable operating leases and unconditional purchase obligations are $23 million for 1997, $48 million for 1998, $15 million for 1999, $5 million for 2000, $3 million for 2001, and $3 million thereafter.

Chemicals has entered into agreements with customers to supply a guaranteed quantity of certain products annually at prices specified in the agreements. In return, the customers have advanced funds to Chemicals to cover the costs of expanding capacity to provide the guaranteed supply. Chemicals has recorded the advances as deferred credits and amortizes the amounts to income as the customers purchase the products. At December 31, 1996, the unamortized deferred credits were approximately $68 million.

The more significant concentrations in Chemicals' trade receivables at year-end were:

                                                                           1996    1995
                                                                           ----    ----
        U.S. chemical industry...........................................  $129    $182
        U.S. carpet industry.............................................    79      74
        European chemical industry.......................................    36      55

Management does not anticipate losses on its trade receivables in excess of established allowances.

Chemicals' Statement of Combined Financial Position included accrued liabilities of $150 million and $184 million as of December 31, 1996 and 1995, respectively, for the remediation of identified waste disposal sites. Expenditures related to remediation activities were $59 million in 1996, $68 million in 1995, and $58 million in 1994.

Chemicals' future remediation expenses for waste disposal sites are affected by a number of uncertainties, including, but not limited to, the method and extent of remediation, the percentage of material attributable to Chemicals at the sites relative to that attributable to other parties, and the financial capabilities of the other potentially responsible parties. Because of the uncertainties associated with remediation activities, Chemicals' potential future expenses to remediate these sites could approximate an additional $60 million beyond amounts already accrued.

Post-closure and remediation costs for hazardous and other waste facilities are accrued over the estimated life of the facility as part of its anticipated closure cost. Chemicals' estimated closure costs for these facilities could reach approximately $70 million (beyond amounts already accrued) based upon existing technology and currently available information. Uncertainties related to these costs include evolving government standards, the method and extent of remediation, and future changes in technology.

Although the ultimate costs and results of remediation of contaminated sites cannot be predicted with certainty, they are not expected to result in a material adverse change in Chemicals' liquidity or financial position as reflected in Chemicals' historical financial statements, but they could have a material adverse effect on profitability in a given period.

In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities," which is effective for Chemicals' in 1997. SOP 96-1 establishes authoritative guidance regarding the recognition, measurement and disclosure of environmental remediation liabilities. The preliminary estimate of the 1997 charges resulting from the adoption of this statement is in the range of $15 million to $20 million after tax.

The Company is a party to a number of lawsuits and claims relating to Chemicals, for which Chemicals will assume responsibility in the Spinoff and which Chemicals intends to defend vigorously. Such matters arise out of the normal course of business and relate to product liability, government regulation, including environmental issues, and other issues. Certain of the lawsuits and claims seek damages in very large amounts. Although the results of litigation cannot be predicted with certainty, management's belief, based upon the advice of Chemicals' counsel, is that the final outcome of such litigation will not have a material adverse effect on Chemicals' combined financial position, profitability or liquidity in any one year, as applicable.

14. SUPPLEMENTAL DATA

Supplemental income statement data were:

                                                                  1996      1995      1994
                                                                 ------    ------    ------
        Raw material and energy costs.........................   $1,059    $  929    $1,196
        Employee compensation and benefits....................      715       794       831
        Current income and other taxes........................      134       152       207
        Rent expense..........................................       29        31        34
        Technological expenses:
          Research and development............................       81        77        76
          Engineering, commercial development and patent......        7        18        23
                                                                 ------    ------    ------
        Total technological expenses..........................       88        95        99
        Interest expense:
          Total interest cost.................................       41        42        35
          Less capitalized interest...........................       (5)       (6)       (6)
                                                                 ------    ------    ------
        NET INTEREST EXPENSE..................................       36        36        29
        Currency losses including equity in affiliates'
          currency gains and losses...........................        2         3         6

15. SEGMENT AND GEOGRAPHIC DATA

Chemicals is engaged in one industry segment - the production and marketing of a range of high-performance chemical-based materials. Its products include a range of performance materials, including nylon and acrylic fibers, Saflex(R) plastic interlayer, phosphorus derivatives, and other specialty chemicals. The markets served include automotive, housing, electronics and food. Chemicals is a 50-50 partner in two key joint ventures, Flexsys, the rubber chemicals joint venture, and the AES joint venture. Geographic data for Chemicals follows:

                                        EUROPE-    ASIA-              LATIN    ELIMINATIONS-   COMBINED
                                 US     AFRICA    PACIFIC   CANADA   AMERICA     CORPORATE      TOTAL
                               ------   -------   -------   ------   -------   -------------   --------
        NET SALES
          1996...............  $2,355    $ 415     $  67     $ 74     $  66           --        $2,977
          1995...............   2,238      477        96       88        65           --         2,964
          1994...............   2,288      515       121       96        77           --         3,097
        OPERATING INCOME
          1996...............  $   19    $  28     $   2     $ (2)      (15)       $   1        $   33
          1995...............     237       40       (26)       2         6           (1)          258
          1994...............     173       76        (5)       6         7           (1)          256
        IDENTIFIABLE ASSETS
          1996...............  $1,697    $ 303     $  33     $ 27     $  65        $ 358        $2,483
          1995...............   1,542      383        59       49        93          336         2,462
          1994...............   1,389      671       128       52        83          112         2,435

The data above are prepared on an "entity basis," which means that net sales, operating income and identifiable assets of each legal entity are assigned to the geographic area where that legal entity is located. For example, a sale from the United States to Latin America is reported as a U.S. export sale. Interarea sales, which are sales between Chemicals locations in different world areas, were made on a market price basis.

Interarea sales have been excluded from the above table based upon the world area shipped from and were:

                                        EUROPE-     ASIA-                LATIN     ELIMINATIONS-
                                US      AFRICA     PACIFIC    CANADA    AMERICA      CORPORATE      TOTAL
                              ------    -------    -------    ------    -------    -------------    ------
        1996................  $  204     $  31      $   8      $ 20       $ 2          $(265)       $ --
        1995................     218        44         21        19         2           (304)         --
        1994................     209        86          5        20         1           (321)         --

The operating income reported for the individual geographic areas does not include the income recognized in other areas, principally the United States, on the interarea sales. Direct export sales from the United States to third-party customers outside the United States were $345 million for 1996, $331 million for 1995 and $274 million for 1994.

Sales and operating income for the geographic segments do not include financial results from joint venture companies in which Chemicals does not have management control. Chemicals' share of the income or loss of these companies is reflected in "Other income (expense) -- net" in the Statement of Combined Income. Chemicals' share of the unconsolidated net sales and income or loss of these companies for 1996 follows:

                                                                        CHEMICALS' SHARE
                                                                        ----------------
                                                                         NET      INCOME
                                                                        SALES     (LOSS)
                                                                        -----     ------
        United States.................................................  $ 126      $ 14
        Europe-Africa.................................................    268        (1)
        Asia-Pacific..................................................     25        --
        Latin America.................................................     26        --

Geographic area operating income was affected by the 1996, 1995 and 1994 restructuring and other unusual items as follows -- income (expense):

                                                                    1996     1995    1994
                                                                    -----    ----    ----
        United States............................................   $(187)   $(13)   $(50)
        Europe-Africa............................................     (36)     --      15
        Asia-Pacific.............................................      (2)    (33)     (2)
        Canada...................................................      (4)     --      --
        Latin America............................................     (19)     --       3
                                                                    -----    ----    ----
          Total..................................................   $(248)   $(46)   $(34)
                                                                    =====    ====    ====

16. QUARTERLY DATA -- UNAUDITED

                                                    FIRST     SECOND      THIRD     FOURTH     TOTAL
                                                   QUARTER    QUARTER    QUARTER    QUARTER     YEAR
                                                   -------    -------    -------    -------    ------
        Net Sales.......................   1996     $ 705      $ 749      $ 753      $ 770     $2,977
                                           1995       802        756        705        701      2,964
        Gross Profit....................   1996       160        175        200        117        652
                                           1995       189        183        165        184        721
        Operating Income (Loss).........   1996        56         62         96       (181)        33
                                           1995        85         71         73         29        258
        Net Income (Loss)...............   1996        36         47         61       (112)        32
                                           1995        53         41         41         12        147

Net income for the fourth quarter of 1996 included an aftertax charge of $164 million for restructuring actions.

Net income in the first quarter of 1995 included an aftertax gain of $23 million for insurance-related settlement payments and an aftertax charge of $25 million for integration costs related to the formation of the Flexsys joint venture.

In the third quarter of 1995, net income included an aftertax gain of $32 million for the receipt of settlement payments related to environmental insurance litigation, and an aftertax charge of $25 million for the settlement of a lawsuit related to a Superfund site in La Marque, Texas.

Net income for the fourth quarter of 1995 included an aftertax charge of $57 million for restructuring actions.

                                CHEMICALS SPINCO

                          STATEMENT OF COMBINED INCOME
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                               THREE MONTHS
                                                                              ENDED MARCH 31,
                                                                              ---------------
                                                                              1997       1996
                                                                              ----       ----
NET SALES...................................................................  $719       $705
Cost of goods sold..........................................................   543        545
                                                                              ----       ----
GROSS PROFIT................................................................   176        160
Marketing expenses..........................................................    36         40
Administrative expenses.....................................................    27         42
Technological expenses......................................................    18         22
                                                                              ----       ----
OPERATING INCOME............................................................    95         56
Interest expense............................................................    (9)        (8)
Other income (expense) -- net...............................................    13          5
                                                                              ----       ----
INCOME BEFORE INCOME TAXES..................................................    99         53
Income taxes................................................................    34         17
                                                                              ----       ----
NET INCOME..................................................................  $ 65       $ 36
                                                                              ====       ====

              See Notes to Interim Combined Financial Statements.

                                CHEMICALS SPINCO

                    STATEMENT OF COMBINED FINANCIAL POSITION
                                 (IN MILLIONS)

                                                                       MARCH 31,      DECEMBER 31,
                                                                         1997             1996
                                                                       ---------      ------------
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
Trade receivables, net of allowances of $5 in 1997 and $7 in 1996...    $   430          $  412
Miscellaneous receivables and prepaid expenses......................         73              80
Deferred income tax benefit.........................................        106             108
Inventories.........................................................        321             291
                                                                         ------          ------
TOTAL CURRENT ASSETS................................................        930             891
PROPERTY, PLANT AND EQUIPMENT:
Land................................................................         18              18
Buildings...........................................................        358             367
Machinery and equipment.............................................      2,609           2,622
Construction in progress............................................        148             121
                                                                         ------          ------
Total property, plant and equipment.................................      3,133           3,128
Less accumulated depreciation.......................................      2,227           2,217
                                                                         ------          ------
NET PROPERTY, PLANT AND EQUIPMENT...................................        906             911
INVESTMENTS IN AFFILIATES...........................................        378             366
LONG-TERM DEFERRED INCOME TAX BENEFIT...............................        190             194
OTHER ASSETS........................................................        128             121
                                                                         ------          ------
TOTAL ASSETS........................................................    $ 2,532          $2,483
                                                                         ======          ======

LIABILITIES AND MONSANTO COMPANY EQUITY
CURRENT LIABILITIES:
Accounts payable....................................................    $   212          $  223
Wages and benefits..................................................         72             156
Restructuring reserves..............................................         82              79
Miscellaneous accruals..............................................        280             312
                                                                         ------          ------
TOTAL CURRENT LIABILITIES...........................................        646             770
POSTRETIREMENT LIABILITIES..........................................        628             634
OTHER LIABILITIES...................................................        407             423
MONSANTO COMPANY EQUITY.............................................        851             656
                                                                         ------          ------
TOTAL LIABILITIES AND MONSANTO COMPANY EQUITY.......................    $ 2,532          $2,483
                                                                         ======          ======

              See Notes to Interim Combined Financial Statements.

                                CHEMICALS SPINCO

                        STATEMENT OF COMBINED CASH FLOW
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                                THREE MONTHS
                                                                                   ENDED
                                                                                 MARCH 31,
                                                                               --------------
                                                                               1997      1996
                                                                               -----     ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES:
Net income...................................................................  $  65       36
Adjustments to reconcile to Cash Provided by Operations:
  Items that did not use (provide) cash:
     Deferred income taxes...................................................      6       33
     Depreciation and amortization...........................................     45       44
     Other...................................................................    (12)      (2)
  Working capital changes that provided (used) cash:
     Accounts receivable.....................................................    (18)     (61)
     Inventories.............................................................    (30)      (8)
     Accounts payable and accrued liabilities................................   (124)     (47)
     Other...................................................................      7        6
  Other items................................................................    (41)     (49)
                                                                               -----     ----
TOTAL CASH USED IN OPERATIONS................................................   (102)     (48)
INVESTING ACTIVITIES:
Property, plant and equipment purchases......................................    (38)     (45)
Acquisition and investment payments..........................................     --       (2)
                                                                               -----     ----
CASH USED IN INVESTING ACTIVITIES............................................    (38)     (47)
                                                                               -----     ----
FINANCING ACTIVITIES:
Net transactions with Monsanto Company.......................................    140       95
                                                                               -----     ----
CASH PROVIDED BY FINANCING ACTIVITIES........................................    140       95
                                                                               -----     ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............................     --       --
CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR............................................................     --       --
                                                                               -----     ----
END OF YEAR..................................................................  $  --     $ --
                                                                               =====     ====

              See Notes to Interim Combined Financial Statements.

                                CHEMICALS SPINCO

                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1. BASIS OF PRESENTATION AND SUBSEQUENT EVENT

  Basis of Presentation

The accompanying unaudited financial statements have been prepared on a basis which reflects the historical financial statements of Chemicals SpinCo ("Chemicals") assuming that the operations of Monsanto Company (the "Company") expected to be contributed to Chemicals prior to the spinoff of Chemicals to the Company's stockholders (the "Spinoff") were organized as a separate legal entity, owning certain net assets of the Company.

These financial statements should be read in conjunction with the Basis of Presentation and Significant Accounting Policies as set forth in Notes 1 and 2, respectively, to the Combined Financial Statements of Chemicals as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

The accompanying unaudited interim combined financial statements reflect all adjustments which in the opinion of management are necessary to present fairly the financial position, results of operations and cash flows for the interim periods reported. Such adjustments, other than the adjustment described in Note 2 below, are of a normal, recurring nature. The results of operations for the three-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

  Subsequent Event

On July 10, 1997, management approved the asset and liability allocation which set forth the assets to be contributed to Chemicals and the liabilities to be assumed by Chemicals in connection with the Spinoff. Included in those assets and liabilities are the following material items which have not been included in the accompanying Statements of Combined Financial Position: a joint venture interest in the Company's elemental phosphorus business, cash of $75 million, debt of $1.03 billion, accrued net pension liability for the U.S. defined benefit pension plans, and additional obligations for healthcare and other postretirement benefits. The following unaudited pro forma amounts give effect to those items, as well as certain other items, as set forth in the unaudited pro forma condensed financial statements included in the Proxy Statement for the Monsanto Company Special Meeting of Stockholders to be held on August 18, 1997. The following unaudited pro forma amounts are presented as if the Spinoff had occurred on March 31, 1997 and December 31, 1996, with respect to the unaudited pro forma condensed Statements of Combined Financial Position amounts and as of January 1, 1997 and 1996 with respect to the unaudited pro forma condensed Statement of Combined Income amounts for the three months ended March 31, 1997 and for the year ended December 31, 1996, respectively.

Unaudited pro forma condensed Statements of Combined Financial Position as of March 31, 1997 and December 31, 1996:

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1996
                                                                   ---------     ------------
    Total Assets.................................................   $ 2,717         $2,660
    Long-term debt...............................................     1,030          1,030
    Post-retirement liabilities..................................       890            876
    Monsanto Company (deficit)...................................      (283)          (440)
    Total Liabilities and Monsanto Company Deficit...............     2,717          2,660

Unaudited pro forma Statements of Combined Income for the three months ended March 31, 1997 and the year ended December 31, 1996:

                                                                 THREE MONTHS
                                                                    ENDED          YEAR ENDED
                                                                  MARCH 31,       DECEMBER 31,
                                                                     1997             1996
                                                                 ------------     ------------
    Income Before Income Taxes.................................     $   80           $   16
    Net Income.................................................         53               21
    Earnings per Share.........................................     $ 0.44           $ 0.18

The effect of the employee benefits and compensation allocation is an increase in the retiree medical and pensions costs allocation of $17 million for the year ended December 31, 1996 in excess of the amounts allocated to Chemicals in Chemicals' historical financial statements.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transactions actually occurred on the dates assumed, nor is it necessarily indicative of the future combined results of operations.

2.  ACCOUNTING CHANGE

Effective January 1, 1997, Chemicals adopted the American Institute of Certified Public Accountants' Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 establishes authoritative guidance regarding the recognition, measurement and disclosure of environmental remediation liabilities. The primary change in Chemicals' accounting principles associated with the adoption of this SOP was an acceleration of the recognition of certain environmental remediation liabilities at operating facilities. As a result, Chemicals recorded an aftertax charge of $6 million in the first quarter of 1997. Additional aftertax charges in the range of $9 million to $14 million are anticipated in 1997 as the criteria for recording these liabilities are met.

3.  INVENTORIES

The components of inventories as of March 31, 1997 and December 31, 1996 were as follows:

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997            1996
                                                               ---------     ------------
        Finished goods.......................................    $ 271          $  258
        Goods in process.....................................       56              47
        Raw materials and supplies...........................      139             126
                                                               ---------     ------------
        Inventories, at FIFO cost............................      466             431
        Excess of FIFO over LIFO cost........................     (145)           (140)
                                                               ---------     ------------
        TOTAL................................................    $ 321          $  291
                                                               =======       ==========

4.  INTERCOMPANY TRANSACTIONS

Included in the Statement of Combined Income are sales to the Company of $20 million and $13 million in both 1997 and 1996, respectively. Such sales are made at the Company's established transfer prices. In addition, the Company provided certain general and administrative services to Chemicals. The cost of these services, also included in such statement are $12 million and $17 million in 1997 and 1996, respectively. Interest expense charged to Chemicals represents an allocation from the Company of its total interest expense. The allocated interest expense to Chemicals was $9 million and $8 million in 1997 and 1996, respectively.

5.  MONSANTO COMPANY EQUITY

The following is an analysis of the Company's investment in Chemicals:

                                                                                1997
                                                                                ----
        Balance at beginning of period........................................  $656
        Net income............................................................    65
        Foreign currency translation adjustment...............................   (10)
        Net transactions with Monsanto Company................................   140
                                                                                ----
        Balance at end of period..............................................  $851
                                                                                ====

6.  COMMITMENTS AND CONTINGENCIES

Chemicals' Statement of Combined Financial Position included accrued liabilities of $154 million and $150 million as of March 31, 1997 and December 31, 1996, respectively, for the remediation of identified waste disposal sites. Although the ultimate costs and results of remediation of contaminated sites cannot be predicted with certainty, they are not expected to result in a material adverse change in Chemicals' liquidity or financial position as reflected in Chemicals' historical financial statements, but they could have a material adverse effect on profitability in any given period.

The Company is a party to a number of lawsuits and claims relating to Chemicals, for which Chemicals will assume responsibility in the Spinoff and, which Chemicals intends to defend vigorously. Such matters arise out of the normal course of business and relate to product liability, government regulation, including environmental issues, and other issues. Certain of the lawsuits and claims seek damages in very large amounts. Although the results of litigation cannot be predicted with certainty, management's belief, based upon the advice of Chemicals' counsel, is that the final outcome of such litigation will not have a material adverse effect on Chemicals' combined financial position, profitability or liquidity in any one year, as applicable.

                                                                         ANNEX A

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                                MONSANTO COMPANY
                     RESTATED CERTIFICATE OF INCORPORATION

Monsanto Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article IV thereof to read as follows:

                           ARTICLE IV: CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,010,000,000 shares, to be divided into two classes consisting of (a) ten million (10,000,000) shares of preferred stock without par value (hereinafter designated "Preferred Stock"), and (b) one billion (1,000,000,000) shares of common stock of a par value of $2 per share (hereinafter designated "Common Stock").

FURTHER RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by amending and restating Article VIII thereof to read as follows:

                            ARTICLE VIII: DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the whole Board shall be not less than 5 nor more than 20. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution of a majority of the whole Board.

The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall have a term expiring at the annual meeting of stockholders to be held in 1998, another class shall have a term expiring at the annual meeting of stockholders to be held in 1999, and another class shall have a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Directors need not be stockholders.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII. For purposes of the Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

FURTHER RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by amending Article X by replacing the second sentence thereof with the following:

     To make, alter or repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal the By-Laws; provided, however, that with respect to the powers of the stockholders to adopt, amend and repeal the By-Laws, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the preceding sentence.

FURTHER RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by further amending Article X by deleting the phrase "or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding" from the third paragraph thereof.

FURTHER RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by renumbering Article XI thereof as Article XII and adopting a new Article XI to read as follows:

                       ARTICLE XI: ACTION BY STOCKHOLDERS

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XI.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Monsanto Company has caused this certificate to be
signed by             , its authorized officer, this      day of             ,
1997.

                                          By:

                                          Title:

                                     PROXY

                                    MONSANTO
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                SPECIAL MEETING
      K BUILDING, MONSANTO WORLD HEADQUARTERS, 800 N. LINDBERGH BOULEVARD,
                              ST. LOUIS, MISSOURI
                          10:00 A.M., AUGUST 18, 1997

The undersigned hereby appoints Robert B. Shapiro, Nicholas L. Reding and R. William Ide III, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Monsanto Company which the undersigned is entitled to vote at the Special Meeting of Stockholders, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

    Election of Directors to the terms listed below (See Reverse). Nominees:
    For term expiring 1999: Robert B. Shapiro, Robert M. Heyssel, Philip Leder,
                            Jacobus F.M. Peters
    For term expiring 2000: Michael Kantor, Gwendolyn S. King, John S. Reed

                 PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                  NO POSTAGE REQUIRED IF MAILED IN THE U.S.A.

                         (Please sign on reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" items, 1, 2, 3 and 4.
--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS, 1, 2, 3 AND 4.
--------------------------------------------------------------------------------

                    FOR  AGAINST  WITHHELD                       FOR  AGAINST  ABSTAIN                        FOR  AGAINST  ABSTAIN
1. Approval of      [ ]    [ ]       [ ]    2. Approval of       [ ]    [ ]       [ ]    4. Approval of the   [ ]    [ ]       [ ]
   the Spinoff                                 amendments to                                amendment of
   of Chemicals                                Monsanto                                     the Monsanto
   SpinCo.                                     Company's                                    Management
                                               Restated Certi-                              Incentive Plan
                                               ficate of                                    of 1996.
                                               Incorporation
                                                                 FOR    WITHHELD
                                            3. Election of       [ ]       [ ]
                                               Directors to
                                               terms cited on
                                               reverse.


            For, except vote withheld from the following nominee(s):

            -------------------------------------------------------

                               Please sign your name or names exactly as printed hereon. When shares are held by joint tenants, both should sign. Trustees and other fiduciaries should so indicate when signing.

                               -------------------------------------------------

                               -------------------------------------------------
                               SIGNATURE(S)                           DATE

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                     IMPORTANT: PLEASE MARK, SIGN, AND DATE
               YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                     IF YOU WILL BE ATTENDING THE MEETING,
                       PLEASE BRING THE ADMISSION TICKET
                        ENCLOSED IN THE PROXY STATEMENT

                                      MONSANTO
TO PARTICIPANTS IN: SAVINGS AND INVESTMENT PLAN (SIP) AND
                    PAYROLL RELATED EMPLOYEE STOCK OWNERSHIP PLAN

Participants may instruct the Trustee as to the manner in which Monsanto stock held for their accounts and entitled to vote shall be voted at Stockholders' meetings. The enclosed Notice of Special Meeting of Stockholders and Proxy Statement for Monsanto Company's Special Meeting are being provided to you by the Trustee. If you desire to instruct the Trustee in the voting of your plan shares, you should fill in the reverse side of the voting form, date, sign and return this form in the enclosed envelope. No postage is required if mailed in the U.S.A. The shares will be voted at the Special Meeting to be held at K Building, Monsanto World Headquarters, 800 N. Lindbergh Boulevard, St. Louis, Missouri, on August 18, 1997 at 10:00 a.m. or at any adjournment thereof.

        Election of directors to the terms listed below (See Reverse). Nominees:
        For term expiring 1999:  Robert B. Shapiro, Robert M. Heyssel, Philip
                                 Leder, Jacobus F.M. Peters
        For term expiring 2000:  Michael Kantor, Gwendolyn S. King, John S. Reed

THE TRUSTEE MUST RECEIVE THIS FORM ON OR PRIOR TO AUGUST 12, 1997. THE TRUSTEE WILL VOTE YOUR SHARES AS YOU DIRECT ONLY IF THE SIGNED FORM IS RECEIVED ON OR PRIOR TO AUGUST 12, 1997, AND YOU HAVE SPECIFIED YOUR DIRECTIONS HEREIN. OTHERWISE, THE TRUSTEE WILL VOTE YOUR SIP SHARES IN PROPORTION TO THE VOTES OF THE OTHER SIP PARTICIPANTS.

                            (PLEASE SIGN ON REVERSE SIDE)


-----------------------------------------------------------------------------
                                FOLD AND DETACH HERE

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE

     The proxy for which your instructions are requested is solicited on behalf of the Company's Board of Directors.
--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4,
                      AND TO "GRANT AUTHORITY" FOR ITEM 5.
--------------------------------------------------------------------------------

                    FOR  AGAINST   ABSTAIN                       FOR  AGAINST   ABSTAIN                       FOR  AGAINST   ABSTAIN
1. Approval of      [ ]    [ ]       [ ]    2. Approval of       [ ]    [ ]       [ ]    4. Approval of the   [ ]    [ ]       [ ]
   the Spinoff                                 amendments to                                amendment of
   of Chemicals                                Monsanto                                     the Monsanto
   SpinCo.                                     Company's                                    Management
                                               Restated Certi-                              Incentive Plan
                                               ficate of                                    of 1996.
                                               Incorporation.
                                                                 FOR           WITHHELD
                                            3. Election of       [ ]              [ ]
                                               Directors to
                                               terms listed
                                               on reverse.

-------------------------------------------

                                                                                            THE BOARD OF DIRECTORS RECOMMENDS A
                                                                                            VOTE TO "GRANT AUTHORITY" FOR ITEM 5.

                                                                                         5. In this Trustee's discretion upon such
                                                                                            other matters as may properly come
                                                                                            before the meeting.

                                                                                                  GRANT             WITHHOLD
                                                                                                AUTHORITY           AUTHORITY
                                                                                                   [ ]                 [ ]


            For, except vote withheld from the following nominee(s):

            -------------------------------------------------------

                               Please sign your name exactly as printed hereon.






                               -------------------------------------------------
                               SIGNATURE                              DATE

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                     IMPORTANT: PLEASE MARK, SIGN, AND DATE
               YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                     IF YOU WILL BE ATTENDING THE MEETING,
                       PLEASE BRING THE ADMISSION TICKET
                        ENCLOSED IN THE PROXY STATEMENT

                                                        Monsanto Letterhead Logo

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 18, 1997

To Our Stockholders:

A Special Meeting of Stockholders of Monsanto Company (the "Company") will be held on Monday, August 18, 1997, in K Building at the Company's World Headquarters, 800 N. Lindbergh Boulevard, St. Louis, Missouri, at 10:00 a.m., Central Time (the "Special Meeting"), for the following purposes:

     (1) to consider and vote on a proposal to approve the spinoff of the Company's chemicals business;

     (2) to consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation as described in the attached Proxy Statement;

     (3) to elect the Company's directors named in the accompanying Proxy Statement to classified terms, subject to approval of the proposal to amend the Company's Restated Certificate of Incorporation; and

     (4) to consider and vote upon a proposal to amend the Monsanto Management Incentive Plan of 1996 to increase the maximum number of shares of the Company's common stock available for grants by 19,000,000 shares to 65,250,000 shares.

The record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment is June 27, 1997. No business other than the proposals described in this notice will be considered at the Special Meeting or any adjournment.

The Board of Directors unanimously recommends that stockholders vote to approve the four proposals listed above, which are described in detail in the accompanying Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED STAMPED ENVELOPE. If you plan to attend the special meeting, you must present your admission ticket at the door. Your admission ticket and directions to the special meeting are in this proxy statement on the following page. This proxy statement is being mailed to our stockholders beginning on or about July 14, 1997.

                                          Signature
                                          R. William Ide, III
                                          Secretary

St. Louis, Missouri
July 14, 1997

 THIS PROXY MATERIAL IS SENT TO YOU FOR YOUR INFORMATION AS THE HOLDER OF A MONSANTO STOCK OPTION OR AS A PARTICIPANT IN THE MONSANTO EMPLOYEE STOCK PURCHASE PLAN. YOU ARE NOT ENTITLED, HOWEVER, TO VOTE ANY OPTIONED SHARES OR SHARES UNDER CONTRACT. IF YOU WERE A RECORD HOLDER ON JUNE 27, 1997, AS THE RESULT OF YOUR HAVING EXERCISED YOUR OPTION OR COMPLETED YOUR PAYMENT FOR SHARES UNDER CONTRACT, YOU WILL RECEIVE A PROXY CARD FOR THOSE SHARES.